Exhibit 10.2

Execution Version

CONFIDENTIAL TREATMENT

[***] indicates that text has been omitted which is the subject of a confidential treatment request.

This text has been separately filed with the SEC.

WEBBANK

and

PROSPER MARKETPLACE, INC.

MARKETING AGREEMENT

Dated as of July 1, 2016

SCHEDULES AND EXHIBITS

SCHEDULE 1	Definitions
SCHEDULE 6	The Marketing Fee
SCHEDULE 7(b)(4)	Litigation
SCHEDULE 40	Minimum Obligations
EXHIBIT A	The Program Website
EXHIBIT B	Credit Policy
EXHIBIT C	Form of Application
EXHIBIT D	Loan Documentation
EXHIBIT E	Sample Funding Statement
EXHIBIT F	Insurance Requirements
EXHIBIT G	Program Compliance Manual
EXHIBIT H	Third-Party Service Contractors
EXHIBIT I	Bank Secrecy Act Policy

This MARKETING AGREEMENT (this “Agreement”), dated as of July 1, 2016, is made by and between WEBBANK, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah (“Bank”), and PROSPER MARKETPLACE, INC., a Delaware corporation, having its principal location in San Francisco, California (“Company”).

WHEREAS, Company is in the business of providing certain services necessary for the origination of consumer installment loans;

WHEREAS, Bank is in the business of originating various types of consumer loans, including installment loans;

WHEREAS, Bank and Company have entered into a Second Amended and Restated Loan Account Program Agreement, dated as of January 25, 2013, pursuant to which Bank has retained Company to identify consumers who qualify for the Bank’s consumer installment loans, to market such loan program and to provide an online interface and certain other operational services in support of such loan program (as amended from time to time, the “Existing Program Agreement”); and

WHEREAS, effective as of the date hereof, the Parties desire to amend and restate the terms of the Existing Program Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Company mutually agree as follows:

1.	Definitions; Effectiveness.
(a)	The terms used in this Agreement shall be defined as set forth in Schedule 1, and the rules of construction set forth in Schedule 1 shall apply to this Agreement.
(b)	This Agreement shall be effective as of August 1, 2016 (the “Effective Date”) and, as of the Effective Date, shall supersede and replace the Existing Program Agreement. This Agreement shall apply to all Loans originated by Bank during the term of this Agreement, beginning on the Effective Date. Loans originated on or after the Effective Date shall not be subject to the Existing Program Agreement.
(c)	All Loans originated by Bank prior to the Effective Date shall be governed by the terms of the Existing Program Agreement as in effect at the time that such Loans were originated, and shall not be subject to the terms of this Agreement.
(d)	This Agreement shall not operate so as to render invalid or improper any action heretofore taken under the Existing Program Agreement.
2.	Program Marketing and Services.
(a)	Bank hereby retains Company to serve as Bank’s marketing and operations vendor for the Program. As such, Company shall perform the following services for Bank and the Program:

(1)	Company shall promote and otherwise market the Program and the Loans at Company’s own cost. In performing such promotion and other marketing services, (A) Company may devote such monetary and other resources as it deems appropriate in its sole discretion; and (B) Company may use any form of media, provided that Company shall discontinue the use of any specific form of media or media channel if reasonably directed to do so by Bank. Company’s promotion and marketing efforts shall not be required to produce any minimum number of Loans or other benefits to the Program during the Term of this Agreement or any year, month, or other period under this Agreement. Company may refer to Bank and the Program in promotional and marketing materials, including marketing scripts, upon the condition that any references to Bank and/or the Program in any such materials (and any changes in such materials) must receive the prior written approval of Bank; provided, however, that Bank’s prior written approval shall not be required with respect to investor-oriented communications by Company to its existing customers unless such communications also contain any information (i) directed towards, or about, Borrowers or Applicants, or (ii) describing or otherwise about the application process, in which case Bank’s prior written approval of such communications shall be required. Bank may require a change in such materials upon written notice provided to Company to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns. Company shall ensure that all promotional and marketing materials for the Program shall be accurate and not misleading in all material respects. Company shall ensure that all promotional and marketing materials and strategies for the Program comply with Applicable Laws.
(2)	Company shall host and maintain the Program Website and provide customer support, regulatory compliance, administrative, and other operational services to support Bank’s origination of Loans and the Program generally. Company shall provide such services for the Program in a manner consistent with Company’s obligations specified in this Agreement and as the Parties may mutually agree in writing from time to time.
(b)	Bank acknowledges and agrees that (i) pursuant to Section 12 of this Agreement, Company is licensing to Bank valuable Proprietary Material of Company for use in the marketing and operation of the Program, which includes but is not limited to use of the Program Website; (ii) because the value of such Proprietary Material may be affected by Bank’s lending activities under the Program, Company requires Bank to perform and Bank hereby agrees to perform Bank’s lending activities under the Program with due regard to Company’s interests in such Proprietary Material and in close coordination with Company as specified hereafter in this Agreement; and (iii) the compensation to be paid by Bank to Company under this Agreement is in consideration of Company’s licensing of such Proprietary Material to Bank as well as Company’s marketing and operational services to Bank and the Program under this Agreement.
3.	Extension of Credit. Company acknowledges that its approval of an Application on Bank’s behalf creates a creditor-borrower relationship between Bank and Borrower which involves, among other things, the disbursement of Loan Proceeds. Nothing in this Agreement shall obligate Bank to extend credit to an Applicant or disburse Loan Proceeds if Bank determines, in its sole discretion, that doing so would be an unsafe or unsound banking practice or that such extension of credit would be in violation of the Credit Policy. Bank shall use reasonable commercial efforts to provide Company prior notice of a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence and, in all instances where Bank does not provide such prior notice, Bank shall provide Company prompt notice after making a decision not to extend credit to an Applicant or disburse Loan Proceeds in reliance on the preceding sentence.

4.	Consumer Documents and Credit Policy. The following documents, terms and procedures (“Consumer Finance Materials”) have been approved by Bank and will be used by Bank initially with respect to the Loans are attached to this Agreement: (i) the Program Website (screen shots of each page of the Program Website) as Exhibit A; (ii) Credit Policy as Exhibit B; (iii) form of Application, including disclosures required by Applicable Laws, as Exhibit C; and (iv) form of Loan Agreement, privacy policy and privacy notices, and all other Applicant and Borrower communications as Exhibit D. The Consumer Finance Materials shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Bank may change the Consumer Finance Materials upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws or necessitated by safety and soundness concerns, and Bank may change the Credit Policy in order to ensure that Loan pricing is consistent with prudent management of the expected return and loss exposure. The Parties acknowledge that each Loan Agreement and all other documents referring to the creditor for the Program shall identify Bank as the creditor for the Loans. Company shall ensure that the Consumer Finance Materials comply with Applicable Laws.
5.	Loan Processing, Origination, and Servicing.
(a)	On behalf of Bank, Company shall process Applications received from Applicants via the Program Website and other authorized channels (including retrieving credit reports) to determine whether the Applicant meets the eligibility criteria set forth in Bank’s Credit Policy and Bank’s “Know Your Customer” and anti-money laundering criteria (collectively, the “Bank Secrecy Act Policy”), which is attached hereto as Exhibit I, and which may be updated by Bank from time to time and such updates shall be effective upon notice to Company as set forth herein. Company shall respond to all inquiries from Applicants regarding the application process.
(b)	Company shall forward to Bank mutually agreed information including name, address, social security number, date of birth, and credit attributes regarding Applicants who meet the eligibility criteria set forth in the Credit Policy. Company shall have no discretion to override Bank’s Credit Policy with respect to any Applications.
(c)	Subject to the terms of this Agreement, Bank shall establish Loans with respect to Applicants who meet the eligibility criteria set forth in the Credit Policy.
(d)	Pursuant to procedures mutually agreed to by the Parties for the Program, Company shall deliver the Bank’s adverse action notices (in a form approved by Bank) to Applicants on who do not meet Bank’s Credit Policy criteria or are otherwise denied by Bank.
(e)	On behalf of Bank, Company shall deliver the Bank’s Program privacy notices (in a form approved by Bank) and Loan Agreements to Borrowers.
(f)	Company shall hold and maintain, as custodian for Bank, all documents of Bank pertaining to Loans. Company shall periodically provide to Bank copies of records required to be maintained under the Bank Secrecy Act Policy and such other documents regarding Loans as requested by Bank, at intervals mutually agreed to by the Parties or as required by Bank to comply with Applicable Laws or requests of a Regulatory Authority.

(g)	Pursuant to Section 16, as Bank reasonably requires and upon reasonable advance written notice to Company, Bank will periodically audit Company for compliance with the terms of this Section 5 and the Agreement as a whole, including compliance with the standards set forth herein for Loan origination.
(h)	Bank shall pay to Company the Marketing Fee, in consideration for Company’s marketing and other activities for the Program. The Marketing Fee for a Loan shall be paid by Bank to Company on the day that a Loan is funded as provided in Section 6(b). Bank shall transfer by wire transfer, or initiate a transfer by ACH or other mutually acceptable means, to an account designated by Company by no later than 4:00 PM Mountain Time the aggregate Marketing Fee set forth on the Funding Statement.
(i)	Company will take all actions necessary to effect and maintain Bank’s ownership interest in the Loans, until such Loans may be sold or transferred by Bank.
(j)	Company shall not create or suffer to exist (by operation of law or otherwise) any lien, encumbrance or security interest upon or with respect to any of the Loans, until such Loans may be sold or transferred by Bank. Company shall immediately notify Bank of the existence of any such lien, encumbrance or security interest and shall defend the right, title and interest in, to and under the Loans against all claims of third parties.
(k)	Company shall service and administer the Loans for as long as Bank owns the Loans; provided, that if a Loan is serviced by Company for Bank pursuant to the Servicing Agreement, then Company shall no longer be obligated to service such Loan under this Agreement. Such servicing shall include statementing (to the extent necessary), payment processing, collections, customer service, refunds and adjustments, customer disputes, and providing such other services as are ordinary and customary in the servicing of installment loans.
(1)	Company shall service the Loans owned by Bank using that degree of care, skill, prudence and attention that is (i) deemed commercially reasonable in the unsecured consumer loan servicing industry and (ii) no less than the degree of care, skill, prudence and attention that it uses in relation to its servicing and administration of unsecured consumer loans and related participations for the account of its Affiliates or its or their other customers, clients, assigns and transferees, exercising reasonable business judgment and with a view to the timely recovery of all payments of principal and interest or, in the case of a delinquent Loans, reasonable attempts to maximize the receipt of principal and interest on the Loan, without regard to (A) any relationship, including as facilitator (or, if Company engages in the business of lending, as lender) on any other debt, that Company or a Subcontractor, as the case may be, or any Affiliate thereof, may have with the related Borrower or (B) the right of Company or a Subcontractor, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction, and, in all cases in accordance with the terms of this Agreement, the accepted servicing practices agreed in writing between Company and Bank, and Applicable Laws.

(2)	All materials, documents, communication forms and templates, policies, and procedures relating to the relationship with the Borrower and that are used by Company to service the Loans owned by Bank (“Servicing Materials”) shall be subject to the review and approval of Bank. The Servicing Materials may be changed by Company, subject to the review and approval of Bank; provided, however, that Bank may change the Servicing Materials upon written notice provided to Company but without Company’s prior written consent, to the extent that Bank determines that such change is required by Applicable Laws or necessitated by safety and soundness concerns; provided, further, that Bank shall, to the extent reasonably practicable and permissible under Applicable Laws and safety and soundness concerns, provide at least thirty (30) days’ prior written notice of such change. Company shall ensure that all Servicing Materials shall comply with Applicable Laws. With respect to the materials, documents, communications forms and templates, policies, and procedures relating to the relationship with the Borrower and that are used by Company to service Loans that are not owned by Bank, Bank may review and supervise such matters, and may require changes to such matters if required by Applicable Laws or necessitated by safety and soundness concerns; provided, that Bank shall, to the extent reasonably practicable and permissible under Applicable Laws and safety and soundness concerns, provide at least thirty (30) days’ prior written notice of such change.
(3)	Upon request of Bank, Company shall deliver to Bank or to a custodian designated by Bank a copy of each Loan File via a secure method agreed by the Parties. Company shall provide Loan Files for new loans on a daily basis (excluding weekends and bank holidays), and reconciliation files to update Loan Files on a regular basis as agreed by the Parties.
(4)	As consideration for Company’s servicing the Loans subject to this Agreement, Bank shall be responsible for paying Company the Servicing Fee for each Loan subject to this Agreement. Payment of the Servicing Fee shall be effected solely through the determination of the Holding Period Interest Charge under the Asset Sale Agreement.
(l)	In consideration of the Marketing Fee, Company shall perform the obligations described in this Section 5 and deliver any customer communications to Applicants and Borrowers as necessary to carry on the Program, all at Company’s own cost and in accordance with Applicable Laws.
6.	Funding Loans.
(a)	In order to support the administration of the Program on behalf of Bank, Company shall provide a Funding Statement to Bank by e-mail or as otherwise mutually agreed by the Parties by 1:00 PM Mountain Time on each Funding Date. Each Funding Statement shall (i) identify those Applicants whose Applications have been reviewed by Company on the Bank’s behalf who satisfy the requirements of Bank’s Credit Policy for the Program, and (ii) provide the requested Funding Amount to be disbursed by Bank on such Funding Date, including instructions for the disbursement of Loan Proceeds to each Borrower and/or such Borrower’s designee, and (iii) provide the aggregate Marketing Fee with respect to the Loans requested for funding by Bank. Bank’s funding of any Applicant is at all times subject to Bank’s approval as set forth in Section 3. The Funding Statement shall be in the form of Exhibit E.

(b)	Subject to timely receipt of the Funding Statement, and receipt from Company of instructions for the disbursement of Loan Proceeds to each Borrower, Bank shall initiate the disbursement of Loan Proceeds to Borrowers and/or Borrower’s designees in accordance with the procedures determined by the Parties, by no later than 4:00 PM Mountain Time on each Funding Date.
(c)	To the extent that the aggregate principal balance of Loans held by Bank (or its Affiliates) would exceed the Program Threshold Amount following the funding of any Loan, Bank may elect not to fund such Loan. Company may request an increase in the Program Threshold Amount at any time by providing written notice to Bank, specifying the increased Program Threshold Amount requested and accompanied by information supporting Company’s conclusion that the proposed increased Program Threshold Amount is reasonably necessary to support the expected growth in Program volume. Bank shall approve or reject any such request within ten (10) Business Days, and shall use reasonable best efforts to provide its approval or rejection more quickly.
(d)	In addition to any other rights or remedies available to Bank under this Agreement or by law, Bank shall have the right to suspend payments of the Funding Amounts during the period commencing with the occurrence of any monetary default by Company or PFL, as applicable, under the Program Documents and ending when such condition has been cured, subject to the following:

(1)           if the monetary default is not material, Bank shall notify Company of such default, and Bank shall not suspend payments of Funding Amounts unless Company or PFL, as applicable, fails to cure such default within two (2) Business Days of receipt of such notice from Bank; and

(2)           if the monetary default is material, Bank may suspend payments of the Funding Amounts without giving Company or PFL, as applicable, an opportunity to cure. For purposes of the foregoing, the failure by Company or PFL, as applicable, to purchase any Assets under the Asset Sale Agreement, or Company’s or PFL’s breach of its indemnification obligations under the Program Documents, or Company’s or PFL’s failure to timely deposit money as required by Section (c) of Schedule 2 to the Asset Sale Agreement, or PFL’s failure to timely deposit loan collections as required by Section 3.03 of the Servicing Agreement, shall be deemed a material default of the Program Documents.

Notwithstanding Bank’s suspension rights under this Section, Bank may also exercise any right to terminate this Agreement as permitted herein.
7.	Representations and Warranties.
(a)	Bank hereby represents and warrants, as of the date hereof and as of the Effective Date, or covenants, as applicable, to Company that:
(1)	Bank is an FDIC-insured Utah-chartered industrial bank, duly organized, validly existing under the laws of the State of Utah and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a material breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;

(2)	All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or received from Borrowers and Applicants);
(3)	This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations of receivers and conservators under 12 U.S.C. §§ 1821 (d) and (e), which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(4)	There are no proceedings or investigations (other than those previously disclosed to Company by Bank in writing) pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Bank pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the performance by Bank of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (v) would have a materially adverse financial effect on Bank or its operations if resolved adversely to it;
(5)	Bank is not Insolvent;
(6)	The execution, delivery and performance of this Agreement by Bank comply with Utah and federal banking laws specifically applicable to Bank’s operations; provided that Bank makes no representation or warranty regarding compliance with Utah or federal banking laws relating to consumer protection, consumer lending, usury, loan collections, anti-money laundering, data security or privacy as they apply to the operation of the Program;
(7)	To the extent Bank receives non-public personally identifiable information from the Company or the Borrower, Bank will comply with all Applicable Laws related to the protection and retention of such information; and
(8)	The Proprietary Materials Bank licenses to Company pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Bank has the right to grant the licenses set forth in Section 12 below.
(b)	Company hereby represents and warrants, as of the date hereof and as of the Effective Date, or covenants, as applicable, to Bank that:

(1)	Company is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has full power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not in conflict with and do not violate the terms of the articles or bylaws of Company and will not result in a material breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which Company is a party;
(2)	All approvals, authorizations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by Company, have been obtained;
(3)	This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect, which may affect the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);
(4)	There are no proceedings or investigations pending or, to the best knowledge of Company, threatened against Company (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by Company pursuant to this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Company, would materially and adversely affect the performance by Company of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, or (v) except as set forth on Schedule 7(b)(4), that would have a materially adverse financial effect on Company or its operations if resolved adversely to it;
(5)	Company is not Insolvent;
(6)	The execution, delivery and performance of this Agreement by Company, the Consumer Finance Materials, the Servicing Materials, and the promotional and marketing materials and strategies shall all comply with Applicable Laws;
(7)	The Proprietary Materials Company licenses to Bank pursuant to Section 12, and their use as contemplated by this Agreement, do not violate or infringe upon, or constitute an infringement or misappropriation of, any U.S. patent, copyright or U.S. trademark, service mark, trade name or trade secret of any person or entity and Company has the right to grant the license set forth in Section 12 below; and
(8)	Company shall comply with Title V of the Gramm-Leach-Bliley Act and the implementing regulations of the FDIC, including but not limited to applicable limits on the use, disclosure, storage, safeguarding and destruction of Applicant information, and shall maintain commercially reasonable data security and disaster recovery protections that at the least are consistent with industry standards for the consumer lending industry.

(c)	Company hereby represents and warrants to Bank as of each Funding Date that:
(1)	For each Loan and each disbursement of Loan Proceeds: (i) to the best of Company’s knowledge, all information in the related Application is true and correct, provided, however, that Company’s representation and warranty in this regard shall be subject to the following limitations, unless otherwise set forth in the Credit Policy: (A) Company does not verify the self-reported income, employment and occupation or other information provided by Applicants in listings, (B) each Applicant’s debt-to-income ratio is determined by Company from a combination of the Applicant’s self-reported income and information from the Applicant’s credit report and not otherwise verified by Company, (C) credit data that appears in Applications is taken directly from a credit report obtained on the Applicant from a credit reporting agency, without any review or verification by Company, (D) Company does not verify any statements by Applicants as to how Loan Proceeds are to be used and does not confirm after loan disbursement how Loan Proceeds were used, and (E) Applicants’ home ownership status is not verified by Company but is derived from the Applicant’s credit report, in that if the credit report reflects an active mortgage loan the Applicant is presumed to be a homeowner; (ii) the Loan is fully enforceable and all required disclosures to Borrowers have been delivered in compliance with Applicable Laws; (iii) the Loan Agreement and all other Loan documents are genuine and legally binding and enforceable, complete and accurate, conform to the requirements of the Program, were prepared in conformity with the Program Compliance Manual, and represent the entire agreement between Bank and Company (on the one hand) and Borrower (on the other hand); (iv) to the knowledge of the Company, the Applicant has legal capacity to enter into, execute and deliver the Loan Agreement; (v) the terms, covenants and conditions of the Loan have not been waived, altered, impaired, modified or amended in any respect; (vi) all necessary approvals required to be obtained by Company have been obtained; (vii) principal payments of, and interest payments on, the Loan are payable to Bank and its successors and assigns in legal tender of the United States, and are made by the applicable Borrower and not by Company or any of its affiliates; (viii) the Loan does not contain any provision pursuant to which monthly payments are paid by any source other than the Borrower or that may constitute a “buydown” provision, and the Loan is not a graduated payment consumer loan, and does not have a shared appreciation or contingent interest feature; (ix) the Loan is denominated in dollars, and the billing address of the related Borrower and the bank account used for payments (via ACH or other mutually approved method of transfer) on the Loan are each located in the United States; (x) Company has fulfilled all of its obligations with respect to the origination of the Loan pursuant to Bank’s Program; (xi) Company has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the applicable Borrower, directly or indirectly, for the payment of any amount required by the Loan; (xii) any automated data processing systems used by or on behalf of Company in connection with Loan origination comply with Applicable Laws; and (xiii) nothing exists as to the Company or its business that would prohibit the sale of the Loans or Participations by Bank;
(2)	Each Borrower listed on a Funding Statement is eligible for a Loan under Bank’s Credit Policy; each Borrower has submitted an Application; and each Loan satisfies the requirements of Bank’s Credit Policy;

(3)	The origination of the Loan will, assuming performance by Bank of its obligations under this Agreement, comply with all Applicable Laws;
(4)	Company has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Loans nor authorized the filing of, and is not aware of, any financing statements against the Company or Bank that include a description of collateral covering any portion of the Loans (except for Loans that have been sold by Bank under the Program Documents); the Loan Agreement or other record that constitutes or evidences a Loan does not and shall not have any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person (except for Loans that have been sold by Bank under the Program Documents);
(5)	Assuming performance by Bank of its obligations under this Agreement, all right, title and interest to each Loan shall, upon origination of such Loan, be vested in Bank, free of any interest of Company except as provided in the Program Documents, and Bank shall be the sole legal and beneficial owner of such Loan, and have the right to assign, sell and transfer such Loan, free and clear of any lien or encumbrance in connection with a securitization or otherwise;
(6)	The Loan constitutes a “payment intangible” within the meaning of Article 9 of the Uniform Commercial Code;
(7)	The Loan is not subject to the laws of any jurisdiction under which the sale, transfer, assignment, setting over, conveyance or pledge of such Loan would be unlawful, void, or voidable; Company has not entered into any agreement with the Borrower that prohibits, restricts or conditions the assignment of such Loan;
(8)	All information provided by Company to Bank in connection with a Loan or Borrower Account is true and correct (other than information provided by a Borrower to Company, which is true and correct to the best of Company’s knowledge);
(9)	Each Loan is readily identifiable by the loan identification number ascribed thereto and no other outstanding Loan has the same loan identification number; and
(10)	The information on each Funding Statement provided by Company is true and correct in all respects.
(d)	The representations and warranties of Bank and Company contained in Sections 7(a) and (b), except those representations and warranties contained in subsections 7(a)(4) and 7(b)(4), are made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsections 7(a)(4) and 7(b)(4) is instituted or threatened against either Party, such Party shall promptly notify the other Party of the pending or threatened investigation or proceeding (unless prohibited from doing so by Applicable Laws or the direction of a Regulatory Authority).

8.	Other Relationships with Borrowers.
(a)	Separate from the obligation to market Loans offered by Bank, and subject to the Program privacy policy and Applicable Laws, Company shall have the right, at its own expense, to solicit Applicants and/or Borrowers with offerings of other goods and services from Company and parties other than Bank, provided, however, that in the event that Company uses Bank’s name and/or Proprietary Materials in connection with such offerings, Company shall obtain Bank’s prior approval for such use.
(b)	Except as necessary to carry out its rights and responsibilities under the Program Documents, Bank shall not use Applicant and/or Borrower information and shall not provide or disclose any Applicant and/or Borrower information to any Person, except to the extent required to do so under Applicable Laws or legal process.
(c)	Notwithstanding subsection 8(b), (i) Bank may make solicitations for goods and services to the public, which may include one or more Applicants or Borrowers; provided that Bank does not (A) target such solicitations to specific Applicants and/or Borrowers, (B) use or permit a third party to use any list of Applicants and/or Borrowers in connection with such solicitations or (C) refer to or otherwise use the name of Company; (ii) Bank may make solicitations to Applicants or Borrowers for goods and services that are not competitive with the Loans; provided that Bank does not refer to or otherwise use the name of Company; and (iii) Bank shall not be obligated to redact the names of Applicants and/or Borrowers from marketing lists acquired from third parties (e.g., subscription lists) that Bank uses for solicitations.
(d)	The terms of this Section 8 shall survive the expiration or earlier termination of this Agreement.
9.	Indemnification.
(a)	Company agrees to defend, indemnify, and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the “Indemnified Parties”) from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys’ fees (“Losses”) to the extent arising from Bank’s participation in the Program as contemplated by this Agreement (including Losses arising from a violation of Applicable Laws or a breach by Company or its agents or representatives of any of Company’s representations, warranties, obligations or undertakings under this Agreement), unless such Loss results from (i) the gross negligence or willful misconduct of Bank, or (ii) Bank’s failure to timely transfer the Funding Amount to the extent required under Section 6(b), provided that Company and PFL are not in breach of any of their respective obligations under the Program Documents, including, but not limited to, PFL’s obligations with respect to the purchase of Loans under the Asset Sale Agreement or Company’s obligations with respect to the purchase of Loans under the Stand By Purchase Agreement, or (iii) Excluded Servicing Losses.
(b)	To the extent permitted by Applicable Laws, any Indemnified Party seeking indemnification hereunder shall promptly notify Company, in writing, of any notice of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, or if the Indemnified Party determines the existence of any such claim or the commencement by any third party of any such legal or regulatory proceeding, arbitration or action, whether or not the same shall have been asserted or initiated, in any case with respect to which Company is or may be obligated to provide indemnification (an “Indemnifiable Claim”), specifying in reasonable detail the nature of the Loss and, if known, the amount or an estimate of the amount of the Loss; provided, that failure to promptly give such notice shall only limit the liability of Company to the extent of the actual prejudice, if any, suffered by Company as a result of such failure. The Indemnified Party shall provide to Company as promptly as practicable thereafter information and documentation reasonably requested by Company to defend against the Indemnifiable Claim.

(c)	Company shall have ten (10) days after receipt of any notification of an Indemnifiable Claim (a “Claim Notice”) to notify the Indemnified Party of Company’s election to assume the defense of the Indemnifiable Claim and, through counsel of its own choosing, and at its own expense, to commence the settlement or defense thereof, and the Indemnified Party shall cooperate with Company in connection therewith if such cooperation is so requested and the request is reasonable; provided that Company shall hold the Indemnified Party harmless from all its reasonable out-of-pocket expenses, including reasonable attorneys’ fees, incurred in connection with the Indemnified Party’s cooperation; provided, further, that if the Indemnifiable Claim relates to a matter before a Regulatory Authority, the Indemnified Party may elect, upon notice to Company, to assume the defense of the Indemnifiable Claim at the cost of and with the cooperation of Company. If the Company assumes responsibility for the settlement or defense of any such claim, (i) Company shall permit the Indemnified Party to participate at the Indemnified Party’s expense in such settlement or defense through counsel chosen by the Indemnified Party; provided that, in the event that both Company and the Indemnified Party are defendants in the proceeding and the Indemnified Party shall have reasonably determined and notified Company that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interests between them, then the fees and expenses of one such counsel for all Indemnified Parties in the aggregate shall be borne by Company; and (ii) Company shall not settle any Indemnifiable Claim without the Indemnified Party’s consent.
(d)	If the Company does not notify the Indemnified Party within ten (10) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, or if Company fails to contest vigorously any such Indemnifiable Claim, or if the Indemnified Party elects to control the defense of an Indemnifiable Claim as permitted by Section 9(c), then, in each case, the Indemnified Party shall have the right, upon notice to the Company, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify Company prior thereto of any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this paragraph (d) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 9.
(e)	All amounts due under this Section 9 shall be payable not later than ten (10) days after written demand therefor.
(f)	The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10.	Term and Termination.
(a)	This Agreement shall have an initial term beginning on the Effective Date and ending three (3) years thereafter (the “Initial Term”) and shall renew automatically for one (1) successive term of one (1) year (the “Renewal Term,” collectively, the Initial Term and Renewal Term shall be referred to as the “Term”), unless either Party provides notice of non-renewal to the other Party at least ninety (90) days prior to the end of the Initial Term or this Agreement is earlier terminated in accordance with the provisions hereof.
(b)	This Agreement shall terminate immediately upon the expiration or earlier termination of the Asset Sale Agreement, the Stand By Purchase Agreement, or the Servicing Agreement.
(c)	Bank shall have a right to terminate this Agreement immediately upon written notice to Company if:
(1)	based upon the opinion of counsel, Bank’s continued participation in the Program would be in violation of Applicable Law or has been prohibited pursuant to an order or other action, including any letter or directive of any kind, by a Regulatory Authority;
(2)	a Regulatory Authority with jurisdiction over Bank has provided, formally or informally, concerns about the Program and Bank determines, in its sole discretion, and based upon the opinion of counsel, that its rights and remedies under this Agreement are not sufficient to protect Bank fully against the potential consequences of such concerns;
(3)	a fine or penalty has been assessed against Bank by a Regulatory Authority of Bank, or a material fine or penalty has been assessed by any other Regulatory Authority, in connection with the Program, including as a result of a consent order or stipulated judgment;
(4)	(i) Company defaults on its obligation to make a payment to Bank as provided in Section 2 of the Stand By Purchase Agreement or Section 3.03 of the Servicing Agreement and fails to cure such default within one (1) Business Day of receiving notice of such default from Bank; (ii) Company defaults on its obligation to make a payment to Bank as provided in Section 2 of the Stand By Purchase Agreement or Section 3.03 of the Servicing Agreement more than once in any three (3) month period; or (iii) Company fails to maintain the Required Balance in the Collateral Account as required by Section 31 of the Stand By Purchase Agreement; or
(5)	there is a Change of Control of Company. Company shall provide written notice to Bank of any expected or anticipated Change of Control of Company not later than thirty (30) days prior to the effective date of such Change of Control.
(d)	A Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances:
(1)	any representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

(2)	the other Party shall default in the performance of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;
(3)	the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(4)	an involuntary case or other proceeding, whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect; or
(5)	there is a material adverse change in the financial condition of the other Party.
(e)	Bank shall not be obligated to approve Applications or establish new Loans after termination of this Agreement; provided, that Bank may originate Loans to Applicants to whom Bank has assumed a legally binding duty to fund a loan prior to termination, unless this Agreement is terminated pursuant to subsection 10(c) or 10(h) or by Bank pursuant to subsection 10(d).
(f)	The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination.
(g)	Company’s failure to obtain the approval of Bank as required by Sections 2(a)(1), 4 or 30, and Company’s failure to provide any notice required by Section 32, shall each constitute a material breach of this Agreement.
(h)	Bank may terminate this Agreement immediately upon written notice to Company if Bank incurs any Loss that would have been subject to indemnification under Section 9(a) but for the application of Applicable Laws that limit or restrict Bank’s ability to seek such indemnification.

(i)	Company may terminate this Agreement immediately upon written notice to Bank if Bank defaults on its obligation to disburse Loan Proceeds to Borrowers as provided in Section 6(b) of this Agreement and such failure is not cured by Bank within two (2) days after Company provides notice of such default to Bank, provided, that Company may not exercise a right of termination if the disbursement is not completed or is reversed due to matters beyond Bank’s control, or if Company has not complied with its obligation (including the obligation to deliver the Funding Statement), or if there are errors in the Funding Statement.
(j)	The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.
11.	Confidentiality.
(a)	Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, neither Party (the “Restricted Party”) shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party’s Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party’s obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), provided that in all events, the Restricted Party shall be responsible for any breach of the confidentiality obligations hereunder by any of its Affiliates, agents (other than Company as agent for Bank), representatives or subcontractors, (ii) to the Restricted Party’s auditors, accountants and other professional advisors (provided such receiving party is subject to confidentiality obligations at least as stringent as those set forth herein and the Restricted Party shall be responsible for any breach of confidentiality obligations by such receiving party), or to a Regulatory Authority or (iii) to any other third party as mutually agreed by the Parties.
(b)	A Party’s Confidential Information shall not include information that:
(1)	is generally available to the public;
(2)	has become publicly known, without fault on the part of the Party who now seeks to disclose such information (the “Disclosing Party”), subsequent to the Disclosing Party acquiring the information;
(3)	was otherwise known by, or available to, the Disclosing Party prior to entering into this Agreement; or
(4)	becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party after reasonable inquiry to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.
(c)	Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder or stored on such Party’s network as part of standard back-up procedures (provided that such information shall remain subject to the confidentiality provisions of this Section 11).

(d)	In the event that a Restricted Party is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information of the other Party, the Restricted Party shall provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party’s compliance with the provisions of this Agreement. In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and shall exercise such efforts to obtain reasonable assurance that confidential treatment shall be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own Confidential Information.
(e)	Company shall obtain Bank’s pre-approval of any identification of Bank by name or any description of the Program or the terms of the Program Documents in any publicly filed or widely disseminated documents.
(f)	The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.
12.	Proprietary Material.
(a)	Each Party (“Licensing Party”) hereby provides the other Party (“Licensee”) with a non-exclusive right and license to use and reproduce the Licensing Party’s name, logo, registered or other trademarks and service marks (collectively, “Marks”) on the Applications, Loan Agreements, and other Consumer Finance Materials (including the Program Website), Program marketing materials, and any other publicly distributed or available Program materials, and to otherwise use the Marks and such copyrights, patents, and other intellectual property as the Licensing Party may designate or otherwise make available from time to time in the Licensing Party’s sole discretion (collectively with the Marks, “Proprietary Material”) for the purposes of or otherwise in connection with the fulfillment of Licensee’s obligations under this Agreement; provided, however, that (i) the Licensee shall at all times comply with any and all written instructions provided by the Licensing Party from time to time regarding the use of the Licensing Party’s Proprietary Material, and (ii) each Licensee acknowledges that, except for the license specifically provided in this Agreement, it shall acquire no interest in the Licensing Party’s Proprietary Material. Upon termination of this Agreement, each such license will terminate, and the Licensee shall cease using the Licensing Party’s Proprietary Material. Neither Party may use the other Party’s Marks in any press release without the prior written consent of the other Party.

(b)	Bank hereby acknowledges and agrees that, as between Bank and Company (i) as of the Effective Date, Company is the sole and exclusive owner of all pre-existing Marks, copyrights, patents, other intellectual property rights, software, other technology, and other tangible and intangible property used on or in connection with the Program Website, and its Company run predecessors; and (ii) Company shall be the sole and exclusive owner of any and all modifications to such tangible and intangible property during the Term of this Agreement, including but not limited to any and all trademark, service mark, copyright, patent, and other intellectual property rights in and to such modifications, except as the Parties may otherwise agree in writing. For avoidance of doubt, Company shall not obtain any rights in Bank’s Marks (other than the license described in subsection 12(a)) by virtue of incorporation of Bank’s Marks into the Program Website.
13.	Relationship of Parties. The Parties agree that in performing their respective responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Bank and Company.
14.	Expenses.
(a)	Except as set forth herein, each Party shall bear the costs and expenses of performing its obligations under this Agreement.
(b)	Company shall reimburse Bank for all third party fees incurred by Bank in connection with the performance of the Program Documents. Bank shall provide Company with notice of third party fees to be incurred by Bank in connection with performance of the Program Documents as soon as practicable after Bank becomes aware of such fees.
(c)	Company shall pay all costs of any credit reports it obtains on Applicants or Borrowers and any adverse action notices it delivers to Applicants or Borrowers in accordance with Company’s Application processing responsibilities under this Agreement.
(d)	Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.
(e)	Company shall be responsible for (i) all of Bank’s out-of-pocket legal fees directly related to the Program, including Bank’s attorneys’ fees and expenses in connection with the preparation, negotiation, execution, and delivery of the Program Documents; any amendment, modification, administration, collection and enforcement of the Program Documents; any modification of the Consumer Finance Materials or other documents or disclosures related to the Program; or any dispute or litigation arising out of or related to the Program; and (ii) all of Bank’s out-of-pocket costs and expenses for any other third-party professional services related to the Program, including the services of any third-party compliance specialists in connection with Bank’s preparation of policies and procedures and Bank’s review of the Program. To the extent that such fees are expected to exceed [***], Bank will provide oral or email notification to the extent reasonably practicable. Bank shall invoice Company for such fees. Company shall pay such invoice within thirty (30) days of receipt of such invoice.
(f)	Company shall reimburse Bank for all reasonable costs associated with Bank’s assignment to Company of Loans pursuant to Section 10.

15.	Examination. Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice, and to otherwise provide reasonable cooperation to the other Party in responding to such Regulatory Authority’s inquiries and requests related to the Program.
16.	Inspection; Reports. Each Party, upon reasonable prior notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject to the duty of confidentiality each Party owes to its customers and banking secrecy and confidentiality requirements otherwise applicable to each Party under Applicable Laws. All expenses of inspection shall be borne by the Party conducting the inspection. Notwithstanding the obligation of each Party to bear its own expenses of inspection, Company shall reimburse Bank for reasonable out of pocket expenses incurred by Bank in the performance of periodic on site reviews of Company’s financial condition, operations and internal controls. Company shall store all documentation and electronic data related to its performance under this Agreement and shall make such documentation and data available during any inspection by Bank or its designee. With such reasonable frequency and in such reasonable manner as requested by Bank, Company shall report to Bank regarding the performance of its obligations and the Program.
17.	Governing Law; Waiver of Jury Trial. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER. The terms of this Section 17 shall survive the expiration or earlier termination of this Agreement.
18.	Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.
19.	Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party shall be entitled to assign or transfer any interest under this Agreement (including by operation of law) without the prior written consent of the other Party, which shall not be unreasonable withheld or delayed. No assignment made in conformity with this Section 19 shall relieve a Party of its obligations under this Agreement.
20.	Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.
21.	Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (a) on the day delivered, if delivered by hand; (b) on the day transmitted, if transmitted by e-mail during business hours; or (c) one (1) business days after the date of deposit with a nationally recognized overnight courier for delivery at the following address, or such other address as either Party shall specify in a notice to the other:

To Bank:	WebBank
Attn: Senior Vice President – Strategic Partners
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. (801) 456-8398
Email: strategicpartnerships@webbank.com

With a copy to:
WebBank
Attn: Chief Compliance Officer
215 S. State Street, Suite 1000
Salt Lake City, UT 84111
Tel. (801) 456-8363
Email: complianceofficer@webbank.com

To Company:	Prosper Marketplace, Inc.
221 Main Street, Suite 300
San Francisco, CA 94105
Attn: Sachin Adarkar
E-mail Addresses: sadarkar@propser.com and legalnotices@prosper.com
Telephone: (415) 593-5433

22.	Amendment and Waiver. This Agreement may be amended only by a written instrument signed by each of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.
23.	Entire Agreement. The Program Documents, including this Agreement and its schedules and exhibits (all of which schedules and exhibits are hereby incorporated into this Agreement), constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.
24.	Counterparts. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
25.	Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

26.	Agreement Subject to Applicable Laws. If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party receives a request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party’s or the other Party’s continued performance under this Agreement would violate Applicable Laws, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result. Notwithstanding any other provision of the Program Documents, including Section 10 hereof, if the Parties are unable to reach agreement regarding such modifications, changes or additions to the Program or the Program Documents within [***] after the Parties initially meet, either Party may terminate this Agreement upon [***] prior written notice to the other Party. A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, upon providing the other Party advance written notice, if any event described in subsections 26(a), (b) or (c) above occurs.
27.	Force Majeure. If any Party is unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeure Event also is excused from such performance during such period. A “Force Majeure Event” as used in this Agreement shall mean an unanticipated event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.
28.	Jurisdiction; Venue. The Parties consent to the personal jurisdiction and venue of the federal and state courts in Salt Lake City, Utah for any court action or proceeding. The terms of this Section 28 shall survive the expiration or earlier termination of this Agreement.
29.	Insurance. Company agrees to maintain insurance coverage on the terms and conditions specified in Exhibit F at all times during the term of this Agreement and to notify Bank promptly of any cancellation or lapse of any such insurance coverage.

30.	Compliance with Applicable Laws; Program Compliance Manual. Company shall comply with Applicable Laws, the Bank Secrecy Act Policy and the Program Compliance Manual in its performance of the Program pursuant to this Agreement, including Loan solicitation, Application processing and preparation of Loan Agreements and other Loan documents. The Program Compliance Manual shall not be changed without the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that Bank may change the Program Compliance Manual upon written notice provided to Company but without Company’s prior written consent, to the extent that such change is required by Applicable Laws, or to the extent that Bank determines such change is necessitated by safety and soundness concerns. A copy of the Program Compliance Manual is attached hereto as Exhibit G. Without limiting the foregoing, Company shall:
(a)	apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 1020.220);
(b)	retain for five (5) years after a Loan is repaid or terminated, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;
(c)	screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, and reject any Applicant whose name appears on such list and notify Bank thereof;
(d)	monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 1020.320);
(e)	implement an anti-money laundering program to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 1020.210);
(f)	in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Loan for at least one (1) year after the Loan is repaid or terminated;
(g)	upon receipt of a government information request forwarded by Bank to Company, (i) compare the names, addresses, and social security numbers on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Loans purchased from Bank within the prior twelve (12) months, and (ii) within one (1) week of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address, or social security number match and, if so, provide for any such match: the name of the Borrower, the account number identifying the Borrower’s Loan, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 1010.520);
(h)	provide to Bank electronic copies of the information retained pursuant to subsections (b) and (g) above as mutually agreed to by the Parties, immediately upon request;

(i)	(i) maintain policies and procedures in a form approved by Bank (“Red Flags Policy”) to (1) detect relevant red flags that may arise in the performance of Company’s obligations, (2) take appropriate steps to address such red flags and to prevent and mitigate the effect of identity theft, (3) report to Bank on such policies and procedures on a regular basis, and (4) otherwise assist Bank in complying with the provisions of § 605A of the Fair Credit Reporting Act, 15 U.S.C. § 1681c-1, and applicable implementing regulations; (ii) identify a program administrator responsible for the Red Flags Policy; (iii) conduct annual training regarding the Red Flags Policy; and (iv) provide a written report regarding the Red Flags Policy no less frequently than annually, by the date designated by the Bank, which report shall (1) address material matters related to the program, (2) evaluate issues such as the effectiveness of the Red Flags Policy in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts, (3) identify service provider arrangements, (4) identify significant incidents involving identity theft and management’s response, and (5) provide recommendations for material changes to the Red Flags Policy;
(j)	develop and implement a compliance management system (“CMS”) to provide an internal control process for the business functions and processes directed towards Applicants and Borrowers, the elements of which CMS shall include (i) an overall policy statement governing the CMS, (ii) specific procedures for approvals of additions or changes to the CMS, including a description of items subject to the CMS, a process for internal review and approval by Company and its legal counsel, and a process for internal review and approval by Bank and its legal counsel, and (iii) documentation of Company’s testing process, including testing/review of Company’s website and user acceptance testing (UAT); the scope of the CMS shall include, at a minimum, the Consumer Finance Materials, all policy changes, new products, advertisements, press releases, and the website(s) used in connection with the Program;
(k)	maintain a compliance training program for its officers, directors, employees, and agents that is acceptable to Bank; as part of the program, Company shall, subject in each case to the approval of Bank, (i) identify applicable Company officers, directors, employees, and agents and assign appropriate training courses to each and (ii) determine a schedule of each training course and when each applicable officer, director, employee, and agent shall take each such course; Company shall provide reports to Bank regarding the compliance training program on a quarterly basis or, if requested by Bank, more frequently;
(l)	designate a dedicated compliance officer for purposes of the Program, acceptable to Bank, who shall oversee reviews of Company’s compliance with laws and regulations that may be applicable, including, to the extent applicable, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act, the Truth-in-Lending Act and Regulation Z, the Federal Trade Commission (FTC) Act, the Consumer Financial Protection Act, and laws prohibiting unfair, deceptive, or abusive acts or practices; and, in the event of the termination of the employment of the compliance officer, promptly employ a replacement compliance officer acceptable to Bank;

(m)	cooperate with and bear the expenses of a compliance audit of the Program on an annual basis (including the model governance of Company’s proprietary credit model(s)), and such other audits as may be requested by Bank from time to time in its reasonable discretion, in each case to be conducted by a third-party audit firm that is selected by and reports to Bank; the scope of each audit shall be determined by Bank (considering in good faith input received by Company); Bank shall receive all draft and final reports of the audit firm and shall be included in any meetings or correspondence related to the audit; the auditor shall deliver the final audit report to Bank, and Bank shall provide a copy of the report to Company; Company may not share a copy of the report with any third party without the advance written consent of Bank;
(n)	provide to Bank, on an annual basis in writing, a report by the compliance officer of the results of all audits and reviews of the Program, and significant issues to be addressed (if any), as well as Company’s resolutions of such issues (if applicable); and
Company will provide to Bank a certification letter, each quarter, that it is complying with its obligations under this section. Bank will comply with any reporting requirements of the Utah Department of Financial Institutions or the FDIC applicable to Bank’s performance of this Agreement. The terms of subsections (b), (f) and (g) of this section 30 shall survive the expiration or earlier termination of this Agreement.

31.	Prohibition on Tie-In Fees. Company shall not directly or indirectly impose or collect any fees, charges or remuneration relating to the processing or approval of an Application, the establishment of a Loan, or the disbursement of Loan Proceeds, unless such fee, charge or remuneration is set forth in the Consumer Finance Materials or approved by Bank.
32.	Notice of Consumer Complaints and Regulatory Inquiries.
(a)	Company shall notify Bank if it becomes aware of any inquiries, investigations, proceedings or questions (whether verbal or written, formal or informal) by any state attorney general, Regulatory Authority, government figure (including a state or federal legislator) or the Better Business Bureau or similar organization, or of any other communication with any Regulatory Authority, relating to any aspect of the Program (collectively, “Regulatory Inquiries”), or of any customer complaint that is directed or referred to any Regulatory Authority, government figure (including a state or federal legislator), or the Better Business Bureau or similar organization, relating to any aspect of the Program (collectively, “Consumer Complaints”) within five (5) Business Days of becoming aware of such Regulatory Inquiries or Consumer Complaints (or, in the case of communications with any Regulatory Authority initiated by Company, at least five (5) Business Days in advance).
(b)	For Regulatory Inquiries with or Consumer Complaints referred by [***], (i) Company shall provide Bank with all documentation relating thereto, subject to any legal prohibitions on disclosure of such investigation or proceeding, and (ii) Company shall obtain Bank’s prior approval of any communication in connection with any such Regulatory Inquiry or Consumer Complaint, which approval shall not be unreasonably withheld or delayed.

(c)	[***] other than those described in Section 32(b) above, Company will [***] and, at [***] in connection with any such [***].
(d)	Notwithstanding anything herein to the contrary, Company shall not be required to obtain Bank’s approval or to consult with Bank with respect to communications by Company with a Regulatory Authority regarding the Program if (a) such communications are [***], (b) such communications [***] (c) such communications relate to [***] and Company has [***], or (d) such communications [***].
(e)	Company shall establish a complaint management program to address all Consumer Complaints received by Company regarding the Program that is governed by a written policy, all in a manner that is subject to the approval of Bank. The complaint management program shall provide for root cause analysis of complaints as well as mitigation steps. The complaint management program developed by the Parties may provide for exceptions to the notice and approval requirements in this Section 32 for particular types of complaints. In addition, Company shall provide Bank with periodic reporting, in a form and on a schedule mutually agreed upon by the Parties, summarizing customer complaints received by Company and the resolution thereof by Company relating to the Program. Company shall cooperate in good faith and provide such assistance, at Bank’s request, to permit Bank to promptly resolve or address any investigation, proceeding, or complaint.
(f)	Company shall also notify Bank of any material litigation relating to the Program, and provide reporting of all litigation relating to the Program, including updates as reasonably requested by Bank and where appropriate, subject to attorney-client privilege.
(g)	If Bank provides comments to Company regarding any communication in connection with [***] as contemplated by Section 32(c), if Company [***], and if Bank determines [***] and Bank has informed Company [***], then Bank may [***] advance notice of termination to Company.
33.	Headings. Captions and headings in this Agreement are for convenience only, and are not to be deemed part of this Agreement.
34.	Privacy Law Compliance. Subject to Applicable Laws, Bank and Company shall comply with the privacy policy agreed upon by both Parties with respect to Applicants and Borrowers.
35.	Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by wire transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.
36.	Referrals. Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person’s services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder’s fee or like payment.

37.	Financial Statements. (a) Within ninety (90) days following the end of Company’s fiscal year, Company shall deliver to Bank a copy of Company’s audited financial statements prepared by an independent certified public accountant, and (b) within forty-five (45) days following the end of each of Company’s fiscal quarters (other than year-end), Company shall deliver to Bank a copy of Company’s unaudited financial statements, in each case as of the year or quarter then ended and prepared in accordance with generally accepted accounting principles; provided that, as long as Company is required to file periodic reports under the Securities Exchange Act of 1934, such filings shall satisfy the financial statement delivery requirements set forth above. Company shall also deliver such additional unaudited financial statements and other information as Bank may request from time to time, within a reasonable period of time following such request. Company shall deliver its financial forecasts and projections for each year not later than January 31 of such year (or, if earlier, when approved by Company’s Board of Directors).
38.	Information Security.
(a)	In connection with the Program, Company shall be responsible for maintaining an information security program that is designed, after consulting with Bank, to: (i) ensure the security and confidentiality of Applicant or Borrower information held on behalf of Bank; (ii) protect against any anticipated and emergent threats or hazards to security or integrity of such information held on behalf of Bank; (iii) protect against unauthorized access to or use of such information held on behalf of Bank that could result in substantial harm or inconvenience to any Applicant or Borrower; and (iv) ensure the proper disposal of customer information.
(b)	At least once annually, Company shall conduct an information technology audit consistent with banking industry practices, which shall include review of Company’s information security program. Such audit shall be conducted by a third-party audit firm that is acceptable to Bank; the scope of each audit shall be subject to the advance approval of Bank. Company shall promptly provide a copy of the audit report. Company shall promptly take action to correct any errors or deficiencies identified in any report or audit described in this Section 38, unless Bank agrees that correction is not required, and shall develop, with the approval of Bank, a schedule for the correction of such errors and deficiencies.
(c)	Company shall immediately (and in any event within one (1) Business Day after becoming aware) notify Bank of any actual, suspected or threatened breach in information security involving personally identifiable information of Applicants or Borrowers. In any such event Company agrees that it will fully cooperate with Bank in investigating any such breach or unauthorized access. With respect to any such breach in data security, Company agrees to take action promptly, at its own expense, to investigate the breach, to identify, mitigate and remediate the effects of the breach and to implement any other reasonable and appropriate measures in response to the breach. Company will also provide Bank with all available information regarding such breach to assist Bank in implementing its information security response program and, if applicable, in notifying affected Applicants or Borrowers. Company shall pay for the costs of any such notification, which notification shall be subject to the advance consent of Bank.

39.	Disaster Recovery and Business Continuity. Company shall maintain a disaster recovery and business continuity program and related policies acceptable to Bank (collectively, the “Business Continuity Plans”). Company agrees that such Business Continuity Plans shall be at least consistent with industry standards for the consumer and small business lending industry and in compliance with all Applicable Laws. Company shall test its Business Continuity Plans at least once annually, and shall promptly provide Bank a copy of the report of such tests.
40.	Minimum Obligations. The terms set forth in Schedule 40 apply to this Agreement as if fully set forth herein.
41.	Subcontractors. Company may use subcontractors in the performance of its obligations under this Agreement, to the extent permitted by and in accordance with the terms of the Third Party Oversight Policy, and subject to Bank’s prior written approval of each such subcontractor, which approval shall not be unreasonably withheld, delayed or conditioned. A list of approved subcontractors is attached in the form of Exhibit H hereto. Company agrees to be fully responsible for the acts and omissions of all subcontractors, including the subcontractors’ compliance with the terms of this Agreement and all Applicable Laws, and to obligate subcontractors to report Borrower and Applicant complaints to Company. Upon written request by Bank, for good cause specified in writing by Bank in its discretion, Company shall terminate or suspend a subcontractor within [***] of such request from Bank (or such shorter period as may be required by Applicable Law or a requirement of a Regulatory Authority). The Third Party Oversight Policy may be changed only with the prior written consent of both Parties, which consent shall not be unreasonably withheld or delayed, or by written notice provided to Company by Bank but without Company’s prior written consent to the extent such change is required to comply with Applicable Laws or safety and soundness requirements.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

WEBBANK

By:
Kelly Barnett
President

PROSPER MARKETPLACE, INC.

By:
Aaron Vermut
Chief Executive Officer

Schedule 1

I. Definitions

“ACH” means the Automated Clearinghouse.

“Administration Agreement” means any administration, corporate administration, loan servicing, platform administration or similar agreement pursuant to which PFL appoints PMI as corporate administrator, loan servicer, platform administrator or in a similar capacity to provide services to PFL in relation to the Loans.

“Affiliate” means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or is under common control with the Party. For the purpose of this definition, the term “control” (including with correlative meanings, the terms controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

“Agreement,” as used in each of the Program Documents, has the meaning set forth in the introductory paragraph of the Program Document in which the term is used.

“Applicable Laws” means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating to or affecting any aspect of the Program including the Loans, the Program promotional and marketing materials, the Consumer Finance Materials, the Servicing Materials, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

“Applicant” means an individual who is a consumer who requests a Loan from Bank by posting a listing on the Program Website.

“Application” means any request from an Applicant for a Loan in the form required by Bank including such requests received through the Program Website.

“Asset” means a Loan or a Participation.

“Asset Sale Agreement” means that Asset Sale Agreement, dated as of even date herewith, between Bank and PFL.

“Available for Sale Investments ” means, as of the date of determination, (a) marketable securities (1) [***] or (2) issued by [***]; (b) [***]; (c) [***]; and (d) shares of [***] that (1) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has [***], and (3) has the [***].

“Bank” means WebBank, a Utah-chartered industrial bank having its principal location in Salt Lake City, Utah.

“Bank Secrecy Act Policy” shall have the meaning set forth in subsection 5(a).

“Borrower” means an Applicant or other Person for whom Bank has established a Loan and/or who is liable, jointly or severally, for amounts owing with respect to a Loan.

“Business Day” means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of Utah are authorized or obligated by law or executive order to be closed.

“Cash” means money, currency or a credit balance in any demand or deposit account, but not including a demand or deposit account that is pledged as collateral or otherwise restricted (such as the Collateral Account or the LTF Collateral Account).

“Cash Equivalents” means, as of the date of determination, highly liquid marketable securities with original maturities of three months or less at the time of purchase and consist primarily of money market funds, commercial paper, US treasury securities and US agency securities.

“Change of Control” means (i) an acquisition of Control of Company by any person or entity, or (ii) the sale by Company of all or substantially all of its assets to any person or entity.

“Claim Notice” shall have the meaning set forth in subsection 9(c) of this Agreement when used herein, the meaning set forth in subsection 10(c) of the Asset Sale Agreement when used therein, and the meaning set forth in subsection 10(c) of the Stand By Purchase Agreement when used therein.

“Closing Date” means each date on which PFL pays Bank the Purchase Price for an Asset and, pursuant to Section 2 of the Asset Sale Agreement, acquires such Asset from Bank.

“Confidential Information” means the terms and conditions of the Program Documents, and any proprietary information or non-public information of a Party, including a Party’s proprietary marketing plans and objectives, that is furnished to the other Party in connection with the Program Documents.

“Consumer Complaints” shall have the meaning set forth in Section 32(a).

“Consumer Finance Materials” shall have the meaning set forth in Section 4.

“Control” means, with respect to Company, the possession either directly or indirectly of the power to direct or cause the direction of Company’s management or policies whether through the ownership of voting securities, by contract or otherwise. Such control shall be presumed in the event that a third party acquires fifty percent (50%) or more of any class of voting securities of Company.

“Control Account” means an account established by PFL and held at the Control Institution in accordance with the terms of the Control Account Agreement.

“Control Account Agreement” means the account agreement attached to the Asset Sale Agreement as Exhibit A.

“Control Institution” means the depository institution at which the Control Account is established, which initially shall be Wells Fargo Bank, N.A., and may be changed by agreement among the Parties.

“Credit Policy” means the minimum requirements of income, residency, employment history, credit history, and/or other such considerations that Bank uses to approve or deny an Application and to establish a Loan.

“Direct Transferee” means any Person to which PMI or PFL transfers an Asset, and any Affiliate of such Person or special purpose vehicle established at the direction or for the benefit of such Person or an Affiliate of such Person to which such Person subsequently transfers an Asset.

“Disclosing Party” shall have the meaning set forth in subsection 11(b)(2) of this Agreement when used herein, the meaning set forth in subsection 9(b)(2) of the Asset Sale Agreement when used therein, and the meaning set forth in subsection 9(b)(2) of the Stand By Purchase Agreement when used therein.

“Effective Date” shall have the meaning set forth in Section 1(b) of this Agreement when used herein, the meaning set forth in Section 1(b) of the Asset Sale Agreement when used therein, and the meaning set forth in Section 1(b) of the Stand By Purchase Agreement when used therein.

“Excluded Servicing Losses” means credit losses due to Borrower non-payment on Covered Assets (as defined in the Servicing Agreement), but “Excluded Servicing Losses” expressly excludes any losses to the extent arising from (i) the negligence or willful misconduct of PMI in connection with PMI’s servicing of any Covered Asset held by Bank, (ii) the breach by PMI or its agents or representatives of any obligation under the Program Documents, and (iii) identity theft by an Applicant or Borrower.

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“Existing Program Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Existing Sale Agreement” shall have the meaning set forth in the recitals to the Asset Sale Agreement.”

“Existing Stand By Loan Purchase Agreement” shall have the meaning set forth in the recitals to the Stand By Purchase Agreement.

“Force Majeure Event” shall have the meaning set forth in Section 27.

“Funding Amount” means the aggregate amount, as listed on a Funding Statement, of all Loan Proceeds to be disbursed by Bank to Borrowers and/or Borrower’s designees on each Funding Date and the related Origination Fees.

“Funding Date” means the Business Day on which any pending Applications are approved.

“Funding Statement” means the statement prepared by Company on a Business Day that contains (i) a list of all Applicants who meet the eligibility criteria set forth in the Credit Policy, for whom Bank is requested to establish Loans; and (ii) the computation of the Funding Amount and the Marketing Fee, and all information necessary for the transfer of Loan Proceeds to the accounts designated by the corresponding Borrowers, including depository institution names, routing numbers and account numbers; and (iii) such other information as shall be reasonably requested by Bank and mutually agreed to by the Parties. The Funding Statement shall also state which Assets are Loans and which Assets are Participations.

“Holding Period Interest Charge” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“Indemnifiable Claim” shall have the meaning set forth in subsection 9(b) of this Agreement when used herein, the meaning set forth in subsection 10(b) of the Asset Sale Agreement when used therein, and the meaning set forth in subsection 10(b) of the Stand By Purchase Agreement when used therein.

“Indemnified Parties” shall have the meaning set forth in subsection 9(a) of this Agreement when used herein, the meaning set forth in subsection 10(a) of the Asset Sale Agreement when used therein, and the meaning set forth in subsection 10(a) of the Stand By Purchase Agreement when used therein.

“Insolvent” means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity’s debts is greater than the sum of its assets.

“Licensee” shall have the meaning set forth in Section 12.

“Licensing Party” shall have the meaning set forth in Section 12.

“Loan” means a consumer installment loan account established by Bank pursuant to the Program.

“Loan Agreement” means the document containing the terms and conditions of a Loan including all disclosures required by Applicable Laws.

“Loan Category” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“Loan File” means, with respect to each Loan, the items, documents, files and records pertaining to the origination and servicing of such Loan, including, but not limited to, the computer files, data tapes, books, records, notes, copies of the Loan documents, and all additional documents generated as a result of or utilized in originating and/or servicing such Loan, which are delivered to or generated by Company.

“Loan Proceeds” means the funds disbursed to a Borrower and/or such Borrower’s designees pursuant to a Loan established by Bank under the Program.

3

“Loan Trailing Fee” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“Losses” shall have the meaning set forth in subsection 9(a) of this Agreement when used herein, the meaning set forth in subsection 10(a) of the Asset Sale Agreement when used therein, and the meaning set forth in subsection 10(a) of the Stand By Purchase Agreement when used therein.

“LTF Factor” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“LTF Required Balance” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“Marketing Agreement” means this Agreement.

“Marketing Fee” shall have the meaning set forth in Schedule 2.

“Marks” shall have the meaning set forth in subsection 12(a) of this Agreement when used herein, and the meaning set forth in Section 13 of the Asset Sale Agreement when used therein.

“Net Charge Off Loss Rate” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“Net Liquidity” means, as of the date of determination, the sum of Cash, Cash Equivalents and Available for Sale Investments of PMI.

“Origination Fee” means the up-front fee a Borrower pays to Bank under the Loan Agreement for origination of a Loan in the form of a pre-paid finance charge.

“Outstanding Participation Amount” means with respect to a Loan at any time, the outstanding unpaid principal balance of the Loan multiplied by the Participation Percentage.

“Participation” means an undivided participation interest in a Loan in the amount of the Participation Percentage, including the right to receive a proportionate share (equal to the Participation Percentage) of all payments from or on behalf of a Borrower in respect of such Loan (including principal, interest, late fees, failed payment fees).

“Participation Certificate” means the document evidencing PFL’s Participation with respect to a Loan made between the Bank and the Borrower, in a form and as generated through the process agreed by the Parties.

“Participation Percentage” means PFL’s undivided participation interest in a Loan, as agreed by the Parties and set forth in the related Participation Certificate.

“Party” means, in any of the Program Documents, the parties described in the introductory paragraph to that Program Document, and “Parties” means, in any of the Program Documents, all of the parties described in the introductory paragraph to that Program Document.

“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

“PFL” means Prosper Funding LLC, a Delaware limited liability company having its principal location in San Francisco, California, and a wholly-owned subsidiary of Company.

“PMI” means Prosper Marketplace, Inc., a Delaware corporation having its principal location in San Francisco, California.

“PMI Claim Notice” shall have the meaning set forth in subsection 10(g) of the Stand By Purchase Agreement.

“PMI Indemnifiable Claim” shall have the meaning set forth in subsection 10(f) of the Stand By Purchase Agreement.

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“PMI Indemnified Parties” shall have the meaning set forth in subsection 10(e) of the Stand By Purchase Agreement.

“PMI Losses” shall have the meaning set forth in subsection 10(e) of the Stand By Purchase Agreement.

“Program” means the installment loan program pursuant to which Bank shall establish Loans and disburse Loan Proceeds to Borrowers or their designees pursuant to the terms of this Agreement, and pursuant to which Company or its Affiliates will service Loans for Bank, and including the performance of all obligations under the Program Documents by the respective parties thereto, initially as described in Exhibit A attached hereto.

“Program Compliance Manual” means the policies and procedures for the implementation of the Program by Company, including the policies and procedures regarding the (i) solicitation and receipt of Applications, (ii) underwriting of Loans, (iii) processing of Applications, (iv) requirements of the USA PATRIOT Act Customer Identification Program, and (iv) initial and periodic Office of Foreign Assets Control screenings.

“Program Documents” means this Agreement, the Asset Sale Agreement, the Stand By Purchase Agreement, and the Servicing Agreement.

“Program Threshold Amount” means [***].

“Program Website” means any part of the website located at www.prosper.com, together with any other website on which the Program is offered to public, that contains (A) any information directed towards Borrowers or Applicants, (B) any information about Borrowers or Applicants, or (C) any part of the application process or information concerning or describing the application process, which shall be hosted and maintained by Company.

“Proprietary Material” shall have the meaning set forth in subsection 12(a).

“Prosper Entities” means PFL and PMI.

“Purchase Price” means, (1) with respect to a Loan, (a) the sum of (i) the principal amount of the Loan Proceeds disbursed pursuant to such Loan, (ii) the related Origination Fee, and (iii) the Holding Period Interest Charge for such Loan, together with (b) the agreement under the Asset Sale Agreement to pay the Loan Trailing Fee, and (2) with respect to a Participation, (a) the Participation Percentage multiplied by the sum of (i) the principal amount of the Loan Proceeds disbursed pursuant to the Loan related to such Participation, (ii) the related Origination Fee, and (iii) the Holding Period Interest Charge for such Loan, together with (b) the agreement under the Asset Sale Agreement to pay the Loan Trailing Fee.

“Records” means any Loan Agreements, applications, change-of-terms notices, credit files, credit bureau reports, transaction data, records, or other documentation (including computer tapes, magnetic files, and information in any other format).

“Regulatory Authority” means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over Bank, PMI or PFL, and, in the case of Bank, shall include, but not be limited to, the Utah Department of Financial Institutions and the Federal Deposit Insurance Corporation.

“Regulatory Inquiries” shall have the meaning set forth in Section 32(a).

“Restricted Party” shall have the meaning set forth in subsection 11(a) of this Agreement when used herein, the meaning set forth in subsection 9(a) of the Asset Sale Agreement when used therein, and the meaning set forth in subsection 9(a) of the Stand By Purchase Agreement when used therein.

“Risk Adjusted Margin” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

5

“Securitization Losses” means Losses or PMI Losses that arise as a result of or in connection with (i) any security issued by a Prosper Entity or a transferee (direct or indirect) of a Prosper Entity, (ii) any security issued by a Prosper Entity or a transferee (direct or indirect) of a Prosper Entity being deemed to be an “asset-backed security” (as defined under 17 C.F.R. § 229.1101(c) or Section 3(a)(77) of the Securities Exchange Act of 1934) or (iii) Bank being deemed to be a “sponsor” or “securitizer” under any rule, regulation or order the Securities and Exchange Commission with respect to any security issued by a Prosper Entity or a transferee (direct or indirect) of a Prosper Entity.

“Servicing Agreement” means that Servicing Agreement, dated as of even date herewith, between Bank and Company.

“Servicing Fee” shall have the meaning set forth in Schedule 2 to the Asset Sale Agreement.

“Servicing Materials” shall have the meaning set forth in subsection 5(k)(2).

“Stand By Asset” shall have the meaning set forth in subsection 2(a) of the Stand By Purchase Agreement.

“Stand By Closing Date” means, with respect to any Closing Date, the Business Day immediately following such Closing Date.

“Stand By Purchase Agreement” means that Stand By Purchase Agreement, dated as of even date herewith, between the Parties.

“Third Party Oversight Policy” means the policies and procedures for the engagement by Company of any third party to perform marketing, processing, collecting, or any other services in connection with the Program, in a form approved by Bank.

“Transferred Obligations” shall have the meaning set forth in subsection 12(b) of the Asset Sale Agreement.

“Trigger Event” shall have the meaning set forth in subsection 10(c).

II. Construction

As used in any of the Program Documents:

(a)	All references to the masculine gender shall include the feminine gender (and vice versa);

(b)	All references to “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation”;

(c)	References to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation;

(d)	References to “dollars” or “$” shall be to United States dollars unless otherwise specified herein;

(e)	Unless otherwise specified, all references to days, months or years shall be deemed to be preceded by the word “calendar”;

(f)	All references to “quarter” shall be deemed to mean calendar quarter; and

(g)	The fact that a Party has provided approval or consent shall not mean or otherwise be construed to mean that: (i) either Party has performed any due diligence with respect to the requested or required approval or consent, as applicable; (ii) either Party agrees that the item or information for which the other Party seeks approval or consent complies with any Applicable Laws; (iii) either Party has assumed the other Party’s obligations to comply with all Applicable Laws arising from or related to any requested or required approval or consent; or (iv) except as otherwise expressly set forth in such approval or consent, either Party’s approval or consent impairs in any way the other Party’s rights or remedies under the Agreement, including indemnification rights for Company’s failure to comply with all Applicable Laws.
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Schedule 6

The Marketing Fee

The Marketing Fee, with respect to a Loan, is equal to the difference of (1) the [***], less (2) the [***], less (3) the [***]. [***].

The Designated Amount, with respect to a Loan, is equal to the product of (1) the principal amount of the Loan (inclusive of the Origination Fee), multiplied by (2) the Designated Percentage.

The Designated Percentage, with respect to a Loan, shall be as follows:

[***]

 The Per Loan Amount is equal to [***].

 If, at the end of any month, the total of all Designated Amounts for Loans originated in that month is less than [***] then Company shall promptly pay to Bank [***]. The terms of this paragraph shall survive the early termination of this Agreement (but not the expiration at the end of the Term) for any reason except (i) termination by Company pursuant to Section 10(d) or (ii) termination pursuant to Section 10(b), if the reason for such termination is the termination of the Asset Sale Agreement, the Stand By Purchase Agreement or the Servicing Agreement by Company or PFL pursuant to terms of such agreement that are substantially similar to Section 10(d) hereof.

Schedule 7(b)(4)

Litigation

On April 21, 2009, PMI and the North American Securities Administrators Association (“NASAA”) reached agreement on the terms of a model consent order between PMI and the states in which PMI, under its initial platform structure, offered promissory notes for sale directly to investor members prior to November 2008. The consent order involves payment by PMI of up to an aggregate of $1 million in penalties, which have been allocated among the states based on PMI’s promissory note sale transaction volume in each state prior to November 2008. A state that enters into a consent order receives its portion of the $1 million in exchange for its agreement to terminate, or refrain from initiating, any investigation of PMI’s promissory note sale activities prior to November 2008. Penalties are paid promptly after a state enters into a consent order. NASAA has recommended that each state enter into a consent order; however, no state is obliged to do so, and there is no deadline by which a state must make its decision. PMI is not required to pay any portion of the penalty to those states that do not elect to enter into a consent order. If a state does not enter into a consent order, it is free to pursue its own remedies against PMI, subject to any applicable statute of limitations. As of December 31, 2015, PMI has entered into consent orders with 34 states and has paid an aggregate of $0.5 million in penalties to those states.

On November 26, 2008, plaintiffs filed a class action lawsuit against PMI and certain of its executive officers and directors in the Superior Court of California, County of San Francisco, California (the “Superior Court”). The suit was brought on behalf of all promissory note purchasers on the platform from January 1, 2006 through October 14, 2008. The lawsuit alleged that PMI offered and sold unqualified and unregistered securities in violation of the California and federal securities laws. The lawsuit sought rescission damages against PMI and the other named defendants, as well as treble damages against PMI and the award of attorneys’ fees, experts’ fees and costs, and pre-judgment and post-judgment interest. On July 19, 2013, solely to avoid the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the parties to the class action litigation pending before the Superior Court, entered into a Stipulation and Agreement of Compromise, Settlement, and Release (the “Settlement”) setting forth an agreement to settle all claims related thereto. In connection with the Settlement, PMI agreed to pay the plaintiffs an aggregate amount of $10 million, payable in four lump sum payments of $2 million in 2014, $2 million in 2015, $3 million in 2016 and $3 million in 2017. On April 16, 2014, the Superior Court granted final approval of the Settlement. Subject to satisfaction of the conditions set forth in the Settlement, the defendants will be released by the plaintiffs from all claims concerning or arising out of the offering of promissory notes on the platform from January 1, 2006 through October 14, 2008. The reserve for the class action settlement liability is $5.9 million on PMI’s consolidated balance sheet as of December 31, 2015.

Schedule 40

Minimum Obligations

For a period [***] after the Effective Date (the “Exclusivity Term”), Bank shall have the right to be the originating bank on all loans that are marketed or serviced by Company or its Affiliates (“Exclusivity Right”); provided, that, the Exclusivity Right shall not extend to (A) programs administered by Company [***] or (B) [***].

During the Exclusivity Term, if Company desires to market or service [***] Company shall provide written notice to Bank and Company shall give Bank a right of first refusal to be the issuer for such other products (the “ROFR”). Bank shall have [***] after the date of the Company’s notice (or, if later, the provision of sufficient due diligence information to enable Company to evaluate the opportunity) to exercise the ROFR by providing written notice to Company, and shall engage in good faith discussions with Company regarding Bank being the issuer for such products.

During the Exclusivity Term, if Company desires to market or service any financial products or services other than [***], Company will engage in good faith discussions with Bank regarding Bank being the issuer for such products.

Following the Exclusivity Term, if Company desires to market or service [***], Company will engage in good faith discussions with Bank regarding Bank being the issuer for such products.

Furthermore, in the event (i) Company requests an increase to the Program Threshold Amount and Bank rejects such request, or (ii) Bank exercises its right under Section 6(c) of the Agreement, then any Loans in excess of the Program Threshold Amount shall not be subject to the Exclusivity Right.

Company shall (i) cooperate with and bear the expenses of a review of its proprietary credit model(s) used in connection with the Program, and validation of Company’s proprietary credit model(s), on a reasonable schedule and on an annual basis, and (ii) cooperate with such other reviews as may be requested by Bank from time to time in its reasonable discretion (provided that Bank shall bear the expenses of such other reviews unless such other reviews are required (1) to follow up on material specific issues identified regarding the credit model(s), (2) because of Company’s noncompliance with this Agreement, (3) because of Company’s request for a significant modification of the Program, or (4) because of changes in Applicable Laws that could reasonably affect the credit model(s), and for reviews required because of clauses (1) through (4), Company shall bear the expenses), in each case to be conducted by a third-party review firm that is selected (considering in good faith input from Company) and engaged by, and reports to, Bank. The scope of the review (considering in good faith input from Company) shall be determined by Bank. Bank shall receive all draft and final reports from the review firm and shall be included in any meetings or correspondence related to the review. The reviewer shall deliver the final review report to Bank, and Bank shall provide a copy of the report to Company. Company may not share the report with any other Person without the consent of Bank, except that Company shall be entitled to share such report in a form that does not identify Bank if Company has paid for such report. Bank shall use reasonable efforts to coordinate and, to the extent practicable, combine any reviews with reviews of other programs of Bank and Company.

Exhibit A

The Program Website

(screen shots of each page of the Program Website)

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First Name
Mary

Last Name
Hopkins

Middle Initial
E

Suffix

Home Address (123 Main St., Apt 4)
912 Pineland Ave APT 33

City
Hinesville

GA

ZIP Code
31313

Employed

$ Individual Yearly Income (e.g. $50,000)
200,000

Date of Birth (MM/DD/YYYY)
03/22/1984

Email Address
pTfzB5S3MUvB@c1.dev

Password
••••••••••

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What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

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Truth in Lending Disclosure Statement (initial)

Provided on Apr-11-2016 for listing 3104420

Lender:
WebBank
215 South State Street
Salt Lake City, UT 84111

Borrower:
Mary Hopkins
912 PINELAND AVE APT 33
HINESVILLE, GA 313136000

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	Amount Financed	Total of Payments
The cost of your credit as a yearly rate.	The dollar amount the credit will cost you.	The amount of credit provided to you or on your behalf.	The amount you will have paid after you have made all payments as scheduled

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Origination fee: **$20.00**

The origination fee is based on the percentage of amount borrowed. We are providing you with the origination fee that you would pay if your loan is fully funded. The origination fee will be deducted from your loan proceeds. This fee is fully earned at the time the loan is made and is non-refundable. You will only pay this fee if you receive the loan.

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To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

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* Annual percentage rates through Prosper range from 5.99% to 36.00% for first-time borrowers, with the lowest rates for the most creditworthy borrowers. For example, a three year $10,000 loan with a rate of 5.99% APR would have 36 scheduled monthly payments of $302. A five year $10,000 loan with a rate of 9.68% APR would have 60 scheduled monthly payments of $201. Actual rate depends on credit history, income, and other factors. Eligibility is not guaranteed, and requires that a sufficient number of investors commit funds to your account and that you meet credit and other conditions. Refer to Borrower Registration Agreement for details. All loans made by WebBank, a Utah-chartered industrial bank, member FDIC.

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*Annual percentage rates (APRs) through Prosper range from 5.99% APR (AA) to 36.00% APR (HR) for first-time borrowers, with the lowest rates for the most creditworthy borrowers. Eligibility is not guaranteed, and requires that a sufficient number of investors commit funds to your account and that you meet credit and other conditions. Refer to Borrower Registration Agreement for details and all terms and conditions. All loans made by WebBank, a Utah-chartered industrial bank, member FDIC.

** Your APR may differ based on loan purpose, amount, term, and your credit profile. Rate is quoted with AutoPay discount, which is only available when you select AutoPay prior to loan funding. Rates under the invoicing option are 0.50% higher. Subject to credit approval. Conditions and limitations apply. Advertised rates and terms are subject to change without notice.

***You can fund your loan today with LightStream if today is a banking business day, your application is approved, and you complete the following steps by 2:30 p.m. Eastern time: (1) review and electronically sign your loan agreement; (2) provide us with your funding preferences and relevant banking information; and (3) complete the final verification process.

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* Annual percentage rates through Prosper range from 5.99% to 36.00% for first-time borrowers, with the lowest rates for the most creditworthy borrowers. For example, a three year $10,000 loan with a rate of 5.99% APR would have 36 scheduled monthly payments of $302. A five year $10,000 loan with a rate of 9.66% APR would have 60 scheduled monthly payments of $201. Actual rate depends on credit history, income, and other factors. Eligibility is not guaranteed, and requires that a sufficient number of investors commit funds to your account and that you meet credit and other conditions. Refer to Borrower Registration Agreement for details. All loans made by WebBank, a Utah-chartered industrial bank, member FDIC.

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*For example, a three year $10,000 loan with a rate of 5.99% APR would have 36 scheduled monthly payments of $302. A five year $10,000 loan with a rate of 9.66% APR would have 60 scheduled monthly payments of $201. Annual percentage rates (APRs) through Prosper range from 5.99% APR (AA) to 36.00% APR (HR) for first-time borrowers, with the lowest rates for the most creditworthy borrowers. Eligibility is not guaranteed, and requires that a sufficient number of investors commit funds to your account and that you meet credit and other conditions. Refer to Borrower Registration Agreement for details and all terms and conditions. All loans made by WebBank, a Utah-chartered industrial bank, member FDIC.

Prosper and WebBank take your privacy seriously. Please see Prosper's Privacy Policy and WebBank's Privacy Policy for more details.

Notes offered by Prospectus. Notes investors receive are dependent for payment on unsecured loans made to individual borrowers. Not FDIC-insured; investments may lose value; no Prosper or bank guarantee. Prosper does not verify all information provided by borrowers in listings. Investors should review the prospectus before investing.

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Get a personal loan at a low rate

- An easy online application
- Nc rate hike or payment increases
- Nc hidden fees or prepayment penalties
- Fixed rates range from 5.99% to 36.00% APR*

Apply in minutes!

$ How much do you need?

Select the Purpose of Your Loan

Select Your Credit Quality

Check your rate

Checking your rate will not affect your credit score.

Bloomberg Businessweek | CNBC | THE WALL STREET JOURNAL. | npr | REUTERS

* Annual percentage rates through Prosper range from 5.99% to 36.00% for first-time borrowers, with the lowest rates for the most creditworthy borrowers. For example, a three year $10,000 loan with a rate of 5.99% APR would have 36 scheduled monthly payments of $302. A five year $10,000 loan with a rate of 9.68% APR would have 60 scheduled monthly payments of $201. Actual rate depends on credit history, income, and other factors. Eligibility is not guaranteed, and requires that a sufficient number of investors commit funds to your account and that you meet credit and other conditions. Refer to Borrower Registration Agreement for details. All loans made by WebBank, a Utah-chartered industrial bank, member FDIC.

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© 2005-2016 Prosper Funding LLC. All rights reserved.

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Do you accept retirement accounts?

Yes! Investing with Prosper is available for Individual Retirement Accounts. If you’re contributing to your Traditional, Roth, SIMPLE or SEP-IRA, or plan to open an IRA or Rollover from an existing custodian [401(k), 403(b), 457(b)], we will work with you to open your Prosper IRA. Learn more about the advantages of the Prosper IRA.

Note that Prosper is not a tax advisor; please consult with a tax professional to determine whether investing in Prosper Notes through a self-directed IRA is right for you.

Is there a minimum investment required?

For individual Investment Accounts, the minimum amount you can invest is $25.

For IRA accounts, the minimum is $5,000.

We do not make any recommendations; however, we have found that investors generate a more stable return when they diversify their investment over many different Notes, with each Note corresponding to the borrower loan of a different borrower. Prosper’s Notes are offered by Prospectus which is an official document that describes all the key information for the Notes we offer. You can find our Prospectus on our website at the bottom of any page at www.prosper.com.

How do I invest in loans through Prosper’s marketplace?

There are three ways to invest on the Prosper platform:

1.	You can search for individual loans and manually invest by clicking “Invest Now” from any loan.
2.	You can use Quick Invest which allows you to efficiently invest in a group of loans. You specify the Prosper Rating and any other selection criteria and Quick Invest will find loans that meet your criteria.
3.	You can place investments through our API. For more information, please visit the Prosper for Developers site.

How do you protect my personal information?

We have prepared a Privacy Policy to explain how we collect, use, protect, and disclose information and data when you use Prosper’s websites, services, and mobile applications. For details, please visit our Privacy Policy page, which is accessible through “Legal” navigational link contained at the bottom of our site pages.

Do you allow institutional investments?

Yes, Prosper is happy to accommodate institutional investors. Please follow the registration process to set up your Institutional Investor account.

Does Prosper provide access to APIs for investing?

Whether you are an individual investor, institutional investor, or a third party agent putting your knowledge to work for others, Prosper provides APIs to quickly locate, search for, bid on, and filter through loan investment options. Build a portfolio that suits your investment needs. For more information, please visit the Prosper for Developers site.

Where can I review Prosper’s financial statements?

From the navigational links contained at the bottom of our site pages you can select the Prospectus link. From that page, you have access to Prosper’s Prospectus as well as our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

How do I contact Prosper’s customer service? What are the hours of operation?

Please use the table below for relevant phone numbers and hours of operation. You can find more information on the Contact Us page of our site.

Investor Services	Borrower Services
1-(877)646-5922	1-(866)615-6319

Monday - Friday: 8AM - 5PM (PST)	Monday - Friday: 5AM - 6PM (PST)

Saturday: Closed	Saturday: 6AM - 2:30PM (PST)

Sunday: Closed	Sunday: Closed

How does Investing work?

Investors have up to 14 days to commit funds to a borrower’s loan. Prosper also performs a verification of the borrower. If the borrower passes verification and investors commit funds to the loan, a loan is originated by WebBank, our banking partner. Each month over the 3 or 5 year loan term, borrowers make fixed monthly payments comprised of principal and interest.

Can I pause or cancel Auto Invest?

Yes. Investors can toggle off Auto Invest on the Account Dashboard to pause or cancel Auto Invest. Pausing or canceling Auto Invest will not cancel any pending orders that have been placed for your account.

Once Auto Invest stops placing orders, it will no longer invest the cash on your behalf. The cash generated from principal and interest payments from borrowers may accumulate and you can withdraw these amounts from your account.

Is there an account minimum for Auto Invest?

No, there is no account minimum for Auto Invest.

Can I still place manual orders if I use Auto Invest?

Yes. As an Auto Invest user, you may browse loan listings and place manual orders yourself at any time. However, doing so may result in a portfolio of Notes that diverges from your Auto Invest investment criteria and allocation targets.

How do I pause or deactivate Auto Quick Invest?

From My Quick Invest, you can pause your automated investments by selecting your Name > My Quick Invest > Auto Quick Invest. From your list of saved searches deselect the search you would like to deactivate. Be sure to hit “save” in order to retain your changes. Change Auto Quick Invest settings now.

How do I transfer funds into Prosper?

You can transfer money to Prosper from the bank account you connected to your Prosper account when you opened your investor account. These funds will be added to your Prosper account cash balance. In addition, when a payment comes in for one of your Notes, that payment is added to your Prosper account cash balance.

By following this link, you can transfer funds now.

Can I invest and borrow using the same account?

Yes, you may be an investor and a borrower using the same Prosper account. To become an investor you will need to complete the registration process found in the investor’s area of our site. From here you can either choose “Investment Account” or “Prosper IRA” account. In order to borrow funds, you’ll need to apply for a loan. You can access the loan application from Prosper’s home page.

What is a Verification Stage?

A Verification Stage is a three-stage indicator of the progress on the loan, based on the status of verification of the borrower’s identity, information and documentation. The further along in verification, the higher the Verification Stage rating and the more likely the loan will originate if it receives sufficient investor funding commitments.

Can I assign a beneficiary to my account?

Prosper is unable to assign a beneficiary at this time. As an alternative, you can change the name of your account into a living/revocable trust account or open an IRA which allows you to name a beneficiary. Prosper’s Notes are offered by Prospectus which is an official document that describes all the key information for the Notes we offer. You can find our Prospectus on our website at the bottom of any page at www.prosper.com.

When does Prosper verify a borrower’s income or employment?

Between July 14, 2009 and September 30, 2015 (based on start time of the applicable bidding period), we verified employment and/or income on approximately 59% of the borrower loans originated through our marketplace on a unit basis (227,419 out of 388,617) and approximately 73% of such loans on a dollar basis ($3,531 million out of $4,856 million). For more information, please visit our Prospectus.

Do you recommend a certain starting amount?

We do not make any recommendations; however, we have found that investors generate a more stable return when they diversify their investment over many different Notes, with each Note corresponding to the borrower loan of a different borrower.

Prosper’s notes are offered by Prospectus which is an official document that describes all the key information for the investments we offer. You can find our Prospectus on our website at the bottom of any page at www.prosper.com

Who can invest on Prosper?

Individual investors must be United States residents who are 18 years of age or older, with a valid Social Security number and checking or savings account. Institutional investors who wish to purchase notes on the fractional marketplace must be based in the United States with a valid Taxpayer Identification number. It may be possible for institutional investors from outside the US to purchase whole loans. Please contact institutions@prosper.com for more information.

Individual investors may also be required to meet suitability requirements established by their state of residence.

For individual investors who are residents of Alaska, Idaho, Missouri, Nevada, New Hampshire, Virginia and Washington, investors must either (1) have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings, and automobile) of at least $70,000 or (2) have a net worth (determined with the same exclusions) of at least $250,000. In addition, no investor located in these states may purchase Notes in an amount in excess of 10% of the investor’s determined net worth, exclusive of home, home furnishings, and automobile.

For individual investors who are residents of California, investors who purchase $2,500 or less in Notes, the investment must not exceed 10% of the investor’s net worth. To purchase more than $2,500 of Notes, a California investor member’s investment must not exceed 10% of his or her net worth, and either (1) the investor member must have had a minimum gross income of $85,000 during the last tax year and will have (based on a good faith belief) minimum gross income of $85,000 during the current tax year; or (2) the investor member must have a minimum net worth (exclusive of homes, home furnishings, and automobiles) of $200,000. Assets included in the computation of net worth shall be valued at not more than fair market value.

For individual investors who are residents of Maine, the Maine Office of Securities recommends that an investor’s aggregate investment in Notes and similar offerings not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

For purposes of these suitability requirements, an investor and his or her spouse are considered to be a single person. In addition, the following definitions apply:

•	“Annual gross income” means the total amount of money you earn each year, before deducting any amounts for taxes, insurance, retirement contributions, or any other payment or expenses.
•	“Net worth” means the total value of all your assets, minus the total value of all your liabilities. The value of an asset is equal to the price at which you could reasonably expect to sell it. In calculating net worth, an investor should only include assets that are liquid, meaning assets that consist of cash or something that could be quickly and easily converted into cash, such as a publicly-traded stock. An investor shouldn’t include any illiquid assets, such as homes, home furnishings, or cars.

“Net investment” means the principal amount of Notes purchased, minus principal payments received on the Notes.

Please refer to the Prospectus for additional information.

What is a borrower loan?

A borrower loan is an unsecured, consumer loan originated through our marketplace and made by WebBank, an FDIC insured, Utah-chartered industrial bank. After originating a borrower loan, WebBank sells and assigns the loan to Prosper. All borrower loans are unsecured obligations of individual borrowers with a fixed interest rate and a loan term of either three or five years. Not all borrowers are eligible. For each loan, interest accrues on the principal balance daily. Amounts that are payable to note investors, such as principal, interest, and fee payments, if any, are deducted from the borrower’s payment and paid into each investor’s Prosper account every time the borrower makes a payment. Borrower payments are due once a month.

Does Prosper originate the loans?

No. Listings on the platform are originated through WebBank, an FDIC-insured, Utah-chartered industrial bank. Prosper later purchases and the loans from WebBank and sells the loans, or payment-dependent Notes, them to investors. The investor is entitled to accrued interest for all periods after the loan is purchased from WebBank. Prosper’s Notes are offered by Prospectus which is an official document that describes all the key information for the investments we offer. You can find our Prospectus on our website at the bottom of any page at www.prosper.com.

What is Auto Invest?

Auto Invest is an investment tool that automatically invests available funds based on the parameters chosen by the investor to achieve a desired portfolio. Individual investors can set a target allocation and other investment criteria and Auto Invest automatically places orders for matching Notes on their behalf. Investors can review, adjust, pause or re-start Auto Invest at any time.

How do I get started with Auto Invest?

Investors only need to define their investment criteria and save these settings in order for Auto Invest to get started. The basic investment criteria for Auto Invest includes (1) a target loan allocation and (2) the amount invested per note. Investors have the option of choosing from one of the preset target loan allocations, any of which can be customized by changing the percentage allocated to each loan rating, or creating a custom target allocation across Prosper loan ratings based on their risk tolerance. Investors can further customize their investment criteria by adding loan filters.

Investors can save their investment criteria and turn on Auto Invest even if their Prosper account is not funded. Auto Invest will start investing once funds are available in the investor’s account. As the Notes held in the investor’s account generate principal and interest payments from borrowers, the account may accumulate a cash balance, which Auto Invest will reinvest automatically based on the investor’s investment criteria.

Auto Invest will NOT invest if there is zero cash in the account.

How can I customize my Auto Invest investment criteria?

Investors can customize their investment criteria by (1) editing their target allocation across the individual Prosper loan ratings and/or (2) applying additional criteria to the loans they would like to invest in.

Please keep in mind that applying a restrictive customization can reduce the inventory of available loans matching your investment criteria and limit the ability of Auto Invest to place orders for you.*

* This information is not intended to be investment advice. You should consult your financial advisor if you have any questions or need additional information.

What is cash reserve? Why do I need to set it?

Setting a cash reserve is completely optional. Investors can choose to set aside a percentage of their portfolio in cash, as a cash reserve. By doing so, Auto Invest will only use funds in excess of your cash reserve to place orders, and will not place orders until this cash reserve level is met. You can change your cash reserve at any time by adjusting the percentage of cash in your target allocation.

Can I cancel the orders placed by Auto Invest?

No, you cannot cancel or withdraw an order once it is placed by Auto Invest.

What are the costs/fees associated with using Auto Invest?

There are no additional costs or fees for using Auto Invest. Standard loan servicing and collections fees apply to all Notes held in your Prosper account.

How long does it take for Auto Invest to invest my cash?

The cash in your account may be deployed immediately or over a long period of time. The frequency of orders is based on the cash balance of your account, availability of listings matching your investment criteria and demand from other investors. Auto Invest prioritizes accounts with a higher percentage of cash and places orders for these accounts first. Account size and customization are NOT used for prioritization.

My target allocation is less than my current allocation. Will this setting work?

You can set your target allocation to be less than the current allocation. However, Auto Invest will NOT sell Notes to rebalance your portfolio; it only places orders for listings according to your investment criteria.

Example. Let’s say your current allocation is 10% AAs, 5% A, 10% B and 75% Cash; and you set a target of 0%AA, 0%A, 0%B, 50%C, 50%D and 0% Cash. In this case, Auto Invest will:

•	NOT sell the AAs, As and B notes in your current portfolio.
•	Place orders for C and D notes only, but will be unable to reach your target allocation while you continue to hold AA, A and B notes.

Contact Us

•

Borrower Services

1-866-615-6319

•

Investor Services

1-877-646-5922

•

Email

Send an email

•

Feedback

Enter survey

•

Send Loan Payments To:

Prosper Marketplace Inc.

P.O. Box 396081

San Francisco, CA 94139-6081

•

Office Location

Prosper Funding LLC

221 Main Street, Suite 300
San Francisco, CA 94105

Work With Us

We are always looking for new relationships to help spread the word about Prosper and our peer-to-peer lending marketplace.

Join Prosper’s Affiliate Program

Prosper offers competitive incentives for affiliates who refer to our service. It’s easy to join.
Click here to learn more

Partner with Prosper

If you are interested in learning more about working more closely with Prosper, we would love to hear from you. Email us at bizdev@prosper.com

Note: Please include your loan number when sending check payments through the mail or scheduling payments through online banking. Including a loan number will help us to apply your payment to your loan more quickly. You can locate your loan number by logging into your account, clicking Borrowing, and then clicking your loan title. Your loan number will be under the title on the next page.

Where can I find information on my outstanding loan amount?

Sign in to your Prosper account. Select “Borrowing” from the navigation dropdown located in the site header. You can find the outstanding loan amount by clicking on the title of the loan.

Can I pay off my loan early?

Yes. Sign in to your Prosper account and go to “My Account > Borrowing”. Click “Make Payment.” and select the date you intend to pay off your balance. This is different from the daily balance and is date specific.

Note: If you are scheduling a future payment to pay off your loan in full, there may be additional accrued interest you will need to pay off.

For any questions you can contact customer service. There is never a fee for making prepayments or paying off your loan early.

How much can I borrow?

Prosper loan amounts range from $2,000 to $35,000. The maximum loan amount for any borrower is determined by the borrower’s Prosper Rating.

Note: In limited instances, the maximum loan amount may differ due to constraints based on other variables.

How Do I Receive Messages From Prosper?

Prosper Customer Service may communicate with you directly through the personal email address that you entered upon registration. Prosper also sends messages from time to time to your Prosper Messages Inbox. The Messages Inbox is where you will receive secure messages directly from Prosper. On-site messaging ensures delivery of important account related information, while giving you the confidence that the messages you receive are not fake emails (spoof), spam, or “phishing” scams.

Will you sell or make public my personal information?

Prosper has a strong commitment to keeping your personal information private and secure. We strongly believe that consumers deserve the utmost respect when it comes to the privacy of their personal information. Please read the Prosper privacy policy for more details.

What happens once I provide all the required documents for my loan application?

After you have submitted all required documents, Prosper will complete the underwriting and verification. During this process, your loan will remain listed until investors commit to funding your requested loan amount. Investors have up to 14 days to commit funds to your loan. If Prosper is unable to verify or approve your loan application based on the documents provided, the application will be denied. If your loan application is denied, you will be provided with information about the basis for the denial.

How can I re-apply for a loan if my application is cancelled?

Simply sign in to your Prosper account and click on Create New Loan Listing.

Who is WebBank? What is their role in my loan application?

WebBank is the originating bank for loans through Prosper. WebBank is not owned nor operated by Prosper.

Where can I find the actual amount I’ll receive in my bank account?

The final Truth In Lending Disclosure Statement document is generated upon origination of your loan. This document is available in the History and Legal Agreements & Disclosure section of your Prosper account.

What is pre-approval?

Pre-approval means that you have met the initial approval criteria for a loan. Pre-approval offers are sometimes given to you through the mail or through our partners’ websites. Since these offers are not final offers, you will still need to apply directly through Prosper. Prosper will then check your credit worthiness and determine your full eligibility.

Why was my application denied? What factors are considered when denying an application?

We’re sorry to hear that you application was denied. If the denial was due to a credit-based decision or information contained in your credit report you should have received an adverse action notice describing the reasons for the denial. Our credit determination process relies on a proprietary algorithm based on certain criteria provided to us from Experian. Alternatively, denial may have been based on your application not meeting the eligibility requirements for a loan through Prosper (examples include but are not limited to applying less than 120 days after a prior denial or applicant being less than 18 years of age).

Can I apply for a loan over the phone?

Yes. Please call 1-(877)-611-8801, and our application specialists can help you apply by phone.

How do I unlock my account? I did not receive a reset email.

Please contact customer service by navigating to Prosper’s Contact Us page to find the relevant contact information and hours of operation.

Can I pay by check?

You can pay by check, but this option is not recommended. Payments are applied on the date received and not the date the check is placed in the mail. Due to mail transit times, quite a few days can pass between the time the check is placed in the mail and when it is received and applied to your account. In order to be considered current, all payments need to be received by Prosper on or before the payment due date. In addition, as interest accrues daily, any payoff payments sent by check risk falling short of the total payoff amount.

If you need to submit a check by mail, here’s what you need to do:

•	If you are trying to payoff your balance, sign in to your Prosper account and select the date to pay off your balance. This is different from the daily balance and is date specific. For any questions you can contact customer service.
•	For all payments, include the loan ID in the memo section of the check (required). If the check is coming from a third party, please also include the name of the loan holder in the memo.

Send payments to the address below:

Prosper Marketplace Inc.

P.O. Box 396081

San Francisco, CA 94139-6081

What is AutoPay?

AutoPay is a service that automatically schedules and deducts your monthly payment from your bank account on your due date. Most borrowers who receive a loan through Prosper choose AutoPay because it’s the easiest way to always make monthly payments on time.

You can select AutoPay in step 4 of the loan application, in your online account, or by contacting customer service. Please navigate to Prosper’s Contact Us page to find the relevant contact information and hours of operation.

Can I mail in my documents?

You can send your documents to Prosper in the following two ways:

•	The best way to submit documents is through Prosper’s document upload tool located in your Prosper account. It’s fast, easy, and secure.
•	You can also send your documents as an attachment to an email. To send documents related to all loan requests, send an email to approval@prosper.com. Please be sure to send all email from the email address registered with your Prosper account. To send documents related to payments or investments, send email to support@prosper.com.

If I have an existing loan, how long should I wait before I reapply?

Thank you for choosing Prosper again. There is a minimum waiting period of six months before you can apply for another loan. For your reference, your credit score at the time of your new loan request must be at least 640. In addition, any outstanding loan through Prosper will be included as part of your $35,000 total loan limit.

Other requirements to to be aware of when considering an additional loan through Prosper:

•	Your active loan must be current and in good standing.
•	No late payments can be on record within the last 60 days for any active loans.
•	You must not have a payment that was more than 15 days late on an active loan within the last year.
•	No more than 2 returned loan payments can be on record within the last 3 years.
•	A minimum number of six months must have passed since your last loan was originated.
•	If you have more than one loan, each loan may have a different payment due date. Your loan payments cannot be combined.

Please note, meeting all of the requirements listed above does not guarantee that you will be approved for your additional loan request.

How can I reset my password/unlock my account?

If you forget your password, go to the Reset Your Password page. Enter the email you used to create your Prosper account and click Send Email. Prosper will send you instructions for resetting your password using the email address you have on file for your member account. If you continue to have issues, please contact Prosper Customer Support.

What if I’m late on a loan payment?

If you are late on a loan payment, your loan is considered delinquent, and late fees may be assessed. You can avoid additional fees by making a manual payment in the amount due within 15 days of the payment due date. Make a payment now.

What is the loan review process? How long does it take?

The underwriting and verification process (loan review process) helps protect investors by verifying the information you provided when you registered and created your borrower listing. Prosper must complete the underwriting and verification process before your loan can be originated.

Prosper has the right to verify at any time the accuracy of all statements and information you provided when you registered and created your listing. Prosper may ask you to upload supporting documentation or may call your bank or employer for verification. If Prosper needs documentation from you, you will be contacted after your listing is created. The underwriting and verification process is usually completed in seven business days or less. Any requested documentation must be provided within that period.

Where can I find Prosper’s policies?

Please view the Site Policies page to learn more about our policies.

What is address verification?

For security reasons, all borrowers must have a verified mailing address, which helps Prosper reduce the risk of identity theft. Prosper uses several methods to verify your address, including sending you a postcard through the U.S. Postal Service with a verification code to the address you entered when you registered.

Note: If Prosper is able to verify your address without sending this postcard, you will not receive one.

If you receive a postcard in the mail, go to “My Account > Settings” and click Verify this address. You will be prompted to enter the verification code printed on the postcard you received. Once you have successfully entered the verification code, you may destroy and discard your postcard.

Can I turn off the automatic ACH payment?

Yes. Please contact customer support to assist you in canceling the automatic monthly ACH payment.

Can I change my payment due date?

No, changing your payment due date is not possible at this time.

What are the steps in the application process for PHL?

You provide some basic information in an easy online application or over the phone, and based on the information received, Prosper will provide pre-approved loan options to eligible applicants. Options may be available to have the loan funded directly to the provider.

Apply now

What is PHL?

Prosper Healthcare Lending (PHL) is a subsidiary of Prosper Marketplace, Inc. PHL specializes in offering loans to customers looking to finance a medical procedure. For more information, please navigate to PHL’s web site: www.prosperhealthcare.com.

Where can I find the terms of my loan?

The promissory note contains the terms of the loan and is available in the History and Legal Agreements & Disclosure section of your Prosper account.

Where can I find my loan details?

Sign in to your Prosper account. Select “Borrowing” from the navigation dropdown located in the site header. Your loan details will appear on the page you are directed to.

Where can I find the status of my application?

You can easily check the status of your application anytime by logging into your Prosper account and viewing your Account Overview page, which will list, among other things, any documents still required to complete the verification as well as the percentage of funds committed by investors.

Do I have to pay anything out of pocket to obtain a loan?

There are no upfront fees for applying for a loan through Prosper. A one-time fee is charged if your loan is funded and money is transferred to you.

This fee is called the “Origination Fee” and is a percentage of the amount borrowed (1%-5%, depending on Prosper Rating). It is taken from the loan immediately, before loan proceeds are transferred to your account. This means that if you apply for a loan and need an amount to purchase something specific or pay off a balance on a credit card, make sure you ask for enough to cover both the expense and the fee.

Exhibit B

Credit Policy

[***]

Exhibit C

Form of Application

PROSPER

Form of Application (Borrower Funnel)

July 2016

Step 1 – Registration Page

PROSPER
Get a Custom Rate in 1 Click

3
© 2016 Prosper. All Rights Reserved. Proprietary and Confidential
PROSPER

Step 2 – Loan Offers

PROSPER
You Qualify for a $2,000 Loan
Your customized loan offer:
Loan Amount $2,000
APR 5.99%
Interest Rate 5.32%
Monthly Payment $60.23
Get this loan
Low fixed rates
No pre-payment penalty
Safe and secure
Questions? Call us
You also qualify for these loan amounts:
36 Month Loans - Faster Payoff
Loan Amount APR Interest Rate Monthly Payment
$2,000 5.99% 5.32% $60.23
$4,000 5.99% 5.32% $120.46
$6,000 5.99% 5.32% $180.69
$15,000 5.99% 5.32% $451.72
$18,000 7.49% 6.13% $548.66
60 Month Loans - Lower Payments
Loan Amount APR Interest Rate Monthly Payment
$2,000 10.11% 7.91% $40.47
$4,000 10.10% 7.91% $80.93
$6,000 10.10% 7.91% $121.40
$15,000 10.10% 7.91% $303.50
$18,000 10.72% 8.51% $369.38
Edit loan amount
Get this loan instead

3 | © 2016 Prosper. All Rights Reserved. Proprietary and Confidential.

PROSPER

Step 3 – Additional Information

PROSPER
You're Almost Finished
We just need a few more details to complete your loan.
(415) 232-1234
Secondary Phone (home or mobile, optional)
(323) 594-2312
Prosper
(323) 895-1231
Analyst
09/2015
xxx-xx-0340
Continue
Your Loan Offer:
Questions? Call us:

4 | © 2016 Prosper. All Rights Reserved. Proprietary and Confidential.

PROSPER

Step 4 – Loan Terms and TIL

PROSPER
Your Debt Consolidation Loan Terms
Truth in Lending Disclosure Statement (initial)
Continue

6 | © 2016 Prosper. All Rights Reserved. Proprietary and Confidential.

PROSPER

Step 5 – Bank Account Information

PROSPER
Get rate
Personal details
Loan terms
Bank info
Congratulations, your loan is ready for funding!
Where should we deposit your loan? Please provide your bank information.
bank of cats
Checking
Savings
Mary Hopkins
Alternate Account Holder Name
113024520
1234567890
1234567890
Routing number
Account number
How would you like to make your payments?
AutoPay (recommended): Prosper will automatically deduct your payment each month from your bank account.
Other payment options
Finish

6 | © 2016 Prosper. All Rights Reserved. Proprietary and Confidential.

PROSPER

Step 6 – Thank You

PROSPER
Thank you for your loan request
We'll email you the status of your application in 1-3 business days.
What happens next?
We'll review the details of your application. If we need more information—this may be a copy of your W-2, bank statement or other identifying documents—we'll let you know.
When will money be deposited into my account?
Verification and funding usually takes less than 5 days. Once approved, money will be deposited into your bank account in 1-4 business days.
Questions for us?
We're here to help. If you have questions or need to cancel your loan request, give us a call at (866) 615-6319 or email us.
Sign in to track your loan status, review loan details, or check pending notifications.
Go to my account

7 | © 2016 Prosper. All Rights Reserved. Proprietary and Confidential.

PROSPER

Exhibit D

Loan Documentation

Borrower Registration Agreement | Prosper	Page 1 of 27

Borrower Registration Agreement

This Borrower Registration Agreement (this “Agreement”) is made and entered into between you and Prosper Funding LLC (“Prosper”).

The Prosper marketplace is an online credit platform (the “Platform”) operated by Prosper. Among other things, Prosper offers access to unsecured personal loans in the form of the promissory note attached hereto as Exhibit A (the “Promissory Note”). All loans originated through the Platform are made by WebBank, a Utah-chartered industrial bank (“WebBank” or “Bank”). A separate legal entity, Prosper Marketplace, Inc. (“PMI”), provides services to Bank in connection with the origination of such loans. Prosper services all loans made through the Platform, but has engaged certain third parties (including PMI) to act as agents of Prosper in the performance of such servicing. The following Agreement describes those services as well as your rights and obligations should you elect to register as a borrower on the Platform. Except for Section 22, when used in this Agreement “we” or “us” refers to Prosper, Bank and their respective agents and affiliates (including without limitation PMI in its capacity as agent of Prosper or Bank, and Prosper Healthcare Lending).

1. Registration as a Prosper Borrower. You are registering with Prosper as a borrower so that you can make loan requests or “listings” through the Platform. In entering into this Agreement, you are agreeing to comply with the Terms of Use for the Platform as well as any other rules or policies set forth on Prosper’s website (www.prosper.com (http://www.prosper.com/)), any of which may be amended from time to time by Prosper in its sole discretion (collectively, as amended, the “Prosper Terms and Conditions”). The Prosper Terms and Conditions are accessible via a link marked “Policies” at the bottom of each page of Prosper’s website.

We reserve the right to restrict access to the Platform to individuals who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.

https://www.prosper.com/plp/borrower-registration-agreement/	6/30/2016

Borrower Registration Agreement | Prosper	Page 2 of 27

2. Authorization to Obtain Credit Report. By registering on the Platform as a borrower, you authorize us or our agents (including PMI), to obtain a credit report from one or more consumer credit reporting agencies. We may use the credit report for any purpose that would be authorized by applicable law in connection with a credit transaction involving you and involving the extension of credit to you or review or collection of your account, including but not limited to (i) for authentication purposes, to make sure you are who you say you are, (ii) to make credit decisions; (iii) to administer the sale of any Borrower Payment Dependent Notes (“Notes”) associated with your loan or the sale of your loan in its entirety; (iv) to determine how much debt you currently have, in order to determine your debt-to-income ratio, (v) to obtain your credit score and assign you a Prosper Rating based in part on that score, (vi) to obtain and display information and characteristics from your credit report from one or more consumer credit reporting agencies, and (vii) to obtain and display on the Folio Investing Note Trader Platform certain information and characteristics from your credit report from one or more consumer credit reporting agencies at any time or times that a Note corresponding to your loan is offered for sale by investors holding such Notes. Information from your credit report will be displayed on the Prosper website with your listing. You authorize us to verify information in your credit report and your listing, and you agree that Prosper, Bank or PMI (in its capacity as agent of Prosper or Bank) may contact third parties without further notice to you to verify any such information. We may obtain your credit report each time you create a listing and at any other time in our sole discretion, including in connection with loan servicing or collection.

3. Listings. The Platform connects applicants who wish to obtain loans with investor members who wish to help fund them. To receive a loan, you, a borrower member, must submit a loan listing through the Platform. The listing is a request by you for a loan in the amount and at the interest rate specified in the listing. In order to submit a listing through the Platform, you must have a good faith intent to obtain and repay your loan, and your listing must be consistent with that intent.

In order for your listing to become a loan, you must receive aggregate funding commitments from Prosper investor members that equal or exceed the minimum funding amount applicable to your listing. When you submit your listing, it will automatically be allocated to one of three funding channels, based upon a random allocation methodology determined by Prosper: (i) the first channel allows investor members to commit to purchase Notes from Prosper, the payments of which are dependent on the payments you make on your loan (the “Note Channel”); (ii) the second channel allows investor members to commit to purchase 100% of your loan directly from Prosper (“Active Loan Channel”); and (iii) the third channel reserves your loan for sale to an investor member who has already committed to purchase loans like yours from Prosper (“Passive Loan Channel”). Prosper may add or remove funding channels at any time in its sole discretion.

https://www.prosper.com/plp/borrower-registration-agreement/	6/30/2016

Borrower Registration Agreement | Prosper	Page 3 of 27

If your listing receives sufficient commitments to fund, Bank will originate a loan to you in an amount equal to the total amount of those commitments. If your listing is allocated to Passive Loan Channel, it will automatically be considered to have received a commitment equal to the amount of the loan requested. If your listing is allocated to the Note Channel, investor members who purchase Notes tied to your loan may resell those Notes to other investor members on our secondary trading platform (the “Note Trader Platform”). Prosper may add or remove secondary trading platforms at any time in its sole discretion.

Information Included in Listings. To submit a listing, you must provide the amount of the loan you are requesting as well as your annual income, occupation and employment status. The minimum and maximum loan amounts you may request are posted on the Prosper website and are subject to change by us at any time without notice. We reserve the right to restrict the submission of listings through the Platform to applicants who meet minimum credit guidelines and other criteria, as determined by us in our sole discretion.

You authorize and agree that we may include in your listing any information from the credit report we obtain pursuant to Section 2 above, including but not limited to the following information:

(i)         Your Prosper Rating, which is calculated by us but based on information from your credit report;

(ii)        Your debt-to-income ratio, expressed as a percentage, reflecting the ratio between the amount of your monthly non-mortgage debt, as compared to the amount of monthly income that you indicated when completing your listing;

(iii)       Whether you own a home;

(iv)       The number of accounts on which you are currently late on a payment;

(v)        The total past-due amount you owe on all delinquent and charged-off accounts;

(vi)       The number of 90+ days past due delinquencies on your credit report;

(vii)      The number of negative public records (e.g., bankruptcies, liens, and judgments) on your credit report over the last 12 months, and over the last 10 years;

(viii)     The month and year the oldest account on your credit report (e.g., revolving, installment, or mortgage credit) was opened;

(ix)        The total number of credit lines appearing on your credit report, along with the number that are open and current;

(x)         The total balance on all of your open revolving credit lines;

(xi)       Your bankcard utilization ratio, expressed as a percentage, reflecting the ratio of the total balance used, to the aggregate credit limit on, all of your open bankcards; and

(xii)       The number of inquiries made by creditors to your credit report in the last six months.

https://www.prosper.com/plp/borrower-registration-agreement/	6/30/2016

Borrower Registration Agreement | Prosper	Page 4 of 27

In addition, you authorize and agree that we may display any of the above information in a listing for a Note corresponding to your loan on the Note Trader Platform, and that we may display updated information from your credit report, as well as information about the payment history and status of your loan, in any such listing.

Listings displayed on either Platform may also include any information we ask you to provide, including, without limitation, your self-reported occupation, employment status and range of income. You authorize us to verify your residence, income, employment and any other information you provide in connection with a listing or your registration as a borrower, and you agree that we may contact third parties to verify information you provide. If any such information changes after you submit a listing but before the listing expires, you must either (i) promptly notify us of the change, or (ii) if the listing was allocated to the Note Channel or Active Loan Channel, withdraw your listing.

In creating your listing, or posting content on your Prosper member web page or anywhere else on Prosper’s website, you may not include (i) any personally identifiable information, including, without limitation, your name, address, phone number, email address, Social Security number, driver’s license number, bank account number or credit card number, (ii) any information that reveals your race, color, religion, national origin, sex, marital status, age, sexual orientation, military status, source of income, or plans for having a family, and (iii) any information that is inconsistent with your obligations to refrain from engaging in any Prohibited Activities (as defined below) (any information of the type described in parts (i), (ii) or (iii) being, “Prohibited Information”). We may take remedial action with respect to any Prohibited Information you post on Prosper’s web site, including without limitation canceling any listing containing Prohibited Information or deleting or modifying all or any portion of a listing description or other content that contains Prohibited Information; provided, however, that we are under no obligation to take any such action, and any posting of Prohibited Information by you on Prosper’s web site is done solely at your own risk.

https://www.prosper.com/plp/borrower-registration-agreement/	6/30/2016

Borrower Registration Agreement | Prosper	Page 5 of 27

Listings Allocated to the Note Channel. Any person who visits the Prosper website will be able to view your listing and see your Prosper Rating as well as certain information about the loan you have requested; provided, however, information from your credit report will only be viewable by investor members.

We may elect in our sole discretion to give you a partial funding option, which means your loan will be funded if it receives commitments totaling less than the full amount of your requested loan but equal to or exceeding 70% of that amount (subject to the loan size minimum). Each loan listing related to a borrower who was offered the partial funding option will indicate the minimum amount required for the loan to fund. The current percentage threshold for partial funding is 70%, but we may change that threshold from time to time. Any such change will only affect listings created after the change is made.

Duration of Listings. A listing will expire on the earlier of (a) the time at which it has received commitments equal to the full amount of the loan requested (which could be immediately after being listed) or (b) if allocated to the Note Channel, 14 days after being posted, unless the listing is withdrawn by you or cancelled by us prior to either of those events. If a listing is allocated to Active Loan Channel and does not receive commitments sufficient to fund within one (1) hour of being posted, it will automatically be reallocated to the Note Channel.

WITHDRAWAL OF LISTINGS. YOU HAVE THE RIGHT TO WITHDRAW YOUR LISTING AT ANY TIME PRIOR TO THE EXPIRATION OF THE LISTING PERIOD AS DESCRIBED ABOVE. AFTER THE LISTING PERIOD EXPIRES, YOU WILL NO LONGER HAVE THE RIGHT TO WITHDRAW YOUR LISTING. IF A LOAN IS MADE TO YOU, YOU DO NOT HAVE ANY RIGHT TO RESCIND THE LOAN.

If you elect to withdraw your listing, you may (but are not required to) submit a new listing. We reserve the right, in our sole discretion, to limit the number of listings you submit or attempt to submit through the Platform.

Additional Loans. The guidelines and eligibility requirements for additional loans are posted on the Prosper website and are subject to change by us in our sole discretion at any time without notice. Subject to these requirements, you may have up to two loans outstanding at any one time, provided that the aggregate outstanding principal balance of your loans does not exceed the maximum loan amount then in effect. You may not submit a listing for a second loan unless you meet the eligibility requirements then in effect as of the date of such submission.

https://www.prosper.com/plp/borrower-registration-agreement/	6/30/2016

Borrower Registration Agreement | Prosper	Page 6 of 27

Prohibited Activities. You agree that you will not, in connection with any listings, investor commitments, loans or other transactions involving or potentially involving Prosper or Bank, (i) make any false, misleading or deceptive statements or omissions of material fact; (ii) misrepresent your identity, or describe, present or portray yourself as a person other than yourself; (iii) give to or receive from, or offer or agree to give to or receive from, any Prosper investor member or other person any fee, bonus, additional interest, kickback or thing of value of any kind, including in exchange for such person’s commitment, recommendation, or offer or agreement to recommend or make a commitment with respect to your listing; and (iv) represent yourself to any person as a director, officer or employee of Prosper, PMI or Bank, unless you are such director, officer or employee.

4.      Right to Verify Information and Cancel Funding.

a.      We reserve the right to verify the accuracy of all information provided by borrower and investor members in connection with listings, investor commitments and loans. We also reserve the right to determine in our sole discretion whether a registered user is using, or has used, the Prosper website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any agreement between Prosper or Bank and such user. We may conduct our review at any time - before, during or after the submission of a listing, or before or after the funding of a loan. You agree to respond promptly to our requests for information in connection with any such review by us.

b.       In the event we determine, prior to funding a loan, that a listing, or an investor commitment for the listing, contains materially inaccurate information (including but not limited to unintended inaccuracies, inaccuracies resulting from errors by us, or inaccuracies resulting from changes in the borrower’s income, residence or credit profile between the date a listing is submitted and the date the listing is to be funded) or was submitted illegally, in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the Prosper Terms and Conditions or any member agreement, we may refuse to accept the listing or, if the listing has already been accepted, remove the listing from the Platform and cancel all investor commitments with respect to the listing.

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c.      When a listing receives commitments equal to or exceeding the minimum amount required for the loan to fund, we may conduct a “pre-funding” review prior to funding the loan. Loan funding occurs when loan proceeds are disbursed to or at the direction of the borrower. We may, at any time and in our sole discretion, delay funding of a loan (i) in order to enable us to verify the accuracy of information provided by borrower members, investor members in connection with the listing or investor commitments made with respect to the listing; (ii) to determine whether there are any irregularities with respect to the listing or the investor commitments; or (iii) if we become aware of information concerning the borrower member or the listing during our pre-funding review, as a result of which we determine, in our sole discretion, that the likelihood of the borrower not making payments on the loan is materially greater than would be expected based on the assigned Prosper Rating. We may cancel or proceed with funding the loan, depending on the results of our pre-funding review. If funding is cancelled, the listing will be removed from the Platform and all investor commitments against the listing will be cancelled. In the event we cancel funding of a loan, we will notify the borrower, and all investor members who made commitments with respect to the listing of such cancellation.

d.      We may verify any of the information you provide in applying for a loan and creating a listing, and may require that you submit evidence sufficient to permit us to verify the information you provided or other information we deem necessary. We have sole discretion to determine what evidence suffices, and it is your obligation to provide that evidence. If you fail to do so within a reasonable timeframe within our discretion, we may cancel your listing. However, if we are able to obtain the information we require from other sources, or determine that the information is no longer necessary, your loan may originate even though you have not submitted the required documents.

5.      Matching of Investor Commitments and Listings; Loan Funding.

a.       If your listing is allocated to the Note Channel, Prosper investor members will be able to view your listing and commit funds to purchase Notes issued by Prosper, the payments on which will be dependent on payments Prosper receives from you on your loan. In other words, the Prosper investor members who committed funds will receive payments on their Notes only to the extent you make payments on your loan. If your listing is allocated to the Active Loan Channel or the Passive Loan Channel, Prosper investor members will commit funds to purchase from Prosper a Promissory Note evidencing the loan made by Bank to you.

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b.      A match of your listing with one or more investor commitments equal to or exceeding the minimum amount required for the loan to fund, will result in a loan from Bank to you, subject to our right to verify information as described above. The loan will be evidenced by a Promissory Note in the form set forth on the attached Exhibit A. Depending on the loan product you receive, loan proceeds are disbursed into your designated deposit account or they are paid directly to a merchant in satisfaction of your purchase of goods and/or services from that merchant. The loan may be sold by Bank to Prosper, and Prosper may hold the loan or sell it to one of its investor members. Prosper or its agents will service the loan on behalf of the loan’s owner.

c.      We do not warrant or guaranty that your listing will be matched with any investor commitments. Your listing must receive one or more investor commitments equal to or exceeding the minimum amount required for the loan to fund in order for a loan to be made.

d.       To safeguard your privacy rights, your name and address will not be included in your listing. Only your Prosper screen name will appear on your listing, and only the screen name of the investor members will appear with investor commitments.

6.      Compensation. If you receive a loan, you must pay Bank a non-refundable origination fee. The amount of the estimated origination fee is stated in the disclosures provided to you at the time you apply. This amount will decline if you’ve been offered a partial funding option and your loan is not 100% funded. Notwithstanding the foregoing, no amount of the finally determined fee is refundable. The finally determined fee will be stated in your Truth in Lending disclosure. This fee will be deducted from your loan proceeds, so the loan proceeds delivered to you or at your direction will be less than the full amount of your issued loan. You acknowledge that the origination fee will be considered part of the principal on your loan and is subject to the accrual of interest.

7.       Making Your Loan Payments. At the time you register as a borrower, you must provide your bank account information to facilitate transfers of funds to and from your bank account. You agree to make your loan payments by automated withdrawals from your designated account, by manual payments you initiate from your designated account, with the first payment being scheduled during the application process, or by check (you must call customer service at 1-866-615-6319 to arrange payment by check). Your loan payments will be made by the payment method you choose. Prosper or its agents will act as the servicer for all loans you obtain through the Platform, and all communications regarding your loan must be made to Prosper or its agents.

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8.      Collection & Reporting of Delinquent Loans. In the event you do not make your loan payments on time, Bank or any subsequent owner of the loan will have all remedies authorized or permitted by the Promissory Note and applicable law. In addition, if you fail to make timely payments on your loan, your loan may be referred to a collection agency for collection. Prosper or its agents may report loan payment delinquencies in excess of thirty (30) days to one or more credit reporting agencies in accordance with applicable law. See the “Permission to Contact” section below for additional important information.

9.      No Guarantee. Neither Prosper nor Bank warrants or guarantees (1) that your listing will be matched with any investor commitments, or (2) that you will receive a loan as a result of submitting a listing.

10.    Restrictions on Use. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for someone other than yourself. You are not authorized or permitted to use the Prosper website to obtain, or attempt to obtain, a loan for the purpose of (i) buying, carrying or trading in securities or for the purpose of buying or carrying any part of an investment contract security, (ii) paying for postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses” is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3), or (iii) engaging in any illegal activity or gambling, and you warrant, represent and agree that you will not use the proceeds of any loan for such purposes. You must be an owner of the deposit account you designate for electronic transfers of funds, with authority to direct that loan payments be made from the account. Your designated account will be the account from which loan payments will be made. Although you are registering as a borrower member, you may also register and participate on the Platform as an investor member. If you participate on the Platform as an investor member, any amounts in your Prosper funding account are subject to set-off against any delinquent amounts owing on any loans you obtain as a Prosper borrower. You will not receive further notice in advance of our exercising our right to set-off amounts in your Prosper funding account against any delinquent amounts owing on any loans you obtain. If you obtain a loan and fail to pay your loan in full, whether due to default, bankruptcy or other reasons, you will not be eligible to submit any further listings or re-register with Prosper as a borrower or investor member. We may in our sole discretion, with or without cause and with or without notice, restrict your access to the Prosper website or Platform.

11.    Authority. You warrant and represent that you have the legal competence and capacity to execute and perform this Agreement.

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12.    Termination of Registration. Prosper may, in its sole discretion, with or without cause, terminate this Agreement at any time by giving you notice as provided below. In addition, upon our determination that you committed fraud or made a material misrepresentation in connection with a listing, investor commitment or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the Prosper Terms and Conditions, we may, in our sole discretion, immediately and without notice, take one or more of the following actions: (i) terminate or suspend your right to submit listings or otherwise participate on the Platform; or (ii) terminate this Agreement and your registration with Prosper. Upon termination of this Agreement and your registration with Prosper, any listings you have submitted through the Platform shall be cancelled, and will be removed from the Platform immediately. Any loans you obtain prior to the effective date of termination resulting from listings you had placed on the Platform shall remain in full force and effect in accordance with their terms.

13.    Prosper’s Right to Modify Terms. Prosper has the right to change any term or provision of this Agreement or the Prosper Terms and Conditions. Prosper will give you notice of material changes to this Agreement, or the Prosper Terms and Conditions, in the manner set forth in Section 15. You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we expressly undertake no obligation to identify or correct such errors. This Agreement, along with the Prosper Terms and Conditions, represents the entire agreement between you and Prosper regarding your participation as a borrower on the Platform, and supersedes all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and Prosper with respect to your involvement as a borrower on the Platform.

14.    Member Web Page Display and Content. You may, but are not required to, maintain a “Prosper member web page” on the Prosper website, where you can post content, logos or links to websites. If you elect to do so, you authorize us to display on the Prosper website all such material you provide. Any material you display on your member page must conform to the Prosper Terms and Conditions, and material you display or link to must not (i) infringe on Prosper’s or any third party’s copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (ii) violate any applicable law, statute, ordinance or regulation; (iii) be defamatory or libelous; (iv) be lewd, hateful, violent, pornographic or obscene; (v) violate any laws regarding unfair competition, anti-discrimination or false advertising; (vi) promote violence or contain hate speech; or (vii) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. You may not include or display any personally identifying information of any Prosper member on your Prosper member web page or elsewhere on the Prosper website, including, without limitation, any Prosper member’s name, address, phone number, email address, Social Security number, driver’s license number, bank account number or credit card number.

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15.    Notices. All notices and other communications hereunder shall be given either by: (1) email to your registered email address; (2) message to your Prosper message inbox; (3) posting on your Prosper account’s login, post-login, or home page; (4) posting to the History section (or one of its subsections) of your Prosper account; (5) posting on the Prosper website, or (6) deposit with U.S. mail or other nationally recognized courier, and shall be deemed to have been duly given and effective upon transmission or posting. It is your responsibility to monitor these areas. You can contact us by sending an email to support@prosper.com (mailto:support@prosper.com). You agree to notify Prosper if your registered email address changes, and you agree to update your registered residence address, mailing address and telephone number on the Prosper website if any of those items changes.

16.    No Warranties. Except for the representations contained in this Agreement, Prosper does not make any representations or warranties to you or any other party with regard to your use of the Prosper website or the Platform, including, but not limited to, any implied warranties of merchantability or fitness for a particular purpose.

17.    Limitation on Liability. In no event shall any party to this Agreement be liable to any other party for any lost profits or special, exemplary, consequential or punitive damages, even if informed of the possibility of such damages. Furthermore, neither party makes any representation or warranty to any other party regarding the effect that the Agreement may have upon the foreign, federal, state or local tax liability of the other.

18.    STATE NOTICES

California Residents: Married registrants may apply for a separate account.

Ohio Residents: The Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

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Texas Residents: Prosper Marketplace, Inc. is licensed and examined by the State of Texas—Office of Consumer Credit Commissioner. Call the Consumer Credit Hotline or write for credit information or assistance with credit problems. Office of Consumer Credit Commissioner, 2601 North Lamar Boulevard, Austin, Texas 78705-4207, (800) 538-1579, www.occc.state.tx.us.

Wisconsin Residents: No provision of a marital property agreement, a unilateral statement or a court decree adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred.

Please see the attached Promissory Note for additional important state notices.

19.    Miscellaneous. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without Prosper’s prior written consent. Prosper may assign this Agreement at any time without your permission, unless prohibited by applicable law. Any such assignment, transfer, sublicense or delegation in violation of this Section 19 shall be null and void. This Agreement shall be governed by federal law and, to the extent that state law applies, the laws of the State of Delaware. Any waiver of a breach of any provision of this Agreement will not be a waiver of any other breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If any part of this Agreement is determined to be invalid or unenforceable under applicable law, then the invalid or unenforceable provision will be deemed superseded by a valid enforceable provision that most closely matches the intent of the original provision, and the remainder of the Agreement shall continue in effect. Bank is not a party to this Agreement, but you agree that Bank is a third-party beneficiary and is entitled to rely on the provisions of this Agreement, including without limitation your representations, covenants and agreements herein. There are no third party beneficiaries to this Agreement other than Bank.

20.    Performance by Prosper and Bank. You acknowledge and agree that any obligations of or actions by Prosper under this Agreement may be performed by PMI on behalf of Prosper in PMI’s capacity as servicer or agent of Prosper under any administrative services or similar agreement entered into between PMI and Prosper pursuant to which Prosper appoints PMI as servicer or agent to provide administrative, management, servicing or other services to Prosper. You also acknowledge and agree that any obligations of or actions by Bank under this Agreement may be performed by PMI on behalf of Bank in PMI’s capacity as agent of Bank under any loan program or similar agreement entered into between PMI and Bank pursuant to which Bank appoints PMI as agent to provide services to Bank.

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21.    Separate Entities. Notwithstanding Section 20, you acknowledge and agree that Prosper, Bank and PMI are separate legal entities and that neither entity has guaranteed the performance by the other entity of its obligations hereunder.

22.    Arbitration. RESOLUTION OF DISPUTES: YOU ACKNOWLEDGE THAT YOU HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS YOUR RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND US. YOU UNDERSTAND THAT YOU HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a)     In this Resolution of Disputes provision:

(i)      “You” and “your” mean the individual entering into this Agreement, as well as any person claiming through such individual;

(ii)     “We” and “us” mean Bank and Prosper Funding LLC and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them;

(iii)    “Claim” means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Agreement or the relationship between us and you (including claims arising prior to or after the date of the Agreement, and claims that are currently the subject of purported class action litigation in which you are not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Agreement or the validity or enforceability of this Section 22.

(b)    Any Claim shall be resolved, upon the election of either us or you, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed (“Rules”). Any arbitration under this Agreement will take place on an individual basis; class arbitrations and class actions are not permitted. If you file a claim, you may choose the administrator; if we file a claim, we may choose the administrator, but we agree to change to the other permitted administrator at your request (assuming that the other administrator is available). You can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. The address for serving any arbitration demand or claim on us is Prosper Marketplace, Inc., 221 Main Street, Suite 300, San Francisco, CA 94105, Attention: Compliance.

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(c)     Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years’ experience. We agree not to invoke our right to elect arbitration of an individual Claim filed by you in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d)     We will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and we will consider your request to pay any additional arbitration costs. If an arbitrator issues an award in our favor, you will not be required to reimburse us for any fees we have previously paid to the administrator or for which we are responsible. If you receive an award from the arbitrator, we will reimburse you for any fees paid by you to the administrator or arbitrator. Each party shall bear its own attorney’s, expert’s and witness fees, which shall not be considered costs of arbitration; however, if a statute gives you the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.

(e)     Any in-person arbitration hearing will be held in the city with the federal district court closest to your residence, or in such other location as you and we may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator’s award. The arbitrator’s decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s cost, regardless of its outcome. However, we will consider any reasonable written request by you for us to bear the cost.

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(f)      YOU AND WE AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and we agree otherwise in writing, the arbitrator may not consolidate more than one person’s claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.

(g)     If any portion of this Section 22 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 22 is deemed invalid or unenforceable in whole or in part, then this entire Section 22 shall be deemed invalid and unenforceable. The terms of this Section 22 will prevail if there is any conflict between the Rules and this section.

(h)     YOU AND WE AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND WE ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i)      You understand that you may reject the provisions of this Section 22, in which case neither us nor you will have the right to elect arbitration. Rejection of this Section 22 will not affect the remaining parts of this Agreement. To reject this Section 22, you must send us written notice of your rejection within 30 days after the date that this Agreement was made. You must include your name, address, and account number. The notice of rejection must be mailed to Prosper Marketplace, Inc., 221 Main Street, Suite 300, San Francisco, CA 94105, Attention: Legal Department. This is the only way that you can reject this Section 22.

(j)      You and we acknowledge and agree that the arbitration agreement set forth in this Section 22 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 22. This Section 22 shall survive the termination of this Agreement.

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23.    Electronic Transactions. This Agreement includes your express consent to electronic transactions and disclosures, which consent is set forth in the section entitled “Consent to Doing Business Electronically” as disclosed in our Terms of Use (https://www.prosper.com/legal/terms-of-use/) on our website, the terms and conditions of which are expressly incorporated herein in their entirety. You expressly agree that each of (a) this Agreement and (b) any Promissory Note in the form set forth on the attached Exhibit A that we sign on your behalf, may comprise a “transferable record” for all purposes under the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act.

24.    Permission to Contact. When you give us your home and/or mobile phone number, we have your permission to contact you at that number or numbers, and any other number we believe we may reach you through (unless prohibited by applicable law), about your Prosper accounts. Your consent allows us to use text messaging, artificial or prerecorded voice messages and automatic dialing technology, for all purposes not prohibited by applicable law. Message and data rates may apply. You may contact us anytime to change these preferences. We may also send an email to any address where we reasonably believe we can contact you. Some of the purposes for calls and messages include: suspected fraud or identity theft; obtaining information; transactions on or servicing of your account; and collecting on your account. Our rights under this Section extend to our affiliates, subsidiaries, parents, agents, vendors, and anyone so affiliated with the owner of any note evidencing a loan you obtain. Notify us immediately of any changes to your contact information by changing your contact information on your Prosper account information - settings page.

25.    Power of Attorney and Note Registrar. If your listing receives sufficient investor commitments to fund, and you do not withdraw your listing prior to expiration of the listing period, you hereby authorize each of Prosper and PMI to act as your Attorney-in-Fact to execute a Promissory Note in the form set forth on the attached Exhibit A on your behalf in favor of Bank. You further appoint Prosper as your authorized agent (in such capacity the “Note Registrar”) to maintain a book-entry system (the “Register”) identifying the owners of such Promissory Note and the owners’ addresses and payment instructions. The person or persons identified as owners of such Promissory Note in the Register shall be deemed to be the owner(s) of the Promissory Note for purposes of receiving payment of principal and interest on such Promissory Note and for all other purposes. Any transfer of such Promissory Note shall be effective only upon being recorded in the Register. The Note Registrar may retain the services of another party to fulfill its duties as Note Registrar. The Note Registrar’s recordkeeping obligations will be unaffected by any transfers of the Promissory Note.

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EXHIBIT A

Promissory Note

Loan ID:_____________________

Borrower Address:_____________________________________________________________.

1.      Promise to Pay. In return for a loan I have received, I promise to pay WebBank (“you”) the principal sum of ___________ Dollars ($________), together with interest thereon commencing on the date of origination at the rate of _______ percent (_________%) per annum simple interest. I understand that references in this Promissory Note (“Note”) to you shall also include any person to whom you transfer this Note.

2.      Payments. I will pay the principal, interest, and any late charges or other fees on this Note when due. This Note is payable in __________ monthly installments of $ __________each, consisting of principal and interest, commencing on the _____________ day of ___________, and continuing until the final payment date of _________________, which is the maturity date of this Note. Because of the daily accrual of interest on my loan and the effect of rounding, my final payment may be more or less than my regular payment. My final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note. All payments will be applied first to any unpaid fees incurred as a result of failed payments, as provided in Paragraph 11; then to any charges for making payments other than as provided in this Note; then to any late charges then due; then to any interest then due; and then to principal. No unpaid interest or charges will be added to principal. I further acknowledge that, if I make my payments after the scheduled due date, or incur a charge/fee, this Note will not amortize as originally scheduled, which may result in a substantially higher final payment amount.

3.      Interest. Interest will be charged on unpaid principal until the full amount of principal has been paid. Interest under this Note will accrue daily, on the basis of a 365-day year. The interest rate I will pay will be the rate I will pay both before and after any default.

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4.      Late Charge. If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I will pay you a late charge of the greater of $15 or 5.00% of the unpaid portion of the monthly payment. I will pay this late charge when it is assessed but only once on each late payment.

5.      Waiver of Defenses; Exception to Waiver. Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of my loan. If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.

I further certify that, to my knowledge, the proceeds of my loan will not be applied in whole or part to purchase property or services from any person to whom any interest in this Note may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property acquires any interest in this Note, then Paragraph 5 will not apply to the extent of that person’s interest, even if that person later assigns that person’s interest to another person.

6.      Certification. I certify that the proceeds of my loan will not be applied in whole or in part to postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses” is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3).

7.      Method of Payment. You have given me the choice of making my monthly payments (i) by automated withdrawal from an account that I designate using an automated clearinghouse (ACH) or other electronic fund transfer in the manner described in the debit authorization I execute, or (ii) by manually scheduled one-time withdrawals from an account that I designate using an ACH or other electronic fund transfer, made by logging onto my account on the Prosper website or by calling Prosper Borrower Services at (866) 615-6319, with my first payment being scheduled during the application process; and I have chosen one of these methods.

I also understand that I may pay my monthly payments by check. If I have chosen to pay by check by calling Prosper Borrower Services at (866) 615-6319 and arranging such method of payment, I will make the check payable to Prosper Funding LLC and send the payment check to Prosper Marketplace, Inc., P.O. Box 396081, San Francisco, CA 94139-6081 in a manner so as to ensure that it is received with sufficient time to process prior to my scheduled payment due date. To ensure efficient processing of my check, I will reference my loan number on the check.

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I recognize that if I have automated withdrawal enabled, it is my responsibility to ensure that all amounts I owe are paid when due, even if not debited from my account.

If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or process my check, I will notify you at least three (3) business days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments, or I will provide a check, from another account that I designate.

With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further payments under this Note, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.

8.      Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, I will be delinquent. If I (a) am delinquent, (b) file or have instituted against me a bankruptcy or insolvency proceeding or make any assignment for the benefit of creditors, or (c) in the event of my death, you may in your sole discretion deem me in default and accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you deem me in default due to delinquency and if you exercise the remedy of acceleration, you will give me at least thirty (30) days prior notice of acceleration.

9.      Prepayments. I may prepay this Note in full or in part at any time without penalty. I acknowledge that partial prepayments will not change the due date or amount of my monthly payment.

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10.    Waivers. You may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as “presentment”), (b) give notice that amounts due have not been paid (known as “notice of dishonor”), or (c) obtain an official certification of nonpayment (known as “protest”). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights. Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.

11.    Insufficient Funds Charge. If I attempt to make a payment, whether by automated withdrawal from my designated account or by other means, and the payment cannot be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $15 for each returned or failed automated withdrawal or other item, unless prohibited by applicable law. I will pay this fee when it is assessed.

12.    Attorneys’ Fees. To the extent permitted by law, I am liable to you for your legal costs if you refer collection of my loan to a lawyer who is not your salaried employee. These costs may include reasonable attorneys’ fees as well as costs and expenses of any legal action.

13.    Loan Charges. If a law that applies to my loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with my loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.

14.    Assignment. I may not assign any of my obligations under this Note without your written permission. You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me. My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.

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15.    Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service. Except as expressly provided otherwise in this Note, notices to me may be addressed to my registered email address or to my address set forth above unless I provide you with a different address for notice by giving notice pursuant to this Paragraph, and notices to you must be addressed to WebBank at legal@prosper.com or c/o Prosper Marketplace, Inc., 221 Main Street, Third Floor, San Francisco, CA 94105, Attention: Legal Department.

16.    Governing Law. This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.

17.    Miscellaneous. No provision of this Note shall be modified or limited except by a written agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

18.    Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a)     In this Resolution of Disputes provision:

(i)      “I,” “me” and “my” mean the promisor under this Note, as well as any person claiming through such promisor;

(ii)     “You” and “your” mean WebBank, any person servicing this Note for WebBank, any subsequent holders of this Note or any interest in this Note, any person servicing this Note for such subsequent holder of this note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and

(iii)    “Claim” means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note, and claims that are currently the subject of purported class action litigation in which I am not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Note or the validity or enforceability of this Section.

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(b)     Any Claim shall be resolved, upon the election of either you or me, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed (“Rules”). Any arbitration under this arbitration agreement will take place on an individual basis; class arbitrations and class actions are not permitted. If I file a claim, I may choose the administrator; if you file a claim, you may choose the administrator, but you agree to change to the other permitted administrator at my request (assuming that the other administrator is available). I can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 221 Main Street, Third Floor, San Francisco, CA 94105, Attention: Legal Department.

(c)     Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years’ experience. You agree not to invoke your right to elect arbitration of an individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d)     You will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs. If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the administrator or for which you are responsible. If I receive an award from the arbitrator, you will reimburse me for any fees paid by me to the administrator or arbitrator. Each party shall bear its own attorney’s, expert’s and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.

(e)     Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as you and we may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator’s award. The arbitrator’s decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s cost, regardless of its outcome. However, you will consider any reasonable written request by me for you to bear the cost.

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(f)      YOU AND I AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and I agree otherwise in writing, the arbitrator may not consolidate more than one person’s claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.

(g)     If any portion of this Section 18 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 18 is deemed invalid or unenforceable in whole or in part, then this entire Section 18 shall be deemed invalid and unenforceable. The terms of this Section 18 will prevail if there is any conflict between the Rules and this section.

(h)     YOU AND I AGREE THAT, BY ENTERING INTO THIS NOTE, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND I ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i)      I understand that I may reject the provisions of this Section 18, in which case neither you nor I will have the right to elect arbitration. Rejection of this Section 18 will not affect the remaining parts of this Note. To reject this Section 18, I must send you written notice of my rejection within 30 days after the date that this Note was made. I must include my name, address, and account number. The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 221 Main Street, San Francisco, CA 94105, Attention: Legal Department. This is the only way that I can reject this Section 18.

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(j)      You and I acknowledge and agree that the arbitration agreement set forth in this Section 18 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 18. This Section 18 shall survive the termination of this Note and the repayment of any or all amounts borrowed thereunder.

19.    Electronic Transactions. THIS NOTE INCLUDES YOUR EXPRESS CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE PARAGRAPH ENTITLED “CONSENT TO DOING BUSINESS ELECTRONICALLY” AS DISCLOSED IN PROSPER’S TERMS OF USE ON PROSPER.COM, THE TERMS AND CONDITIONS OF WHICH ARE EXPRESSLY INCORPORATED HEREIN IN THEIR ENTIRETY. YOU EXPRESSLY AGREE THAT THIS NOTE MAY COMPRISE A “TRANSFERABLE RECORD” FOR ALL PURPOSES UNDER THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT AND THE UNIFORM ELECTRONIC TRANSACTIONS ACT.

20.    Registration of Note Owners. I have appointed Prosper Funding LLC as my authorized agent (in such capacity, the “Note Registrar”) to maintain a book-entry system (the “Register”) for recording the beneficial owners of interests in this Note (the “Note Owners”). The person or persons identified as the Note Owners in the Register shall be deemed to be the owner(s) of this Note for purposes of receiving payment of principal and interest on such Note and for all other purposes. With respect to any transfer by a Note Owner of its beneficial interest in this Note, the right to payment of principal and interest on this Note shall not be effective until the transfer is recorded in the Register.

21.    State Notices

California Residents

Married registrants may apply for a separate account. As required by law, I am hereby notified that a negative credit report reflecting on my credit record may be submitted to a credit reporting agency if I fail to fulfill the terms of my credit obligations.

Iowa Residents

NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.

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IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. I may change the terms of this agreement only by another written agreement.

Kansas Residents

NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty.

Missouri Residents

Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect me (borrower(s)) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

Nebraska Residents

A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and me from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

New Jersey Residents

Because certain provisions of this Note are subject to applicable laws, they may be void, unenforceable or inapplicable in some jurisdictions. None of these provisions, however, is void, unenforceable or inapplicable in New Jersey.

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Ohio Residents

The Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

Utah Residents

As required by Utah law, I am hereby notified that a negative credit report reflecting on my credit record may be submitted to a credit reporting agency if I fail to fulfill the terms of my credit obligations.

This Note is the final expression of the agreement between the parties and may not be contradicted by evidence of any alleged oral agreement.

Wisconsin Residents

No provision of a marital property agreement, a unilateral statement or a court decree adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred.

22. By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.

Wisconsin Residents: NOTICE TO CUSTOMER: (a) DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES. (b) YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN. (c) YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

CAUTION — IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

Date:______________________________

By: Prosper Marketplace, Inc.

Attorney-in-Fact for:

_____________________________________________ [Borrower]

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(Signed Electronically)
Last Updated: May 2016

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Promissory Note

Promissory Note

Loan ID:_____________________________

Borrower Address:__________________________________________________________.

1.      Promise to Pay. In return for a loan I have received, I promise to pay WebBank (“you”) the principal sum of ________________________ Dollars ($___________), together with interest thereon commencing on the date of origination at the rate of _______ percent (______%) per annum simple interest. I understand that references in this Promissory Note (“Note”) to you shall also include any person to whom you transfer this Note.

2.      Payments. I will pay the principal, interest, and any late charges or other fees on this Note when due. This Note is payable in ____ monthly installments of $ _______ each, consisting of principal and interest, commencing on the _______ day of _________________, and continuing until the final payment date of _______________________, which is the maturity date of this Note. Because of the daily accrual of interest on my loan and the effect of rounding, my final payment may be more or less than my regular payment. My final payment shall consist of the then remaining principal, unpaid accrued interest and other charges due under this Note. All payments will be applied first to any unpaid fees incurred as a result of failed payments, as provided in Paragraph 11; then to any charges for making payments other than as provided in this Note; then to any late charges then due; then to any interest then due; and then to principal. No unpaid interest or charges will be added to principal. I further acknowledge that, if I make my payments after the scheduled due date, or incur a charge/fee, this Note will not amortize as originally scheduled, which may result in a substantially higher final payment amount.

3.      Interest. Interest will be charged on unpaid principal until the full amount of principal has been paid. Interest under this Note will accrue daily, on the basis of a 365-day year. The interest rate I will pay will be the rate I will pay both before and after any default.

4.      Late Charge. If the full amount of any monthly payment is not made by the end of fifteen (15) calendar days after its due date, I will pay you a late charge of the greater of $15 or 5.00% of the unpaid portion of the monthly payment. I will pay this late charge when it is assessed but only once on each late payment.

5.      Waiver of Defenses; Exception to Waiver. Except as otherwise provided in this Note, you are not responsible or liable to me for the quality, safety, legality, or any other aspect of any property or services purchased with the proceeds of my loan. If I have a dispute with any person from whom I have purchased such property or services, I agree to settle the dispute directly with that person.

I further certify that, to my knowledge, the proceeds of my loan will not be applied in whole or part to purchase property or services from any person to whom any interest in this Note may be assigned. If, notwithstanding the preceding sentence, any person from whom I have purchased such property acquires any interest in this Note, then Paragraph 5 will not apply to the extent of that person’s interest, even if that person later assigns that person’s interest to another person.

6.      Certification. I certify that the proceeds of my loan will not be applied in whole or in part to postsecondary educational expenses (i.e., tuition, fees, required equipment or supplies, or room and board) at a college/university/vocational school, as the term “postsecondary educational expenses” is defined in Bureau of Consumer Financial Protection Regulation Z, 12 C.F.R. § 1026.46(b)(3). ‘‘

7.      Method of Payment. You have given me the choice of making my monthly payments (i) by automated withdrawal from an account that I designate using an automated clearinghouse (ACH) or other electronic fund transfer in the manner described in the debit authorization I execute, or (ii) by manually scheduled one-time withdrawals from an account that I designate using an ACH or other electronic fund transfer, made by logging onto my account on the Prosper website or by calling Prosper Borrower Services at (866) 615-6319, with my first payment being scheduled during the application process; and I have chosen one of these methods.

I also understand that I may pay my monthly payments by check. If I have chosen to pay by check by calling Prosper Borrower Services at (866) 615-6319 and arranging such method of payment, I will make the check payable to Prosper Funding LLC and send the payment check to Prosper Marketplace, Inc., P.O. Box 396081, San Francisco, CA 94139-6081 in a manner so as to ensure that it is received with sufficient time to process prior to my scheduled payment due date. To ensure efficient processing of my check, I will reference my loan number on the check.

I recognize that if I have automated withdrawal enabled, it is my responsibility to ensure that all amounts I owe are paid when due, even if not debited from my account.

If I close my account or if my account changes or is otherwise inaccessible such that you are unable to withdraw my payments from that account or process my check, I will notify you at least three (3) business days prior to any such closure, change or inaccessibility of my account, and authorize you to withdraw my payments, or I will provide a check, from another account that I designate.

With regard to payments made by automatic withdrawals from my account, I have the right to (i) stop payment of a preauthorized automatic withdrawal, or (ii) revoke my prior authorization for automatic withdrawals with regard to all further payments under this Note, by notifying the financial institution where my account is held, orally or in writing at least three (3) business days before the scheduled date of the transfer. I agree to notify you orally or in writing, at least three (3) business days before the scheduled date of the transfer, of the exercise of my right to stop a payment or to revoke my prior authorization for further automatic withdrawals.

8.      Default and Remedies. If I fail to make any payment when due in the manner required by Paragraph 7, I will be delinquent. If I (a) am delinquent, (b) file or have instituted against me a bankruptcy or insolvency proceeding or make any assignment for the benefit of creditors, or (c) in the event of my death, you may in your sole discretion deem me in default and accelerate the maturity of this Note and declare all principal, interest and other charges due under this Note immediately due and payable. If you deem me in default due to delinquency and if you exercise the remedy of acceleration, you will give me at least thirty (30) days prior notice of acceleration.

9.      Prepayments. I may prepay this Note in full or in part at any time without penalty. I acknowledge that partial prepayments will not change the due date or amount of my monthly payment.

10.    Waivers. You may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note, and you may delay enforcing any of your rights under this Note without losing them. You do not have to (a) demand payment of amounts due (known as “presentment”), (b) give notice that amounts due have not been paid (known as “notice of dishonor”), or (c) obtain an official certification of nonpayment (known as “protest”). I hereby waive presentment, notice of dishonor and protest. Even if, at a time when I am in default, you do not require me to pay immediately in full as described above, you will still have the right to do so if I am in default at a later time. Neither your failure to exercise any of your rights, nor your delay in enforcing or exercising any of your rights, will waive those rights. Furthermore, if you waive any right under this Note on one occasion, that waiver will not operate as a waiver as to any other occasion.

11.    Insufficient Funds Charge. If I attempt to make a payment, whether by automated withdrawal from my designated account or by other means, and the payment cannot be made due to (i) insufficient funds in my account, (ii) the closure, change or inaccessibility of my account without my having notified you as provided in Paragraph 7, or (iii) for any other reason (other than an error by you), I will pay you an additional fee of $15 for each returned or failed automated withdrawal or other item, unless prohibited by applicable law. I will pay this fee when it is assessed.

12.    Attorneys’ Fees. To the extent permitted by law, I am liable to you for your legal costs if you refer collection of my loan to a lawyer who is not your salaried employee. These costs may include reasonable attorneys’ fees as well as costs and expenses of any legal action.

13.    Loan Charges. If a law that applies to my loan and sets maximum loan charges is finally interpreted so that the interest or other loan charges collected or to be collected in connection with my loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from me that exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me.

14.    Assignment. I may not assign any of my obligations under this Note without your written permission. You may assign this Note at any time without my permission. Unless prohibited by applicable law, you may do so without telling me. My obligations under this Note apply to all of my heirs and permitted assigns. Your rights under this Note apply to each of your successors and assigns.

15.    Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt, if delivered in person or by facsimile, email or other electronic transmission, or (ii) one day after deposit prepaid for overnight delivery with a national overnight express delivery service. Except as expressly provided otherwise in this Note, notices to me may be addressed to my registered email address or to my address set forth above unless I provide you with a different address for notice by giving notice pursuant to this Paragraph, and notices to you must be addressed to WebBank at legal@prosper.com or c/o Prosper Marketplace, Inc., 221 Main Street, Third Floor, San Francisco, CA 94105, Attention: Legal Department.

16.    Governing Law. This Note is governed by federal law and, to the extent that state law applies, the laws of the State of Utah.

17.    Miscellaneous. No provision of this Note shall be modified or limited except by a written agreement signed by both you and me. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

18.    Arbitration. RESOLUTION OF DISPUTES: I HAVE READ THIS PROVISION CAREFULLY, AND UNDERSTAND THAT IT LIMITS MY RIGHTS IN THE EVENT OF A DISPUTE BETWEEN YOU AND ME. I UNDERSTAND THAT I HAVE THE RIGHT TO REJECT THIS PROVISION, AS PROVIDED IN PARAGRAPH (i) BELOW.

(a)     In this Resolution of Disputes provision:

(i)     “I,” “me” and “my” mean the promisor under this Note, as well as any person claiming through such promisor;

(ii)    “You” and “your” mean WebBank, any person servicing this Note for WebBank, any subsequent holders of this Note or any interest in this Note, any person servicing this Note for such subsequent holder of this note, and each of their respective parents, subsidiaries, affiliates, predecessors, successors, and assigns, as well as the officers, directors, and employees of each of them; and

(iii)   “Claim” means any dispute, claim, or controversy (whether based on contract, tort, intentional tort, constitution, statute, ordinance, common law, or equity, whether pre-existing, present, or future, and whether seeking monetary, injunctive, declaratory, or any other relief) arising from or relating to this Note or the relationship between you and me (including claims arising prior to or after the date of the Note, and claims that are currently the subject of purported class action litigation in which I am not a member of a certified class), and includes claims that are brought as counterclaims, cross claims, third party claims or otherwise, as well as disputes about the validity or enforceability of this Note or the validity or enforceability of this Section.

(b)     Any Claim shall be resolved, upon the election of either you or me, by binding arbitration administered by the American Arbitration Association or JAMS, under the applicable arbitration rules of the administrator in effect at the time a Claim is filed (“Rules”). Any arbitration under this arbitration agreement will take place on an individual basis; class arbitrations and class actions are not permitted. If I file a claim, I may choose the administrator; if you file a claim, you may choose the administrator, but you agree to change to the other permitted administrator at my request (assuming that the other administrator is available). I can obtain the Rules and other information about initiating arbitration by contacting the American Arbitration Association at 1633 Broadway, 10th Floor, New York, NY 10019, (800) 778-7879, www.adr.org; or by contacting JAMS at 1920 Main Street, Suite 300, Irvine, CA 92614, (949) 224-1810, www.jamsadr.com. Your address for serving any arbitration demand or claim is WebBank, c/o Prosper Marketplace, Inc., 221 Main Street, Third Floor, San Francisco, CA 94105, Attention: Legal Department.

(c)     Claims will be arbitrated by a single, neutral arbitrator, who shall be a retired judge or a lawyer with at least ten years’ experience. You agree not to invoke your right to elect arbitration of an individual Claim filed by me in a small claims or similar court (if any), so long as the Claim is pending on an individual basis only in such court.

(d)     You will pay all filing and administration fees charged by the administrator and arbitrator fees up to $1,000, and you will consider my request to pay any additional arbitration costs. If an arbitrator issues an award in your favor, I will not be required to reimburse you for any fees you have previously paid to the administrator or for which you are responsible. If I receive an award from the arbitrator, you will reimburse me for any fees paid by me to the administrator or arbitrator. Each party shall bear its own attorney’s, expert’s and witness fees, which shall not be considered costs of arbitration; however, if a statute gives me the right to recover these fees, or fees paid to the administrator or arbitrator, then these statutory rights will apply in arbitration.

(e)     Any in-person arbitration hearing will be held in the city with the federal district court closest to my residence, or in such other location as you and we may mutually agree. The arbitrator shall apply applicable substantive law consistent with the Federal Arbitration Act, 9 U.S.C. § 1-16, and, if requested by either party, provide written reasoned findings of fact and conclusions of law. The arbitrator shall have the power to award any relief authorized under applicable law. Any appropriate court may enter judgment upon the arbitrator’s award. The arbitrator’s decision will be final and binding except that: (1) any party may exercise any appeal right under the FAA; and (2) any party may appeal any award relating to a claim for more than $100,000 to a three-arbitrator panel appointed by the administrator, which will reconsider de novo any aspect of the appealed award. The panel’s decision will be final and binding, except for any appeal right under the FAA. Unless applicable law provides otherwise, the appealing party will pay the appeal’s cost, regardless of its outcome. However, you will consider any reasonable written request by me for you to bear the cost.

(f)      YOU AND I AGREE THAT EACH MAY BRING CLAIMS AGAINST THE OTHER ONLY IN OUR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. Further, unless both you and I agree otherwise in writing, the arbitrator may not consolidate more than one person’s claims. The arbitrator shall have no power to arbitrate any Claims on a class action basis or Claims brought in a purported representative capacity on behalf of the general public, other borrowers, or other persons similarly situated. The validity and effect of this paragraph (f) shall be determined exclusively by a court, and not by the administrator or any arbitrator.

(g)     If any portion of this Section 18 is deemed invalid or unenforceable for any reason, it shall not invalidate the remaining portions of this section. However, if paragraph (f) of this Section 18 is deemed invalid or unenforceable in whole or in part, then this entire Section 18 shall be deemed invalid and unenforceable. The terms of this Section 18 will prevail if there is any conflict between the Rules and this section.

(h)     YOU AND I AGREE THAT, BY ENTERING INTO THIS NOTE, THE PARTIES ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION. YOU AND I ACKNOWLEDGE THAT ARBITRATION WILL LIMIT OUR LEGAL RIGHTS, INCLUDING THE RIGHT TO PARTICIPATE IN A CLASS ACTION, THE RIGHT TO A JURY TRIAL, THE RIGHT TO CONDUCT FULL DISCOVERY, AND THE RIGHT TO APPEAL (EXCEPT AS PERMITTED IN PARAGRAPH (e) OR UNDER THE FEDERAL ARBITRATION ACT).

(i)      I understand that I may reject the provisions of this Section 18, in which case neither you nor I will have the right to elect arbitration. Rejection of this Section 18 will not affect the remaining parts of this Note. To reject this Section 18, I must send you written notice of my rejection within 30 days after the date that this Note was made. I must include my name, address, and account number. The notice of rejection must be mailed to WebBank, c/o Prosper Marketplace, Inc., 221 Main Street, San Francisco, CA 94105, Attention: Legal Department. This is the only way that I can reject this Section 18.

(j)      You and I acknowledge and agree that the arbitration agreement set forth in this Section 18 is made pursuant to a transaction involving interstate commerce, and thus the Federal Arbitration Act shall govern the interpretation and enforcement of this Section 18. This Section 18 shall survive the termination of this Note and the repayment of any or all amounts borrowed thereunder.

19.    Electronic Transactions. THIS NOTE INCLUDES YOUR EXPRESS CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN THE PARAGRAPH ENTITLED “CONSENT TO DOING BUSINESS ELECTRONICALLY” AS DISCLOSED IN PROSPER’S TERMS OF USE ON PROSPER.COM, THE TERMS AND CONDITIONS OF WHICH ARE EXPRESSLY INCORPORATED HEREIN IN THEIR ENTIRETY. YOU EXPRESSLY AGREE THAT THIS NOTE MAY COMPRISE A “TRANSFERABLE RECORD” FOR ALL PURPOSES UNDER THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT AND THE UNIFORM ELECTRONIC TRANSACTIONS ACT.

20.    Registration of Note Owners. I have appointed Prosper Funding LLC as my authorized agent (in such capacity, the “Note Registrar”) to maintain a book-entry system (the “Register”) for recording the beneficial owners of interests in this Note (the “Note Owners”). The person or persons identified as the Note Owners in the Register shall be deemed to be the owner(s) of this Note for purposes of receiving payment of principal and interest on such Note and for all other purposes. With respect to any transfer by a Note Owner of its beneficial interest in this Note, the right to payment of principal and interest on this Note shall not be effective until the transfer is recorded in the Register.

21.    State Notices

California Residents

Married registrants may apply for a separate account. As required by law, I am hereby notified that a negative credit report reflecting on my credit record may be submitted to a credit reporting agency if I fail to fulfill the terms of my credit obligations.

Iowa Residents

NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.

IMPORTANT: READ BEFORE SIGNING. The terms of this agreement should be read carefully because only those terms in writing are enforceable. No other terms or oral promises not contained in this written contract may be legally enforced. I may change the terms of this agreement only by another written agreement.

Kansas Residents

NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty.

Missouri Residents

Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect me (borrower(s)) and you (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

Nebraska Residents

A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and me from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

New Jersey Residents

Because certain provisions of this Note are subject to applicable laws, they may be void, unenforceable or inapplicable in some jurisdictions. None of these provisions, however, is void, unenforceable or inapplicable in New Jersey.

Ohio Residents

The Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

Utah Residents

As required by Utah law, I am hereby notified that a negative credit report reflecting on my credit record may be submitted to a credit reporting agency if I fail to fulfill the terms of my credit obligations.

This Note is the final expression of the agreement between the parties and may not be contradicted by evidence of any alleged oral agreement.

Wisconsin Residents

No provision of a marital property agreement, a unilateral statement or a court decree adversely affects the interest of the creditor unless the creditor, prior to the time the credit is granted, is furnished a copy of the agreement, statement or decree or has actual knowledge of the adverse provision when the obligation to the creditor is incurred.

22.     By signing this Note, I acknowledge that I (i) have read and understand all terms and conditions of this Note, (ii) agree to the terms set forth herein, and (iii) acknowledge receipt of a completely filled-in copy of this Note.

Wisconsin Residents: NOTICE TO CUSTOMER: (a) DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES. (b) YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN. (c) YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

CAUTION — IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

Date: _____________________

By: Prosper Marketplace, Inc.

Attorney-in-Fact for:

_______________________________________________ [Borrower]

(Signed Electronically)

Last Updated: May 2016

Authorization to Debit Account | Prosper	Page 1 of 2

Authorization to Debit Account

I hereby authorize Prosper Funding LLC (“Prosper”), its parent, affiliates and their assignees to initiate, depending on the payment method I select on the following page, a single or recurring electronic debit entry/entries to my designated checking or savings account (“Account”) at my designated financial institution (“Financial Institution”) for which I am an authorized user, as well as any Account or Financial Institution I later designate, for payment of the monthly payment(s) on my loan, if my loan originates. I acknowledge that the origination of electronic debits to my Account must be permitted by my Financial Institution, which must be located in the United States.

If I select preauthorized electronic fund transfers as my payment method I agree:

THE AMOUNT DEBITED FROM THE ACCOUNT EACH MONTH WILL BE THE LESSER OF MY OUTSTANDING LOAN BALANCE AND THE PAYMENT LISTED ON THE FINAL TRUTH IN LENDING STATEMENT (“FINAL TIL”). THE PAYMENT WILL BE DEBITED EACH MONTH ON THE DUE DATE LISTED ON THE FINAL TIL; HOWEVER, IF THE DUE DATE OCCURS ON A WEEKEND OR HOLIDAY, THE ACCOUNT WILL BE DEBITED THE NEXT BUSINESS DAY. I UNDERSTAND THAT MY FINAL PAYMENT WILL VARY FROM THE AMOUNT STATED ON THE FINAL TIL IF PROSPER ELECTS TO DEBIT ANY ADDITIONAL UNPAID PRINCIPAL, INTEREST, CHARGES AND/OR FEES. I UNDERSTAND THAT I MUST PAY ALL OUTSTANDING AMOUNTS EVEN IF NOT DEBITED BY PROSPER.

If I select a one-time electronic fund transfer followed by manual payments as my payment method I agree:

THE AMOUNT DEBITED FROM MY ACCOUNT ON THE DUE DATE OF MY FIRST PAYMENT WILL BE MY MONTHLY PAYMENT AMOUNT, AS LISTED ON THE FINAL TIL. HOWEVER, IF THE DUE DATE OCCURS ON A WEEKEND OR HOLIDAY, THE ACCOUNT WILL BE DEBITED THE NEXT BUSINESS DAY.

https://www.prosper.com/plp/authorization-to-debit-account/	6/30/2016

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I understand that my authorization will remain in full force and effect until Prosper has received oral or written notification from me at least 3 business days prior to my scheduled transfer to terminate this authorization.

https://www.prosper.com/plp/authorization-to-debit-account/	6/30/2016

Credit Report Authorization | Prosper	Page 1 of 1

Authorization to Obtain Credit Report at Registration

I authorize Prosper Funding LLC (“Prosper”), the banks that originate loans on the Prosper platform and their respective agents to obtain a credit report from one or more consumer credit reporting agencies. They may use the credit report for any purpose that would be authorized by applicable law in connection with a credit transaction involving me and involving the extension of credit to me or review or collection of my account, including but not limited to (i) for authentication purposes, to make sure I am who I say I am, (ii) to make prequalification and other credit decisions; (iii) to administer the sale of any Borrower Payment Dependent Notes (“Notes”) associated with my loan or the sale of my loan in its entirety; (iv) to determine how much debt I currently have, in order to determine my debt-to-income ratio, (v) to obtain my credit score and assign me a Prosper Rating based in part on that score, (vi) to obtain and display information and characteristics from my credit report from one or more consumer credit reporting agencies, and (vii) to obtain and display on the Folio Investing Note Trader platform certain information and characteristics from my credit report from one or more consumer credit reporting agencies at any time or times that a Note corresponding to my loan is offered for sale by lenders holding such Notes. Information from my credit report will be displayed on the Prosper website with my listing. I authorize Prosper to verify information in my credit report and my listing, and I agree that Prosper and the banks that originate loans on the Prosper platform, as well as Prosper Marketplace, Inc. (in its capacity as their agent), may contact third parties without further notice to me to verify any such information. Prosper may obtain my credit report each time I create a listing and at any other time in Prosper’s sole discretion, including in connection with loan servicing or collection.

https://www.prosper.com/plp/credit-report-authorization/	6/30/2016

Privacy Policy | Prosper	Page 1 of 15

Prosper Privacy Policy & Federal Privacy Notice

Important Privacy Choices

Welcome to Prosper. We believe that consumers deserve the utmost respect when it comes to the privacy of their personal information. This Privacy Policy applies to Prosper Marketplace, Inc. and its wholly owned subsidiaries, Prosper Funding LLC and Prosper Healthcare Lending LLC (together, “Prosper”, “we,” “us” or “our.”).

We have prepared this Privacy Policy to explain how we collect, use, protect, and disclose information and data when you use Prosper’s websites, services, and mobile applications. This Privacy Policy also explains your choices for managing information preferences, including opting out of certain uses of your Personal Information (defined below). By accessing or using Prosper’s site or services, you consent to this Privacy Policy.

Prosper has received TRUSTe’s Privacy Seal with respect to www.prosper.com (http://www.prosper.com/), signifying that this policy and our practices have been reviewed for compliance with the TRUSTe program, which is viewable by clicking the TRUSTe seal on www.prosper.com (http://www.prosper.com/). This policy covers all of our websites and services, but the TRUSTe program certification covers only information that is collected through www.prosper.com (http://www.prosper.com/), and does not cover information that may be collected through software downloaded from the website or other Prosper websites or mobile applications.

If you have questions or complaints regarding our privacy policy or practices, or if you need assistance in exercising any of your choices under this policy, please contact us at privacy@prosper.com (mailto:privacy@prosper.com). If you have an unresolved privacy or data use concern that we have not addressed satisfactorily, please contact TRUSTe at https://feedback-form.truste.com/watchdog/request (https://feedback-form.truste.com/watchdog/request).

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

Privacy Policy | Prosper	Page 2 of 15

This policy applies to all current and former Prosper customers. Note that, in order to use our services, you must be 18 years of age or older.

INFORMATION PROSPER COLLECTS ABOUT YOU

Information Provided by You

We collect personal information about you that you provide while you use www.prosper.com (http://www.prosper.com) or www.prosperhealthcare.com (http://www.prosperhealthcare.com) or any associated websites, desktop or mobile applications. We collect most of this information during the registration and/or application process for borrowers and investors. Additional information may be gathered during your subsequent use of the site, or when we communicate with you via telephone, email or other means.

Certain personal information must be supplied during the investor and/or borrower registration processes in order to meet our legal obligations, verify your identity, determine eligibility for credit, protect against fraud, and complete your transaction. The following categories of information may be collected:

•	Your basic identifying information (for example, your name, address, email, telephone number, and date of birth);
•	Your Social Security number;
•	Your employment and income information;
•	Your bank account information;
•	For a loan to be used with a merchant or service provider (e.g., a healthcare provider) the identity of the merchant or service provider and the name of the party that will receive the good or service;
•	Any personal information you provide us in connection with any dispute or complaint.

In addition, we gather names and email addresses of people who contact us with questions. We collect this information only for the purpose of responding to inquiries. If you use our “refer-a-friend” feature, we will collect third party email address(es) from you in order to process your referral request.

If you use the comments section of our blog on www.prosper.com (http://www.prosper.com/), you should be aware that information you submit is stored there and will be visible to other users of the website.

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

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Information Collected From Third Parties

When you check your rate for a loan through Prosper, we will collect information from credit bureaus and other partners to determine your creditworthiness, assess risks related to your potential loan and help investors determine whether to commit to your loan. We also collect information from credit bureaus after your loan originates in order to assess risks associated with your loan and provide information to investors interested in buying or selling your loan, or to provide you with marketing offers. If another company refers you to Prosper or assists you in any way in the application process, we may collect your information from that company in order to process your application. The following categories of information are generally collected:

•	Your identifying and application information (for example, your name, address, email, telephone number, date of birth, social security number, and employment information);
•	Your credit score & history;
•	Your bank account information and recent transactions;
•	If you applied for a loan to be used with a merchant or service provider, limited information from that merchant or service provider such as the cost of the good or service related to your loan;
•	If you applied for a loan to be used with a merchant or service provider, information related to any dispute you submit regarding the merchant or service provider;
•	If you applied for a loan through Prosper Healthcare Lending processed through an online finance platform other than Prosper, the status and terms of your loan or loan offer through that platform.

Information Gathered Based on Your Activity on the Prosper Platform

In order to provide services to you, improve our business and maintain records required by law, Prosper collects information about your transactions and activity. For borrowers, this includes your payment history. For investors, this includes your fund transfers and purchases. For all members, Prosper collects information about your computer and your visits to www.prosper.com (http://www.prosper.com/) or www.prosperhealthcare.com (http://www.prosperhealthcare.com/) and other Prosper websites, such as your IP address, geographical location, browser type, referral source, length of visit, button clicks and page views.

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

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Tracking Technologies

Cookies and Web Beacons. Prosper and our marketing partners and service providers use technologies such as cookies, beacons, tags, and scripts, to analyze trends, administer the website, track users’ movements around the website, and gather demographic information about our user base as a whole. We may receive reports on this activity on an individual and aggregated basis.

We use cookies when you sign in to your account to keep track of your personal session, help authenticate your account, and detect fraud. Cookies are also used to gather statistical data, such as which pages are frequently visited, what is downloaded, and the address of sites visited immediately before or after coming to our site. You can control the use of cookies within your web browser. However, if you reject cookies, your ability to use some features or areas of our websites may be limited.

Usage Data & Site Activity. Prosper also uses Local Storage, such as HTML5, to store content information and preferences. Various browsers may offer their own management tools for removing HTML5.

Third Party Technologies. We also partner with third parties to manage our advertising on other sites and evaluate our overall site performance. Our third party partner may use technologies such as cookies to gather information about your activities on our websites and other sites in order to provide you advertising based upon your browsing activities and interests or help us track the success of our marketing efforts or overall site performance. If you wish to not have this information used for the purpose of serving you interest-based ads, you may opt-out of certain advertising networks by clicking here (http://preferences-mgr.truste.com/). Please note this does not opt you out of being served ads. You will continue to receive generic ads.

Do-Not-Track Signals

Prosper does not process or respond to “do not track” signals or other similar signals whereby a visitor to a website requests that it disable collection of information about the visitor’s online activities over time and across different websites.

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

Privacy Policy | Prosper	Page 5 of 15

HOW PROSPER USES YOUR INFORMATION

Processing Your Transaction

If you register as a borrower, Prosper will use your information to facilitate your loan or loan request. This may include:

•	Generating your borrower profile and processing your loan application;
•	Assigning you a Prosper Borrower Rating;
•	Enabling automatic payments and fund transfers with other financial institutions;
•	Implementing collection activities as needed;
•	Communicating with you concerning your Prosper account and transactions;
•	Addressing any disputes you may raise concerning your account.

If you register as an individual investor, Prosper will use your information to facilitate marketplace investing. This may include:

•	Generating your investor profile;
•	Enabling automatic payments and fund transfers with other financial institutions;
•	Communicating with you concerning your Prosper account and transactions;
•	Addressing any disputes you may raise concerning your account.

Analysis & Data Optimization

Prosper also uses your information to conduct analyses related to our services and our websites. We use this information to improve our services and credit model. We also use this information to improve our websites’ usability and to evaluate the success of particular marketing campaigns and other activities.

Optional Communications: Marketing & Surveys

Prosper may also use your personal information to select you for certain marketing offers, newsletters, surveys and/or requests for feedback regarding your experience. Prosper may use your personal information both to select you for an offer and to communicate that offer to you.

Receipt of these communications is voluntary. If you do not wish to receive these communications please visit the communications preferences section of your account on www.prosper.com by clicking here (https://www.prosper.com/secure/account/common/preferences_edit.aspx) and uncheck the boxes next to the categories of communication you do not wish to receive. You may also contact us at privacy@prosper.com (mailto:privacy@prosper.com).

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

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HOW PROSPER SHARES YOUR INFORMATION

We will share your personal information with nonaffiliates (companies not related by common ownership or control) and among affiliates (companies related by common ownership or control, including the three companies covered by this policy) only in the ways that are described in this privacy policy. By law, you are permitted to limit some types of sharing, but not others.

Prosper shares your information with third parties as permitted by law, including in the following specific ways:

•	Originating Banks. All loans originated through Prosper are made by a third party bank. If you request a loan through Prosper, you are also providing your information to the potential originating bank, and further information may be provided to that bank after your loan originates. The use of your information by your originating bank is governed by that bank’s privacy policy.

•	Third Party Financing Platforms. Certain loan applications through Prosper Healthcare Lending may also be processed by another online finance platform, to which you are providing your information when you apply for a loan. The use of your information by that online financing platform is governed by that company’s privacy policy.

•	Third Party Service Providers. Prosper relies on third party service providers to help us conduct our business and marketing activities, such as maintaining our files and records, offering customer service, sending marketing communications, or facilitating fund transfers. Prosper may share your information with such companies, which are authorized to use your personal information only as necessary to provide these services to Prosper. Information may also be shared among affiliates (including between the three companies covered by this policy) for this purpose where one affiliated company provides services to or on behalf of another affiliated company in connection with your account.

•	Potential Purchasers of Loan. Prosper shares your information, including your Prosper Borrower Rating, on an anonymous basis to allow potential purchasers to decide whether to commit to your loan. This information is also contained anonymously in loan data files available through Prosper’s Developer Tools and Marketplace Performance pages. Although your credit information is displayed, your identity is never shared with investors until your loan has been purchased.

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

Privacy Policy | Prosper	Page 7 of 15
•	Purchasers of Loan. If Prosper sells your loan originated through our platform, we may provide the purchaser of your loan with your personal and credit information. Information is only released to purchasers with adequate protections to safeguard your personal information. Information provided to investors in connection with sales of our fractional Borrower Payment Dependent Notes (“Notes”) will not include personal identifying information. For more information on Notes, please see our Prospectus (https://www.prosper.com/prospectus).

•	Referral Partners. If you were referred to Prosper by another company (a “Referral Partner”), Prosper will share your information as necessary to honor the terms of its agreement with that Referral Partner and to process your transaction. In some cases Prosper may share with a Referral Partner for that Referral Partner’s own business purposes, such as to analyze and improve its business and provide targeted marketing offers to you. Your rights with respect to this sharing are discussed in the following section.

•	Merchants or Service Providers. If you applied for a loan to be used with a merchant or service provider, Prosper may share your information with the merchant or service provider associated with your loan application.

•	Credit Bureaus. Prosper may share your personal information with credit bureaus to meet our credit reporting obligations.

•	Affiliates. Prosper affiliates, including entities covered by this policy (such as Prosper Funding LLC and Prosper Healthcare Lending LLC) and other companies related by common ownership or control (such as BillGuard, Inc.) may share your information with each other, including information related to your creditworthiness, for purposes of general business analysis or to present targeted marketing offers to you or others. Your rights with respect to this sharing are discussed in the following section.

•	Legal Requests & Regulatory Requirements. Prosper may also share information to comply with, or to allow investors or potential investors to comply with, any applicable law, regulation, legal process or governmental request; or for the purposes of limiting fraud; or in connection with an audit or the sale of Prosper to a third party.

•	Sharing of Anonymized Data. Prosper may share aggregated and anonymized data sets including your information with third party business partners, service providers, loan purchasers, potential loan purchasers, and among Prosper affiliates. No personally identifiable information will be included in these data sets.

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

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IMPORTANT PRIVACY CHOICES

Consent to information sharing with third party Referral Partners: By accepting this privacy policy, you agree that Prosper may immediately begin sharing your information with any third party company that referred you to Prosper so that that company may use your information for their own business purposes, including to market to you. For example, if you were referred to Prosper by another company through a website link or telephone transfer, Prosper may share some of your information, such as the existence and terms of your loan, with that company. You may revoke this consent at any time by following the procedures outlined below. If you revoke consent we will not subsequently share your information with these companies except as necessary to complete the transaction you initiated.

Right to restrict information sharing with companies we own or control (affiliates): Prosper may share your information among affiliated companies whether or not those companies are covered by this policy. Federal law gives you the right to limit this sharing in certain circumstances, including where it includes information about your creditworthiness or is used for the purpose of marketing to you. If you would like to opt-out of this type of sharing, please follow the instructions below. We will begin sharing your information 30 days from the date that we first provided this notice if you have not opted-out.

In order to revoke your consent for information sharing with Referral Partners and/or opt-out of Prosper affiliate information sharing, please visit the communications preferences section of your account on www.prosper.com by clicking here (https://www.prosper.com/secure/acount/common/preferences_edit.aspx) and unchecking the box next to optional information sharing. You may also contact us at privacy@prosper.com (mailto:privacy@prosper.com).

If you would like to exercise your right to opt-out of information sharing by a company affiliated with Prosper but not covered by this policy, you must consult that company’s privacy policy for instructions on how to exercise your right to opt-out.

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

Privacy Policy | Prosper	Page 9 of 15

ADDITIONAL FACTS ABOUT YOUR PERSONAL INFORMATION

How you can change your personal information

You can access the personal information you have provided to us by logging in to the “Settings” page of your account. As a registered user, you can update your password, email, secret question, screen name, address, phone number or bank account information at any time. To change other information, contact us at support@prosper.com (mailto:support@prosper.com). We will respond to your request within a reasonable time.

We will retain your information for a minimum of seven years and as long as needed to provide you services, comply with our legal obligation, resolve disputes, conduct analysis, audits, or to enforce our agreements or as otherwise required by law.

How Prosper Secures Your Information

Prosper uses significant safeguards, including physical, technical, and operational controls to protect your personal information, both during transmission and once received. If you have any questions about the security of your information, you can contact us at privacy@prosper.com (mailto:privacy@prosper.com).

Prosper equips all servers with an Extended Validation (EV) Secure Socket Layer (SSL) certificate to ensure that when you connect to our websites you can tell that you are actually on our site and that all data entered into the websites are transmitted to us in a secure encrypted channel. Once on our system, personal information can only be read or written through defined service access points, the use of which is password-protected. Data security is achieved through technical safeguards that include a combination of firewalls, intrusion detection system, malware detection system, and data loss prevention systems. Prosper also conducts vulnerability scans of applications and systems regularly.

Access to the system is tightly controlled and limited to only those who have a need to access information. Administrative safeguards such as a security awareness program, background checks, and internal information use policy ensure that only trained and trusted staff are permitted to access personal information. Some additional features of our security program include:

https://www.prosper.com/plp/legal/privacy-policy/	6/30/2016

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Secure Data Center

We store all sensitive financial information in a state-of-the-art, highly secure data center that is audited per SSAE 16 Type II and/or SOC 2 Type II standards. Physical access to the data center is strictly controlled and we use the latest threat prevention technologies such as network and web application firewalls, VPN, antivirus, Web filtering and antispam technologies.

Session Time-Outs

We employ session time-outs to protect your account. You will be logged out of the site automatically after a specified period of inactivity. This time-out feature reduces the risk of others being able to access your account if you leave your computer unattended.

Passwords

At a minimum, we require the use of both numbers and letters in your password. We have also instituted secure steps by which you can regain access to your account should you forget your password, including the use of a security question. You should always choose a password that is difficult for others to guess and change your password frequently.

Additional Steps You Should Take to Ensure the Security of Your Information

Prosper sends important communications regarding your account via email. You should therefore take steps to secure and restrict access to your email account and change your email account password frequently. You should also be aware of fraudulent emails known as “phishing,” from companies claiming to be Prosper and requesting your login information or other account information. Prosper will never ask for your login information in an email.

When you are finished using our site, you should log out completely, then close the browser window and clear the browser’s cache files. This step is particularly important if you use a computer that is accessed by other people, such as in a public library or Internet cafe.

You may not include any identifying information in your Prosper screenname. We are not responsible for any personal information that you may choose to reveal in your screenname.

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Changes to this policy

Any updates to the privacy policy become effective when posted on the websites. If we make any material changes, we will notify you by email or by providing the revised privacy policy in your account on www.prosper.com. Your continued use of our services following the update means that you accept Prosper’s updated privacy policy.

For additional information, or if you have any questions regarding this policy or the privacy practices at Prosper, please submit your questions or comments directly to privacy@prosper.com (mailto:privacy@prosper.com).

Note: Prosper Marketplace Inc. is the parent company of Prosper Funding LLC. Prosper Funding LLC owns the Prosper platform and website (www.prosper.com (http://www.prosper.com)) and application as well as loans underlying all borrower payment dependent notes. Prosper Marketplace, Inc. operates the Prosper platform and provides administrative support to Prosper Funding LLC.

You can also send questions or comments to:

Prosper Marketplace, Inc.
Attn: Compliance Department
221 Main Street, Suite 300
San Francisco, CA 94105
855-755-1919

Effective date: February 11, 2016

Federal Privacy Notice Rev. 2/2016

FACTS

WHAT DOES PROSPER DO WITH YOUR PERSONAL INFORMATION?

Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

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What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•	Social Security Number and income
•	Account balances and transaction history
•	Credit scores and employment information

When you are no longer our customer, we continue to share your information as described in this notice

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Prosper chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Prosper share?	Can you limit this sharing?

For our everyday business purposes—	Yes	No

such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus

For our marketing purposes—	Yes	No

to offer our products and services to you

For joint marketing with other financial companies	No	We Don’t Share

For our affiliates’ everyday business purposes—	Yes	No

information about your transactions and experiences

For our affiliate’s everyday business purposes—	Yes	Yes

Information about your creditworthiness

For our affiliates to market to you	Yes	Yes

For our nonaffiliates to market to you	Yes	Yes

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To limit our sharing

You may limit our sharing of information by visiting the communications preferences section of your account on www.prosper.com (https://www.prosper.com) here (https://www.prosper.com/secure/account/common/preferences_edit.aspx) and unchecking the box next to optional information sharing. You may also contact us at privacy@prosper.com (mailto:privacy@prosper.com).

Following the instructions above will also revoke your consent provided in the above privacy policy for certain information sharing with nonaffiliated companies.

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice (except where we have received your affirmative consent to begin sharing information sooner, through our privacy policy or otherwise). When you are no longer our customer, we continue to share your information as described in this notice. However, you can contact us at any time to limit our sharing.

Questions?

Email us at privacy@prosper.com (mailto:privacy@prosper.com) or call us at 1-855-755-1919

Who we are

Who is providing this notice?

Prosper Funding LLC

Prosper Marketplace, Inc.

Prosper Healthcare Lending LLC

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What we do

How does Prosper protect my personal information?

We protect your personal information from unauthorized access and use with security measures that comply with federal law. These measures include computer safeguards and secured files and building.

How does Prosper collect my personalinformation?

We collect your personal information, for example, when you

•	Open an account or apply for a loan
•	Provide us information including your income and employment information
•	Make a payment on your loan

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•	sharing for affiliates everyday business purposes—information about your creditworthiness
•	affiliates from using your information to market to you
•	sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing

What happens when I limit sharing for an account I hold jointly with someone else?

Your choices will apply to everyone on your account

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Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies:

•	In addition to the companies listed on this notice, our affiliates include BillGuard, Inc., BillGuard Technologies Ltd., and Prosper Assets Holding LLC.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•	Nonaffiliated companies we share with include financial services companies, marketing companies, and other service providers.

Joint Marketing

A formal agreement between nonaffiliated financial companies that together market financial products or services to you.

•	Prosper doesn’t jointly market.

Other Important Information

Nevada Residents: We are providing you this notice pursuant to state law. You may be placed on our internal Do Not Call List by calling 855-755-1919. Nevada law also requires us to provide you with the following information: Bureau of Consumer Protection, Office of the Nevada Attorney General, 555 E. Washington Street, Suite 3900, Las Vegas, NV 89101; Phone: 702.486.3132; Email: BCPINFO@ag.state.nv.us.

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Terms of Use

Please carefully review these terms and conditions of use before using this site or accessing any data thereon. Any use of this website creates a binding agreement to comply with these terms and conditions. If you do not agree to these terms without limitation or exclusions, you should exit this site immediately.

USER AGREEMENT

The following are terms of a legal agreement (the “Agreement”) between you, individually and/or as an agent on behalf of an entity or another registered user (“you”) and Prosper Funding LLC (“Prosper”) that sets forth the terms and conditions for your use of this web site (the “Site”). The Site is owned and operated by Prosper. This Site is being provided to you expressly subject to this Agreement. By accessing, browsing and/or using the Site, you acknowledge that you have read, understood, and agree to be bound by the terms of this Agreement and to comply with all applicable laws and regulations. The terms and conditions of this Agreement form an essential basis of the bargain between you and Prosper.

Prosper reserves the right to amend this Agreement at any time and will notify you of any such changes by posting the revised Agreement on the Site. You should check this Agreement on the Site periodically for changes. All changes shall be effective upon posting. Your continued use of the Site after any change to this Agreement constitutes your agreement to be bound by any such changes. Prosper may terminate, suspend, change, or restrict access to all or any part of this Site without notice or liability.

LIMITATIONS OF USE

The copyright in all material on this Site, including without limitation the text, data, articles, design, source p, software, photos, images and other information (collectively the “Content”), is held by Prosper or by the original creator of the material and is protected by U.S. and International copyright laws or treaties. You agree that the Content may not be copied, reproduced, distributed, republished, displayed, posted or transmitted in any form or by any means, including, but not limited to, electronic, mechanical, photocopying, recording, or otherwise, without the express prior written consent of Prosper. You acknowledge that the Content is and shall remain the property of Prosper. You may not modify, participate in the sale or transfer of, or create derivative works based on any Content, in whole or in part. The use of the Content on any other Site, including by linking or framing, or in any networked computer environment for any purpose, is prohibited without Prosper’s prior written approval.

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All data obtained from or provided by Prosper, regardless of the method of delivery, is explicitly prohibited from publication and distribution and is subject to the Prosper Data Terms of Use. Moreover, you represent that all data provided by Prosper to a user, regardless of the method of delivery, is not used for any competing purposes and only used to permit investment using the products or services of Prosper.

You also may not, without Prosper’s express written permission, “mirror” any material contained on this Site on any other server. Any unauthorized use of any Content on this Site may violate copyright laws, trademark laws, the laws of privacy and publicity, and communications statutes and regulations.

You agree to use the Content and Site only for lawful purposes. You are prohibited from any use of the Content or Site that would constitute a violation of any applicable law, regulation, rule or ordinance of any nationality, state, or locality or of any international law or treaty, or that could give rise to any civil or criminal liability. Any unauthorized use of the Site, including but not limited to unauthorized entry into Prosper’s systems, misuse of passwords, or misuse of any information posted on the Site is strictly prohibited. Prosper makes no claims concerning whether the Content may be downloaded or is appropriate for use outside of the United States. If you access this Site from outside of the United States, you are solely responsible for ensuring compliance with the laws of your specific jurisdiction. Your eligibility for particular products or services is subject to final determination by Prosper.

Members of the Prosper community must be U.S. Residents that are 18 years of age or older. Children under the age of 18 are not eligible to participate in the offerings on this website.

CONTENT AND USE RESTRICTIONS

You agree not to post, upload, publish, display, transmit, share, store or otherwise make or attempt to make publicly available on the Site or on any other website, or in any email, blog, forum, medium or other communication of any kind, any private or personally identifiable information of any Prosper member or other third party, including, without limitation, names, addresses, phone numbers, email addresses, Social Security numbers, driver’s license numbers, or bank account or credit card numbers, whether or not such private or personally identifiable information is displayed on or ascertainable from the Site, or obtained or obtainable from sources unrelated to the Site (such as from a “Google® search” or other online research).

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You agree not to use the Site or any Content to upload, post, email, transmit or otherwise make available any unsolicited or unauthorized advertising, promotional materials, “junk mail,” “spam,” “chain letters,” “pyramid schemes,” or any other form of commercial or non-commercial solicitation or bulk communications of any kind to any Prosper member or other third party. In order to protect Prosper members from such advertising or solicitation, Prosper reserves the right to restrict the number of emails which a member may send to other members in any 24-hour period to a number which Prosper deems appropriate in our sole discretion. Directly contacting more than ten (10) Prosper members with a materially identical message within a 24-hour period is presumed to be spam and a violation of this Agreement.

You agree not to use data provided by Prosper, provided in any manner whatsoever, for any competing uses or purposes. You further agree that you have never used data, provided in any manner whatsoever, from Prosper in the past to compete with the products or services of Prosper.

TRADEMARKS

Prosper (including the Prosper logo), Prosper.com, and all related logos (collectively the “Prosper trademarks”) are trademarks or service marks of Prosper. Other company, product, and service names and logos used and displayed on this Site may be trademarks or service marks owned by Prosper or others. Nothing on this Site should be construed as granting, by implication, estoppel, or otherwise, any license or right to use any of the Prosper trademarks displayed on this Site, without our prior written permission in each instance. You may not use, copy, display, distribute, modify or reproduce any of the trademarks found on the Site unless in accordance with written authorization by us. Prosper prohibits use of any of the Prosper trademarks as part of a link to or from any site unless establishment of such a link is approved in writing by us in advance. Any questions concerning any Prosper Trademarks, or whether any mark or logo is a Prosper Trademark, should be referred to Prosper.

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LINKS TO THIRD-PARTY SITES

This site may contain links to web sites controlled, owned, and operated by third parties (the “third-party sites”). Prosper cannot control and has no responsibility for the accuracy or availability of information provided on the third-party sites. You acknowledge that use of any third-party sites is governed by the terms of use for those websites, and not by this Agreement. Links to third-party sites do not constitute an endorsement or recommendation by Prosper of such sites or the content, products, advertising or other materials presented on such sites, but are only for your convenience and you access them at your own risk. Such third-party sites may have a privacy policy different from that of Prosper and the third-party site may provide less security than this Site. Prosper is not responsible for the content of any third-party web sites, nor does Prosper make any warranties or representations, express or implied, regarding the content (or the accuracy of such content) on any third-party web sites, and Prosper shall have no liability of any nature whatsoever for any failure of products or services offered or advertised at such sites or otherwise.

CONSENT TO DOING BUSINESS ELECTRONICALLY

Whether you choose to participate on the Prosper platform as a borrower, lender or group leader, from time to time you will receive disclosures, notices, documents and information (“Communications”) from Prosper Funding LLC, WebBank, an FDIC-insured Utah-chartered Industrial Bank or our respective agents (collectively, “we” or “us”). We can only give you the benefits of our service by conducting business through the Internet, and therefore we need you to consent to our giving you Communications electronically. This section informs you of your rights when receiving Communications from us electronically.

Electronic Communications. You agree that all Communications from us, WebBank, and our respective agents relating to your use of the Prosper platform may be provided or made available to you electronically by e-mail or at our website. If you consent, you still have the right to receive a free paper copy of any Communication by contacting us in the manner described below. We may discontinue electronic provision of Disclosures at any time in our sole discretion.

Scope of Consent. Your consent to receive Communications and do business electronically, and our agreement to do so, applies to all of your interactions and transactions through the Prosper platform, whether or not you place a listing or bid, or act as a group leader.

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Hardware and Software Requirements. To access and retain the Communications electronically, you will need to use a computer with Internet Explorer 7.0 or above, Firefox 3.0 or above, or similar software, Adobe Acrobat and hardware capable of running this software. You acknowledge that you can access the electronic Communications in the designated formats described herein.

Mobile Technology. If you are accessing our site electronically through a mobile device, such as a tablet, smartphone or similar device, you must be able to print and save the transmitted Communications. You can find apps that support printing and saving for most mobile devices through your mobile device’s app store. If your mobile device does not have this functionality, you must access our website through alternate means that provide you with the ability to print and save the Communications.

Withdrawing Consent. You may withdraw your consent to receive Communications electronically by contacting us in the manner described below. If you withdraw your consent, from that time forward (1) you cannot place any further listings or bids through the Prosper platform, (2) any pending listings or bids will automatically terminate and be removed from the Prosper platform, and (3) if you are a group leader on the Prosper platform, you cannot accept new members into your group. The withdrawal of your consent will not affect the legal validity and enforceability of any pending loans obtained through the Prosper platform, or any electronic Communications provided or business transacted between us prior to the time you withdraw your consent. With respect to pending loans on which you are a borrower, lender or group leader entitled to group leader rewards, we will send you any further Communications by mail or other nonelectronic means.

Assignment. In addition, you further acknowledge that your consent to have all Communications provided or made available to you in electronic form and to do business on or through the Prosper platform is assignable to any entity that owns a (i) Promissory Note evidencing a loan you obtained through the Prosper platform; or (ii) Borrower Payment Dependent Note you purchased through the Prosper platform.

Changes in Your Contact Information. Please keep us informed of any changes in your email or mailing address so that you continue to receive all Communications without interruption. You can contact us by email at compliance@prosper.com (mailto:compliance@prosper.com) or by writing to us at Prosper Funding LLC, c/o Prosper Marketplace, Inc., 221 Main Street, Suite 300, San Francisco, CA 94105, Attn: Compliance.

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ADDITIONAL STATE LAW NOTICES FOR BORROWER MEMBERS

ARIZONA RESIDENTS

Notice: You may request that the initial disclosures prescribed in the Truth in Lending Act (15 United States p sections 1601 through 1666j) be provided in Spanish before signing any loan documents.

Aviso: Usted puede solicitar que las divulgaciones iniciales prescritas en la Ley Truth in Lending Act (15 Código de los Estados Unidos secciones 1601 hasta 1666j) sean proporcionadas en español antes de firmar cualesquiera documentos del prestamo.

Notice: Before signing any loan documents or otherwise committing to a loan, you may download and print copies of those documents from our website and keep them for your review.

CALIFORNIA RESIDENTS

Married registrants may apply for a separate account. AS REQUIRED BY LAW, YOU ARE HEREBY NOTIFIED THAT A NEGATIVE CREDIT REPORT REFLECTING ON YOUR CREDIT RECORD MAY BE SUBMITTED TO A CREDIT REPORTING AGENCY IF YOU FAIL TO FULFILL THE TERMS OF YOUR CREDIT OBLIGATIONS. BUT, WE WILL NOT SUBMIT A NEGATIVE CREDIT REPORT TO A CREDIT REPORTING AGENCY ABOUT THIS OBLIGATION UNTIL THE EXPIRATION OF ANY TIME PERIOD DESCRIBED.

IOWA RESIDENTS

NOTICE TO CONSUMER: 1. Do not sign this paper before you read it. 2. You are entitled to a copy of this paper. 3. You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.

KANSAS RESIDENTS

NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty.

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MARYLAND RESIDENTS

This loan is being made under, and shall be governed by, the provisions of Subtitle 10 of Title 12 of the Commercial Law Article of the Maryland p only to the extent that such provisions are not inconsistent with federal law (12 U.S.C. § 1831d) and related regulations and interpretations.

MASSACHUSETTS RESIDENTS

Massachusetts law prohibits discrimination based upon marital status or sexual orientation.

MISSOURI RESIDENTS

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

NORTH DAKOTA RESIDENTS

MONEY BROKERS ARE LICENSED AND REGULATED BY THE DEPARTMENT OF FINANCIAL INSTITUTIONS, 2000 SCHAFER STREET, SUITE G, BISMARCK, NORTH DAKOTA 58501-1204. THE DEPARTMENT OF FINANCIAL INSTITUTIONS HAS NOT PASSED ON THE MERITS OF THE CONTRACT AND LICENSING DOES NOT CONSTITUTE AN APPROVAL OF THE TERMS OF THE BROKER’S ABILITY TO ARRANGE ANY LOAN. COMPLAINTS REGARDING THE SERVICES OF MONEY BROKERS SHOULD BE DIRECTED TO THE DEPARTMENT OF FINANCIAL INSTITUTIONS.

OHIO RESIDENTS

Ohio laws against discrimination require that all creditors make credit equally available to all credit worthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

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TEXAS RESIDENTS

This lender is licensed and examined by the State of Texas - Office of Consumer Credit Commissioner. Call the Consumer Credit Hotline or write for credit information or assistance with credit problems. Office of Consumer Credit Commissioner, 2601 North Lamar Boulevard, Austin, Texas 78705-4207, (800) 538-1579, www.occc.state.tx.us (http://www.occc.state.tx.us).

UTAH RESIDENTS

As required by Utah law, you are hereby notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

WASHINGTON RESIDENTS

Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

WISCONSIN RESIDENTS

NOTICE TO CUSTOMER: (a) DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES. (b) YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN. (c) YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

DISCLAIMER OF WARRANTIES

None of Prosper, its parent, any of its affiliates, providers or their respective officers, directors, employees, agents, independent contractors or licensors (collectively the “Prosper Parties”) guarantees the accuracy, adequacy, timeliness, reliability, completeness, or usefulness of any of the Content and the Prosper Parties disclaim liability for errors or omissions in the Content.

This Site and all of the Content is provided “as is” and “as available,” without any warranty, either express or implied, including the implied warranties of merchantability, fitness for a particular purpose, non-infringement or title. Additionally, there are no warranties as to the results of your use of the Content. The Prosper Parties do not warrant that the Site is free of viruses or other harmful components. This does not affect those warranties which are incapable of exclusion, restriction or modification under the laws applicable to this Agreement.

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The Prosper Parties may discontinue or make changes in the Content and site at any time without prior notice to you and without any liability to you. Any dated information is published as of its date only, and the Prosper Parties do not undertake any obligation or responsibility to update or amend any such information. The Prosper Parties reserve the right to terminate any or all Site offerings or transmissions without prior notice to you. This Site could contain technical inaccuracies or typographical errors. Use of this Site is at your own risk.

LIMITATION OF LIABILITY

Under no circumstances will the Prosper Parties be liable for any damages including general, special, direct, indirect, incidental, consequential, punitive or any other damages (including, without limitation, lost profits or business interruption) of any kind whether in an action in contract or negligence arising or relating in any way to the use or inability to use by any party of the content, the Site or any third-party site to which this site is linked, or in connection with any failure of performance, error, omission, interruption, defect, delay in operation or transmission, computer virus or line or system failure, even if Prosper Parties, or representatives thereof, are advised of the possibility of such damages, losses or expenses. The Prosper Parties are not liable for any defamatory, offensive or illegal conduct of any user. Your sole remedy for dissatisfaction with this Site is to stop using the Site. If your use of materials from this Site results in the need for servicing, repair or correction of equipment or data, you assume any costs thereof. If the foregoing limitation is found to be invalid, you agree that the Prosper Parties’ total liability for all damages, losses, or causes of action of any kind or nature shall be limited to the greatest extent permitted by applicable law.

INDEMNIFICATION

You agree to indemnify and hold harmless Prosper Parties from and against any and all claims, losses, expenses, demands or liabilities, including attorneys’ fees and costs, incurred by the Prosper Parties in connection with any claim by a third party (including any intellectual property claim) arising out of (i) materials and content you submit to, post to or transmit through the Site, or (ii) your use of the Site in violation of this Agreement or in violation of any applicable law. You further agree that you will cooperate fully in the defense of any such claims. Prosper Parties reserve the right, at their own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you, and you shall not in any event settle any such claim or matter without the written consent of Prosper. You further agree to indemnify and hold harmless Prosper Parties from any claim arising from a third party’s use of information or materials of any kind that you post to the Site.

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MONITORING OF THE SITE

Prosper has no obligation to monitor the Site; however, you acknowledge and agree that Prosper has the right to monitor the Site electronically from time to time and to disclose any information as necessary or appropriate to satisfy any law, regulation or other governmental request, to operate the Site, or to protect itself or other users of the Site.

SUBMISSIONS TO THE SITE

All remarks, discussions, ideas, concepts, know-how, techniques, graphics or other submissions communicated to Prosper through this Site (collectively, “Submissions”) will be deemed and remain the property of Prosper, and Prosper is entitled to use any Submission for any purpose, without restriction or compensation to the individual who has provided the Submission. Prosper shall not be subject to any obligations of confidentiality regarding Submissions except as expressly agreed by Prosper or as otherwise required by applicable law. Nothing herein contained shall be construed as limiting Prosper’s responsibilities and obligations under its Privacy Policy.

USE OF PERSONALLY IDENTIFIABLE INFORMATION

Prosper’s practices and policies with respect to the collection and use of personally identifiable information are governed by Prosper’s Privacy Policy.

AVAILABILITY

This Site is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to applicable law or regulation. By offering this Site and Content no distribution or solicitation is made by Prosper to any person to use the Site or Content in jurisdictions where the provision of the Site and/or Content is prohibited by law.

TERMINATION

This Agreement is effective until terminated by Prosper. Prosper may terminate this Agreement at any time without notice, or suspend or terminate your access and use of the Site at any time, with or without cause, in Prosper’s absolute discretion and without notice. The following provisions of this Agreement shall survive termination of your use or access to the Site: the sections concerning Indemnification, Disclaimer of Warranties, Limitation of Liability, Waiver, Applicable Law and Dispute Resolution, and General Provisions, and any other provision that by its terms survives termination of your use or access to the Site.

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WAIVER

Failure by Prosper to enforce any of its rights under this Agreement shall not be construed as a waiver of those rights or any other rights in any way whatsoever.

APPLICABLE LAW AND DISPUTE RESOLUTION

This Agreement and all other aspects of your use of the Site shall be governed by and construed in accordance with the laws of the United States and, to the extent applicable, to the laws of the State of California, without regard to its conflict of laws rules. You agree that you will notify Prosper in writing of any claim or dispute concerning or relating to the Site and the information or services provided through it, and give Prosper a reasonable period of time to address it BEFORE bringing any legal action, either individually, as a class member or representative, or as a private attorney general, against Prosper.

OTHER AGREEMENTS

This Agreement shall be subject to any other agreements you have entered into with Prosper.

ADDITIONAL TERMS

Certain sections or pages on the Site may contain separate terms and conditions of use, which are in addition to the terms and conditions of this Agreement. In the event of a conflict, the additional terms and conditions will govern for those sections or pages.

SEVERABILITY

If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall be enforced to the fullest extent possible, and the remaining provisions of the Agreement shall remain in full force and effect.

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GENERAL PROVISIONS

This Agreement supersedes any previous Terms of Use Agreement to which you and Prosper may have been bound. This Agreement will be binding on, inure to the benefit of, and be enforceable against the parties and their respective successors and assigns. Neither the course of conduct between parties nor trade practice shall act to modify any provision of the Agreement. All rights not expressly granted herein are hereby reserved. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

COPYRIGHT COMPLAINTS

If you believe, in good faith, that any materials on the Site infringe your copyrights, notifications of claimed copyright infringement should be sent to Prosper’s designated agent. Notification should include:

•	an electronic or physical signature of the person authorized to act on behalf of the owner of the copyright interest;
•	a description of the copyrighted work that you claim has been infringed;
•	a description of where the material you claim is infringing is located on the Site;
•	a statement by you that you have a good faith belief that the disputed use is not authorized by the copyright owner, its agent or the law; and
•	a statement by you, made under penalty of perjury, that the above information in your notice is accurate and that you are the copyright owner or duly authorized to act on the copyright owner’s behalf.

You may contact Prosper’s agent for notification of claimed copyright infringement by e-mail at copyright@prosper.com (mailto:copyright@prosper.com) or by regular mail at Prosper Funding LLC, c/o Prosper Marketplace, Inc., 221 Main Street, 3rd Floor, San Francisco, California 94105, Attention: Compliance.

CONTACTING US

If you have questions regarding the Agreement or the practices of Prosper, please contact us by e-mail at compliance@prosper.com (mailto:compliance@prosper.com) or by regular mail at Prosper Funding LLC, c/o Prosper Marketplace, Inc., 221 Main Street, 3rd Floor, San Francisco, California 94105, Attention: Compliance.

Last Updated: September 3, 2015

https://www.prosper.com/plp/legal/terms-of-use/	6/30/2016

Prosper Data Terms of Use | Prosper	Page 1 of 6

Prosper Data Terms of Use

As a condition to using Prosper’s data, you must comply with the following Data Terms of Use. If you do not agree to these terms, Prosper does not grant you a license to use the data.

The following are terms of a legal agreement (the “Agreement”) between you, individually and/or as an agent on behalf of an entity or another registered member (“you”), and Prosper Funding LLC (“Prosper”, “we”, or “us”) that sets forth the terms and conditions for your use of Prosper’s data (the “Data Terms of Use”). The data, including all text, articles, models, input, output, design, source code, software, photos, images and other content or information made available, in any form or manner whatsoever, by Prosper is collectively referred to in this Agreement as the “Data.” The Data is owned by Prosper. By accessing, receiving, or obtaining the Data in any form or manner whatsoever, you acknowledge that you have read, understood, and agree to be bound by this Agreement between you and Prosper and to comply with all applicable laws and regulations. You also agree to comply with Prosper’s Data Terms of Use, as they may be amended from time to time.

Prosper reserves the right to amend the Data Terms of Use at any time and posting the revised Data Terms of Use on the Prosper website (the “Site”) shall be the minimal notice to you of such changes. You should check the Data Terms of Use periodically for changes. Unless otherwise indicated, all changes shall be effective upon posting and will supersede all previous versions. Your continued use of, receipt of, obtaining of, or access to the Data after any change to the Data Terms of Use constitutes your agreement to be bound by all provisions of the most current Data Terms of Use as posted on the Site. If you disagree with the Data Terms of Use or any changes to the Data Terms of Use, your only option is to discontinue your use of, receipt of, obtaining of, or access to the Data. Prosper may, in its sole discretion, with or without cause, terminate this Agreement at any time without prior notice or liability to you or anyone else.

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LICENSE TO USE DATA

Prosper grants you a limited, revocable, non-exclusive, non-transferable, non-assignable, non-sublicenseable license to the use of, receipt of, obtaining of, or access to the Data for any lawful use that does not compete with products and services offered by Prosper, its parent company, Prosper Marketplace, Inc., any affiliates or any subsidiaries, on the terms set forth in this Agreement. The license shall continue for as long as Prosper makes the Data useable by or accessible to you; provided, however, that the license shall terminate immediately if you violate any terms of this Agreement. Prosper may, in its sole discretion, with or without cause, modify, enhance, suspend, terminate or discontinue this license, or restrict your access to all or a portion of the data at any time without prior notice or liability to you or anyone else. The data may contain technical inaccuracies or typographical errors, and Prosper does not undertake any obligation or responsibility to update or amend the data, or to provide support for the use of, receipt of, obtaining of, or access to the Data. All Data obtained from or provided by Prosper, regardless of the method of delivery, is explicitly prohibited from publication and distribution. Moreover, you represent that all Data provided by Prosper to a user, regardless of the method of delivery, is not used for any competing purposes and only used to permit investment using the products or services of Prosper.

COMPLIANCE WITH LAW

You agree to use the Data only for lawful purposes. You are prohibited from any use of the Data that would constitute a violation of any applicable federal, state or local laws, including but not limited to, the Equal Credit Opportunity Act and other fair lending laws, Truth in Lending Act, Fair Debt Collection Practices Act, Federal Trade Commission Act, federal or state consumer privacy laws, state licensing laws, or state unfair and deceptive trade practices statutes, or in any manner that could give rise to any civil or criminal liability. In particular, any use or display any Data must be in full compliance with the federal Fair Credit Reporting Act as well as all applicable state credit reporting statutes and regulations. If you receive, obtain, or access the Data from outside of the United States, you are solely responsible for ensuring compliance with the laws of your specific jurisdiction. Children under the age of 18 are not eligible to use the Data.

GENERAL RESTRICTIONS

You agree not to (i) modify or otherwise alter the Data, (ii) use the Data to reveal or display any non-public personally identifiable information of any user of the Site, (iii) use the Data to defame, libel, threaten or harass any user of the Site, (iv) use the Data to bid on listings on behalf of other lenders without Prosper’s prior written consent, or (v) use the Data provided by Prosper, in any manner whatsoever for any competing uses or purposes. You further agree that you have never used Data from Prosper, in any manner whatsoever, in the past to compete with the products or services of Prosper.

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PROPRIETARY RIGHTS

Prosper retains all right, title and interest, including without limitation all intellectual property rights, in and to the Data. Any unauthorized use of such Data may violate copyright laws, trademark laws, the laws of privacy, and other statutes and regulations governing intellectual property. You shall agree to take such actions, including without limitation, execution of affidavits or other documents, as Prosper may reasonably request to effect, perfect or confirm any of Prosper’s rights with respect to the Data.

TRADEMARKS

The name “Prosper” (either alone or accompanied by the Prosper logo), the Prosper logo, Prosper.com, and all related logos (collectively the “Prosper marks”) are trademarks or service marks of Prosper. Other company, product, and service names and logos used and displayed in the Data may be trademarks or service marks owned by Prosper or others. The offering of the Data shall not be construed as granting, by implication, estoppel, or otherwise, any license or right to use any of the Prosper marks, without our prior written permission in each instance. You may not use, copy, display, distribute, modify or reproduce any of the trademarks found in the Data unless in accordance with written authorization by us. We prohibit use of any of the Prosper marks as part of a link to or from any website unless establishment of such a link is approved in writing by us in advance. Any questions concerning any Prosper marks, should be referred to Prosper.

ATTRIBUTION

If you use the Data in connection with any website or with any application that makes reference to Prosper and is designed for use by third parties, whether for free or for compensation, you must include the following notice in 8-point type or larger: “This website is not endorsed by, owned by or affiliated with Prosper Funding LLC.”

FEES

The Data is currently offered free of charge. Prosper reserves the right to charge fees or royalties for access to the Data in the future.

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DISCLAIMER OF WARRANTIES

You expressly understand and agree to the following disclaimers to the extent permitted by applicable law:

Your use of the Data is at your sole risk. Prosper does not warrant or guarantee the accuracy, adequacy, timeliness, reliability, completeness, or usefulness of the Data and Prosper disclaims liability for errors or omissions in the Data. The Data is provided on an “as-is” and “as available” basis, without any warranty, either express or implied. Prosper disclaims all warranties, including, but not limited to, any implied warranties of non-infringement, title, merchantability or fitness for a particular purpose, or any warranty that the site is free of viruses or other harmful components. This does not affect those warranties that are incapable of exclusion, restriction or modification under the laws applicable to this Agreement.

Any material downloaded or otherwise obtained through the Site or the Data is acquired at your own discretion and risk and you will be solely responsible for any damage to your own computer system or loss of data that results from the download of any such material.

No advice or information, whether written or oral, obtained by you from Prosper shall create any warranty not expressly stated in these Data Terms of Use.

INDEMNIFICATION

You agree to indemnify and hold harmless Prosper, its parent, any affiliates, any subsidiaries or their respective officers, directors, employees, agents, independent contractors or licensors (collectively the “Prosper Parties”) from and against any and all claims, losses, expenses, demands or liabilities, including attorneys’ fees and costs, incurred by the Prosper Parties in connection with any claim by a third party (including any intellectual property claim) arising out of (i) your use of, receipt of, obtaining of, or access to the Data, (ii) a third party’s use of such Data and make available to such third party, or (iii) your violation of this Agreement or any applicable law. You further agree that you will cooperate fully in the defense of any such claims. Prosper Parties reserve the right, at their own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by you, and you shall not in any event settle any such claim or matter without the written consent of the relevant Prosper Parties.

LIMITATION OF LIABILITY

You agree to the following limitation of liability to the extent permitted by applicable law:

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Under no circumstances shall the Prosper Parties be liable to you or any other party for any direct, indirect, special, consequential or exemplary damages, including but not limited to damages for lost profits, business interruption, goodwill or other intangible losses of any kind(even if prosper has been advised of the possibility of such damages) arising from or relating in any way to: (a) your use of, or inability to use, the Data, (b) any failure of performance, error, omission, interruption, defect, delay in operation or transmission, computer virus or line or system failure, (c) the cost of procurement of substitute goods or services, (d) unauthorized access to or alteration or your transmissions or data, or (e) any other matter relating to the Data.

AVAILABILITY

The Data is not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to applicable law or regulation. By offering the Data, no distribution or solicitation is made by Prosper to any person to use the Data in jurisdictions where prohibited by law.

RELATIONSHIP

Your use of, receipt of, obtaining of, or access to the Data does not create, and nothing contained in this Agreement will be deemed to establish, an employment, agency, franchise, joint venture or partnership relationship between you and Prosper. You have no power or authority to enter into any agreement for or on behalf of Prosper, or incur any obligation or liability of, or otherwise bind Prosper, and you agree not to attempt to do so.

WAIVER

Failure by Prosper to enforce any of its rights under this Agreement shall not be construed as a waiver of those rights or any other rights in any way whatsoever.

APPLICABLE LAW AND DISPUTE RESOLUTION

This Agreement and all other aspects of your use of, receipt of, obtaining of, or access to the Data shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws rules. You agree that you will notify Prosper in writing of any claim or dispute concerning or relating to the Data and the information or services provided through it, and give Prosper a reasonable period of time to address it before bringing any legal action, either individually or as a class member against Prosper. You agree to submit to the personal jurisdiction of the state and federal courts located in the City and County of San Francisco, California.

https://www.prosper.com/plp/legal/terms-of-use-data/	6/30/2016

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OTHER AGREEMENTS

This Agreement shall be subject to any other agreements you have entered into with Prosper; however, with regard to your use of, receipt of, obtaining of, or access to the Data, in the event of any conflict between this Agreement and any other agreement to which you and Prosper are bound, the terms of this Agreement shall control.

ADDITIONAL TERMS

Certain sections or pages on the Site may contain separate terms and conditions of use, which are in addition to the terms and conditions of this Agreement. In the event of a conflict, the additional terms and conditions will govern for those sections or pages.

SEVERABILITY

If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall be enforced to the fullest extent possible, and the remaining provisions of the Agreement shall remain in full force and effect.

GENERAL PROVISIONS

This Agreement will be binding on, inure to the benefit of, and be enforceable against the parties to this Agreement and their respective successors and assignees. Neither the course of conduct between the parties to this Agreement nor trade practice shall serve to modify any provision of this Agreement. All rights not expressly granted herein are hereby reserved. Section headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

CONTACTING US

If you have questions regarding the Agreement or the practices of Prosper, please contact us by e-mail at compliance@prosper.com or by regular mail at Prosper Funding LLC, c/o Prosper Marketplace, Inc., 221 Main Street, 3rd Floor, San Francisco, California 94105, Attention: Compliance.

Last Updated: September 3, 2015

https://www.prosper.com/plp/legal/terms-of-use-data/	6/30/2016

Exhibit E

Sample Funding Statement

Nacha:

File Control Number: 9089

•	File Name: PF_08022016_090500_9089_1.nacha
•	File Entry Hash: 7814454950
•	Total Credit Amount: $6,619,747.10
•	Total Debit Amount: $0.00
•	Total Number of Batches: 1
•	Total Number of Transfers: 523
o	Number of Prosper Fees Transfers (Before Aggregation): 0
o	Number of Borrower/Merchant Loan Payment Transfers: 523
•	Total Number of Lines in File: 530
o	Number of Record Lines: 527
o	Number of Fill Lines: 3

Summary Report:

Loan Id	Payment Id(s)	APR	Process On Date	Investment Type	Loan Group Id	Gross Funding Amount	Net
668401	[3527336]	0.15190	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
668404	[3527337]	0.31410	2016-08-02 00:00:00.0	Whole Loans - Private	5	11000.00
668407	[3527340]	0.18350	2016-08-02 00:00:00.0	Fractional	Fractional	12000.00
668410	[3527341]	0.13210	2016-08-02 00:00:00.0	Whole Loans - Public	10	8000.00
668413	[3527348]	0.24710	2016-08-02 00:00:00.0	Whole Loans - Public	3	15000.00
668416	[3527349]	0.26560	2016-08-02 00:00:00.0	Whole Loans - Public	54	20000.00
668419	[3527358]	0.32290	2016-08-02 00:00:00.0	Whole Loans - Private	5	8000.00
668422	[3527359]	0.20020	2016-08-02 00:00:00.0	Whole Loans - Private	27	15000.00
668425	[3527377]	0.13210	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
668428	[3527380]	0.18820	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
668431	[3527381]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Private	53	25000.00
668434	[3527384]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668437	[3527386]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668440	[3527387]	0.14650	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668443	[3527391]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Private	53	8500.00
668446	[3527395]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	7750.00
668449	[3527396]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Private	53	2000.00
668452	[3527400]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Private	53	19000.00
668455	[3527401]	0.20020	2016-08-02 00:00:00.0	Whole Loans - Private	53	17700.00

668458	[3527402]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	27	10000.00
668461	[3527403]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
668464	[3527404]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	14700.00
668467	[3527406]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668470	[3527410]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	6500.00
668473	[3527411]	0.31150	2016-08-02 00:00:00.0	Whole Loans - Private	5	9901.00
668476	[3527414]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Public	44	30000.00
668479	[3527417]	0.11430	2016-08-02 00:00:00.0	Fractional	Fractional	12600.00
668482	[3527425]	0.12600	2016-08-02 00:00:00.0	Fractional	Fractional	18000.00
668485	[3527426]	0.28640	2016-08-02 00:00:00.0	Fractional	Fractional	12000.00
668488	[3527430]	0.11430	2016-08-02 00:00:00.0	Fractional	Fractional	9500.00
668491	[3527431]	0.11170	2016-08-02 00:00:00.0	Fractional	Fractional	4000.00
668494	[3527432]	0.15640	2016-08-02 00:00:00.0	Fractional	Fractional	28000.00
668497	[3527436]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Public	3	7000.00
668500	[3527437]	0.17030	2016-08-02 00:00:00.0	Whole Loans - Public	3	15000.00
668503	[3527438]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Public	3	25000.00
668506	[3527439]	0.28640	2016-08-02 00:00:00.0	Whole Loans - Public	54	9000.00
668509	[3527446]	0.21590	2016-08-02 00:00:00.0	Whole Loans - Public	43	5000.00
668512	[3527450]	0.13260	2016-08-02 00:00:00.0	Fractional	Fractional	25000.00
668515	[3527452]	0.35340	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
668518	[3527458]	0.09590	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
668521	[3527462]	0.13660	2016-08-02 00:00:00.0	Fractional	Fractional	6000.00
668524	[3527463]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
668527	[3527464]	0.12600	2016-08-02 00:00:00.0	Fractional	Fractional	6000.00
668530	[3527473]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668533	[3527479]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	2000.00
668536	[3527482]	0.20860	2016-08-02 00:00:00.0	Whole Loans - Private	53	15500.00
668539	[3527484]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668542	[3527492]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668545	[3527493]	0.12720	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668548	[3527494]	0.20510	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
668551	[3527504]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668554	[3527505]	0.20020	2016-08-02 00:00:00.0	Whole Loans - Private	53	17000.00
668557	[3527510]	0.25480	2016-08-02 00:00:00.0	Whole Loans - Public	3	2000.00
668560	[3527512]	0.08190	2016-08-02 00:00:00.0	Whole Loans - Public	44	8200.00

668563	[3527515]	0.21220	2016-08-02 00:00:00.0	Whole Loans - Public	54	15000.00
668566	[3527517]	0.08500	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
668569	[3527522]	0.11890	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
668572	[3527524]	0.35130	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
668575	[3527526]	0.22900	2016-08-02 00:00:00.0	Fractional	Fractional	7000.00
668578	[3527533]	0.18350	2016-08-02 00:00:00.0	Fractional	Fractional	8000.00
668581	[3527538]	0.15500	2016-08-02 00:00:00.0	Whole Loans - Private	53	16000.00
668584	[3527545]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	53	4000.00
668587	[3527547]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668590	[3527548]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668593	[3527550]	0.23590	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668596	[3527554]	0.29860	2016-08-02 00:00:00.0	Whole Loans - Private	5	15000.00
668599	[3527556]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668602	[3527557]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668605	[3527558]	0.13860	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668608	[3527560]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
668611	[3527562]	0.10720	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668614	[3527564]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668617	[3527569]	0.13470	2016-08-02 00:00:00.0	Whole Loans - Private	53	12200.00
668620	[3527570]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
668623	[3527573]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	53	2000.00
668626	[3527576]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668629	[3527579]	0.18350	2016-08-02 00:00:00.0	Whole Loans - Private	53	6600.00
668632	[3527580]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
668635	[3527584]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668638	[3527586]	0.20510	2016-08-02 00:00:00.0	Whole Loans - Public	3	20000.00
668641	[3527588]	0.17030	2016-08-02 00:00:00.0	Whole Loans - Public	3	17000.00
668644	[3527591]	0.18350	2016-08-02 00:00:00.0	Whole Loans - Public	43	10000.00
668647	[3527600]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	17000.00
668650	[3527601]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668653	[3527603]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	19000.00
668656	[3527606]	0.18360	2016-08-02 00:00:00.0	Whole Loans - Private	53	7000.00
668659	[3527612]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	9500.00
668662	[3527614]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	17000.00
668665	[3527615]	0.19880	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00

668668	[3527617]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Private	3	3455.00
668671	[3527618]	0.27330	2016-08-02 00:00:00.0	Whole Loans - Public	44	8600.00
668674	[3527619]	0.16820	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
668677	[3527625]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668680	[3527628]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Public	3	20000.00
668683	[3527629]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Public	44	18000.00
668686	[3527630]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Public	3	35000.00
668689	[3527631]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Private	3	20000.00
668692	[3527636]	0.19880	2016-08-02 00:00:00.0	Fractional	Fractional	6500.00
668695	[3527641]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	27	12000.00
668698	[3527643]	0.20500	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668701	[3527644]	0.28360	2016-08-02 00:00:00.0	Whole Loans - Public	43	25600.00
668704	[3527647]	0.08500	2016-08-02 00:00:00.0	Fractional	Fractional	8000.00
668707	[3527648]	0.13650	2016-08-02 00:00:00.0	Whole Loans - Private	27	15000.00
668710	[3527649]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668713	[3527650]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	12600.00
668716	[3527651]	0.29660	2016-08-02 00:00:00.0	Fractional	Fractional	7000.00
668719	[3527652]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	27	2000.00
668722	[3527653]	0.14310	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668725	[3527659]	0.14650	2016-08-02 00:00:00.0	Whole Loans - Public	44	15000.00
668728	[3527665]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Public	27	20000.00
668731	[3527674]	0.14790	2016-08-02 00:00:00.0	Fractional	Fractional	13000.00
668734	[3527675]	0.17030	2016-08-02 00:00:00.0	Whole Loans - Private	53	23000.00
668737	[3527677]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	11999.00
668740	[3527678]	0.21220	2016-08-02 00:00:00.0	Whole Loans - Public	44	15000.00
668743	[3527682]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	4500.00
668746	[3527683]	0.08500	2016-08-02 00:00:00.0	Fractional	Fractional	5000.00
668749	[3527684]	0.28630	2016-08-02 00:00:00.0	Whole Loans - Public	44	2000.00
668752	[3527686]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	3	15000.00
668755	[3527688]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668758	[3527689]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Public	54	9550.00
668761	[3527690]	0.14940	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
668764	[3527692]	0.32290	2016-08-02 00:00:00.0	Whole Loans - Private	3	12000.00
668767	[3527698]	0.12600	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
668770	[3527702]	0.17510	2016-08-02 00:00:00.0	Whole Loans - Private	53	22800.00

668773	[3527704]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668776	[3527705]	0.18560	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
668779	[3527708]	0.33130	2016-08-02 00:00:00.0	Whole Loans - Private	27	6000.00
668782	[3527711]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
668785	[3527713]	0.14940	2016-08-02 00:00:00.0	Fractional	Fractional	18000.00
668788	[3527714]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
668791	[3527720]	0.19880	2016-08-02 00:00:00.0	Fractional	Fractional	4500.00
668794	[3527732]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Public	44	15000.00
668797	[3527735]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
668800	[3527736]	0.29660	2016-08-02 00:00:00.0	Whole Loans - Public	43	7000.00
668803	[3527738]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668806	[3527744]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	16000.00
668809	[3527745]	0.30530	2016-08-02 00:00:00.0	Fractional	Fractional	12000.00
668812	[3527747]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	25000.00
668815	[3527750]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668818	[3527752]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
668821	[3527754]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	25000.00
668824	[3527762]	0.31160	2016-08-02 00:00:00.0	Whole Loans - Private	5	11000.00
668827	[3527763]	0.21340	2016-08-02 00:00:00.0	Whole Loans - Private	3	6000.00
668830	[3527767]	0.08190	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668833	[3527768]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
668836	[3527769]	0.22280	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
668839	[3527771]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	3000.00
668842	[3527774]	0.13210	2016-08-02 00:00:00.0	Whole Loans - Private	27	3000.00
668845	[3527775]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668848	[3527777]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
668851	[3527779]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
668854	[3527782]	0.29660	2016-08-02 00:00:00.0	Whole Loans - Public	44	20000.00
668857	[3527783]	0.24720	2016-08-02 00:00:00.0	Whole Loans - Public	43	22800.00
668860	[3527784]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
668863	[3527788]	0.17510	2016-08-02 00:00:00.0	Fractional	Fractional	9000.00
668866	[3527794]	0.21820	2016-08-02 00:00:00.0	Whole Loans - Public	54	20000.00
668869	[3527796]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
668872	[3527797]	0.18350	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
668875	[3527802]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00

668878	[3527805]	0.24170	2016-08-02 00:00:00.0	Fractional	Fractional	12000.00
668881	[3527809]	0.14040	2016-08-02 00:00:00.0	Fractional	Fractional	7050.00
668884	[3527810]	0.28630	2016-08-02 00:00:00.0	Whole Loans - Public	3	10000.00
668887	[3527811]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	3	5500.00
668890	[3527815]	0.13660	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
668893	[3527816]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
668896	[3527819]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	25000.00
668899	[3527820]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Public	44	30000.00
668902	[3527828]	0.20300	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
668905	[3527832]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	7600.00
668908	[3527834]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
668911	[3527836]	0.20300	2016-08-02 00:00:00.0	Fractional	Fractional	3500.00
668914	[3527837]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
668917	[3527839]	0.20860	2016-08-02 00:00:00.0	Fractional	Fractional	23000.00
668920	[3527840]	0.13650	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
668923	[3527842]	0.32700	2016-08-02 00:00:00.0	Whole Loans - Private	5	15000.00
668926	[3527844]	0.14310	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
668929	[3527846]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	2000.00
668932	[3527856]	0.28360	2016-08-02 00:00:00.0	Fractional	Fractional	5500.00
668935	[3527857]	0.08190	2016-08-02 00:00:00.0	Whole Loans - Private	53	3500.00
671069	[3527342]	0.32700	2016-08-02 00:00:00.0	Whole Loans - Public	3	15000.00
671072	[3527343]	0.15630	2016-08-02 00:00:00.0	Whole Loans - Public	43	5000.00
671075	[3527344]	0.18090	2016-08-02 00:00:00.0	Whole Loans - Public	3	16000.00
671078	[3527345]	0.25480	2016-08-02 00:00:00.0	Whole Loans - Public	43	4000.00
671081	[3527346]	0.26910	2016-08-02 00:00:00.0	Whole Loans - Public	44	20000.00
671084	[3527347]	0.21340	2016-08-02 00:00:00.0	Whole Loans - Public	44	20000.00
671087	[3527350]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Public	3	15000.00
671090	[3527353]	0.23590	2016-08-02 00:00:00.0	Whole Loans - Public	3	23800.00
671093	[3527357]	0.27870	2016-08-02 00:00:00.0	Whole Loans - Private	27	5000.00
671096	[3527362]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	13000.00
671099	[3527364]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	27	11000.00
671102	[3527365]	0.19880	2016-08-02 00:00:00.0	Whole Loans - Private	27	5000.00
671105	[3527366]	0.20300	2016-08-02 00:00:00.0	Whole Loans - Private	27	12000.00
671108	[3527368]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	14000.00
671111	[3527370]	0.13660	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
671114	[3527371]	0.18560	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
671117	[3527621, n/a]	0.10100	2016-08-02 00:00:00.0	Whole Loans - Private	53	5500.00

671120	[3527372]	0.27330	2016-08-02 00:00:00.0	Whole Loans - Private	27	7000.00
671123	[3527373]	0.18980	2016-08-02 00:00:00.0	Whole Loans - Private	27	7100.00
671126	[3527374]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	13000.00
671129	[3527375]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
671132	[3527378]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	3500.00
671135	[3527379]	0.14390	2016-08-02 00:00:00.0	Whole Loans - Private	53	2000.00
671138	[3527389]	0.22540	2016-08-02 00:00:00.0	Whole Loans - Private	53	3500.00
671141	[3527392]	0.21220	2016-08-02 00:00:00.0	Whole Loans - Private	53	30000.00
671144	[3527394]	0.18820	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
671147	[3527399]	0.13470	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671150	[3527407]	0.18980	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
671153	[3527409]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671156	[3527415]	0.27340	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
671159	[3527416]	0.22280	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
671162	[3527419]	0.12040	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
671165	[3527421]	0.21220	2016-08-02 00:00:00.0	Fractional	Fractional	8000.00
671168	[3527428]	0.08500	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
671171	[3527429]	0.28360	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
671174	[3527433]	0.21820	2016-08-02 00:00:00.0	Fractional	Fractional	11400.00
671177	[3527440]	0.27870	2016-08-02 00:00:00.0	Whole Loans - Public	43	9901.00
671180	[3527441]	0.27870	2016-08-02 00:00:00.0	Whole Loans - Public	3	11000.00
671183	[3527442]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Public	44	2500.00
671186	[3527445]	0.19880	2016-08-02 00:00:00.0	Whole Loans - Public	54	8000.00
671189	[3527454]	0.35600	2016-08-02 00:00:00.0	Fractional	Fractional	2000.00
671192	[3527455]	0.11430	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
671195	[3527456]	0.17290	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
671198	[3527457]	0.21590	2016-08-02 00:00:00.0	Fractional	Fractional	28000.00
671201	[3527460]	0.35130	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
671204	[3527461]	0.25480	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
671207	[3527467]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	53	9000.00
671210	[3527468]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	16000.00
671213	[3527474]	0.08190	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
671216	[3527475]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
671219	[3527476]	0.15500	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
671222	[3527481]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00

671225	[3527485]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	7400.00
671228	[3527486]	0.17510	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671231	[3527489]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Private	53	13000.00
671234	[3527491]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	53	6700.00
671237	[3527497]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	2500.00
671240	[3527499]	0.31920	2016-08-02 00:00:00.0	Whole Loans - Private	5	2000.00
671243	[3527501]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
671246	[3527502]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671249	[3527506]	0.14310	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671252	[3527507]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671255	[3527508]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	53	13000.00
671258	[3527511]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Public	54	14300.00
671261	[3527514]	0.29660	2016-08-02 00:00:00.0	Whole Loans - Public	43	2000.00
671264	[3527516]	0.12720	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
671267	[3527518]	0.11430	2016-08-02 00:00:00.0	Fractional	Fractional	12000.00
671270	[3527521]	0.08190	2016-08-02 00:00:00.0	Fractional	Fractional	5000.00
671273	[3527523]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	5800.00
671276	[3527528]	0.11430	2016-08-02 00:00:00.0	Fractional	Fractional	6000.00
671279	[3527530]	0.16820	2016-08-02 00:00:00.0	Fractional	Fractional	35000.00
671282	[3527531]	0.35340	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
671285	[3527534]	0.25480	2016-08-02 00:00:00.0	Whole Loans - Private	5	15000.00
671288	[3527536]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671291	[3527537]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
671294	[3527539]	0.13860	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671297	[3527542]	0.22900	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
671300	[3527543]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
671303	[3527544]	0.19880	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
671306	[3527546]	0.18090	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
671309	[3527549]	0.17030	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671312	[3527551]	0.13660	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
671315	[3527552]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671318	[3527553]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	17500.00
671321	[3527555]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	7500.00
671324	[3527563]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671327	[3527567]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	4600.00

671330	[3527568]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
671333	[3527571]	0.13210	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
671336	[3527572]	0.10100	2016-08-02 00:00:00.0	Whole Loans - Private	53	7700.00
671339	[3527574]	0.13250	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
671342	[3527577]	0.05990	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
671345	[3527578]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	8600.00
671348	[3527582]	0.18560	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
671351	[3527583]	0.32700	2016-08-02 00:00:00.0	Whole Loans - Private	5	10000.00
671354	[3527585]	0.15640	2016-08-02 00:00:00.0	Fractional	Fractional	8000.00
671357	[3527587]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Public	54	15000.00
671360	[3527589]	0.20940	2016-08-02 00:00:00.0	Whole Loans - Public	3	8000.00
671363	[3527590]	0.32290	2016-08-02 00:00:00.0	Whole Loans - Public	54	15000.00
671366	[3527593]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Private	53	3200.00
671369	[3527594]	0.15500	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
671372	[3527595]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	3500.00
671375	[3527596]	0.33570	2016-08-02 00:00:00.0	Whole Loans - Private	5	5000.00
671378	[3527599]	0.20500	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671381	[3527602]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	11400.00
671384	[3527605]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671387	[3527608]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	7500.00
671390	[3527609]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
671393	[3527622]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	3	12000.00
671396	[3527623]	0.21340	2016-08-02 00:00:00.0	Whole Loans - Public	44	18000.00
671399	[3527624]	0.09190	2016-08-02 00:00:00.0	Fractional	Fractional	14000.00
671402	[3527626]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
671405	[3527627]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Public	44	35000.00
671408	[3527632]	0.14310	2016-08-02 00:00:00.0	Fractional	Fractional	17500.00
671411	[3527634]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Private	53	17700.00
671414	[3527635]	0.20300	2016-08-02 00:00:00.0	Whole Loans - Public	44	8000.00
671417	[3527637]	0.13460	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671420	[3527638]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
671423	[3527639]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	53	8400.00
671426	[3527645]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Public	44	15000.00
671429	[3527646]	0.20940	2016-08-02 00:00:00.0	Whole Loans - Public	44	10000.00
671432	[3527654]	0.13660	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00

671435	[3527656]	0.12040	2016-08-02 00:00:00.0	Fractional	Fractional	2500.00
671438	[3527657]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
671441	[3527666]	0.24720	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
671444	[3527669]	0.17030	2016-08-02 00:00:00.0	Whole Loans - Private	27	15000.00
671447	[3527670]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	24000.00
671450	[3527672]	0.12600	2016-08-02 00:00:00.0	Whole Loans - Public	44	20000.00
671453	[3527676]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	6000.00
671456	[3527679]	0.21220	2016-08-02 00:00:00.0	Whole Loans - Private	3	20000.00
671459	[3527680]	0.13660	2016-08-02 00:00:00.0	Whole Loans - Public	3	3000.00
671462	[3527687]	0.22280	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671465	[3527691]	0.21590	2016-08-02 00:00:00.0	Whole Loans - Private	3	10000.00
671468	[3527695]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Private	53	5500.00
671471	[3527707]	0.28640	2016-08-02 00:00:00.0	Whole Loans - Public	44	7500.00
671474	[3527709]	0.18560	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
671477	[3527715]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	27	15000.00
671480	[3527717]	0.17030	2016-08-02 00:00:00.0	Whole Loans - Public	3	22000.00
671483	[3527718]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Public	27	25000.00
671486	[3527722]	0.20020	2016-08-02 00:00:00.0	Whole Loans - Public	3	15000.00
671489	[3527725]	0.20510	2016-08-02 00:00:00.0	Whole Loans - Private	53	30000.00
671492	[3527734]	0.13070	2016-08-02 00:00:00.0	Whole Loans - Private	53	7000.00
671495	[3527741]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
671498	[3527742]	0.20940	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
671501	[3527748]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
671504	[3527756]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
671507	[3527758]	0.18560	2016-08-02 00:00:00.0	Whole Loans - Public	27	4000.00
671510	[3527761]	0.18820	2016-08-02 00:00:00.0	Whole Loans - Public	44	10000.00
671513	[3527766]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	9000.00
671516	[3527776]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Public	44	25000.00
671519	[3527780]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Public	44	15000.00
671522	[3527781]	0.22900	2016-08-02 00:00:00.0	Whole Loans - Public	44	23101.00
671525	[3527785]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Public	44	9300.00
671528	[3527787]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
671531	[3527790]	0.14790	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
671534	[3527791]	0.17040	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
671537	[3527792]	0.32290	2016-08-02 00:00:00.0	Whole Loans - Private	5	15000.00

671540	[3527795]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Private	3	8000.00
671543	[3527800]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Public	54	19000.00
671546	[3527801]	0.22540	2016-08-02 00:00:00.0	Fractional	Fractional	6000.00
671549	[3527803]	0.17510	2016-08-02 00:00:00.0	Whole Loans - Private	53	18000.00
671552	[3527804]	0.17510	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
671555	[3527812]	0.13250	2016-08-02 00:00:00.0	Whole Loans - Public	3	5000.00
671558	[3527813]	0.11930	2016-08-02 00:00:00.0	Whole Loans - Private	53	15500.00
671561	[3527822]	0.24170	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
671564	[3527823]	0.14310	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671567	[3527825]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671570	[3527826]	0.21590	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
671573	[3527829]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
671576	[3527835]	0.28630	2016-08-02 00:00:00.0	Fractional	Fractional	5000.00
671579	[3527845]	0.15500	2016-08-02 00:00:00.0	Whole Loans - Private	53	9000.00
671582	[3527849]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	3	6000.00
671585	[3527851]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Public	3	35000.00
671588	[3527855]	0.20940	2016-08-02 00:00:00.0	Whole Loans - Public	44	6000.00
671591	[3527858]	0.20860	2016-08-02 00:00:00.0	Whole Loans - Private	53	18400.00
673524	[3527338]	0.29660	2016-08-02 00:00:00.0	Whole Loans - Private	5	15000.00
673527	[3527339]	0.28640	2016-08-02 00:00:00.0	Fractional	Fractional	4000.00
673530	[3527351]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Public	44	12000.00
673533	[3527352]	0.23400	2016-08-02 00:00:00.0	Whole Loans - Public	39	5000.00
673536	[3527354]	0.21820	2016-08-02 00:00:00.0	Whole Loans - Public	44	3000.00
673539	[3527355]	0.16260	2016-08-02 00:00:00.0	Fractional	Fractional	3000.00
673542	[3527356]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	27	6000.00
673545	[3527360]	0.21590	2016-08-02 00:00:00.0	Whole Loans - Private	27	19900.00
673548	[3527361]	0.13210	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
673551	[3527363]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Private	27	15000.00
673554	[3527367]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673557	[3527369]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673560	[3527376]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673563	[3527382]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673566	[3527383]	0.21340	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
673569	[3527385]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Private	53	10500.00
673572	[3527388]	0.22900	2016-08-02 00:00:00.0	Whole Loans - Private	27	16000.00

673575	[3527390]	0.19880	2016-08-02 00:00:00.0	Whole Loans - Private	53	9000.00
673578	[3527393]	0.17510	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673581	[3527397]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	17000.00
673584	[3527398]	0.29860	2016-08-02 00:00:00.0	Whole Loans - Private	5	12000.00
673587	[3527405]	0.32290	2016-08-02 00:00:00.0	Whole Loans - Private	5	12000.00
673590	[3527408]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673593	[3527412]	0.20300	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673596	[3527413]	0.28640	2016-08-02 00:00:00.0	Fractional	Fractional	8000.00
673599	[3527418]	0.14390	2016-08-02 00:00:00.0	Fractional	Fractional	17000.00
673602	[3527420]	0.08970	2016-08-02 00:00:00.0	Fractional	Fractional	35000.00
673605	[3527422]	0.19880	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
673608	[3527423]	0.13070	2016-08-02 00:00:00.0	Fractional	Fractional	25000.00
673611	[3527424]	0.13070	2016-08-02 00:00:00.0	Fractional	Fractional	12000.00
673614	[3527427]	0.23410	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
673617	[3527434]	0.19880	2016-08-02 00:00:00.0	Fractional	Fractional	17000.00
673620	[3527435]	0.13460	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
673623	[3527443]	0.20860	2016-08-02 00:00:00.0	Whole Loans - Public	3	10000.00
673626	[3527444]	0.20510	2016-08-02 00:00:00.0	Whole Loans - Public	43	10500.00
673629	[3527447]	0.09590	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
673632	[3527448]	0.13460	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
673635	[3527449]	0.15970	2016-08-02 00:00:00.0	Fractional	Fractional	14000.00
673638	[3527451]	0.09190	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
673641	[3527453]	0.35130	2016-08-02 00:00:00.0	Fractional	Fractional	7401.00
673644	[3527459]	0.23410	2016-08-02 00:00:00.0	Fractional	Fractional	25000.00
673647	[3527465]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Private	53	14700.00
673650	[3527466]	0.13460	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673653	[3527469]	0.14390	2016-08-02 00:00:00.0	Whole Loans - Private	53	5500.00
673656	[3527470]	0.29230	2016-08-02 00:00:00.0	Whole Loans - Private	5	15000.00
673659	[3527471]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673662	[3527472]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	6500.00
673665	[3527477]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	53	7000.00
673668	[3527478]	0.13470	2016-08-02 00:00:00.0	Whole Loans - Private	53	16000.00
673671	[3527480]	0.20940	2016-08-02 00:00:00.0	Whole Loans - Private	53	23300.00
673674	[3527483]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673677	[3527487]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Private	53	13600.00

673680	[3527488]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673683	[3527490]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673686	[3527495]	0.13650	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673689	[3527496]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673692	[3527498]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673695	[3527500]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	53	5500.00
673698	[3527503]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673701	[3527509]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Public	54	12000.00
673704	[3527513]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Public	3	15000.00
673707	[3527519]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
673710	[3527520]	0.19620	2016-08-02 00:00:00.0	Fractional	Fractional	35000.00
673713	[3527525]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	3500.00
673716	[3527527]	0.09190	2016-08-02 00:00:00.0	Fractional	Fractional	4500.00
673719	[3527529]	0.21340	2016-08-02 00:00:00.0	Fractional	Fractional	17000.00
673722	[3527532]	0.14790	2016-08-02 00:00:00.0	Fractional	Fractional	9800.00
673725	[3527535]	0.18820	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673728	[3527540]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Private	53	7000.00
673731	[3527541]	0.14390	2016-08-02 00:00:00.0	Whole Loans - Private	53	9000.00
673734	[3527559]	0.09580	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
673737	[3527561]	0.20860	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
673740	[3527565]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673743	[3527566]	0.13860	2016-08-02 00:00:00.0	Whole Loans - Private	53	16300.00
673746	[3527575]	0.20860	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673749	[3527581]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673752	[3527592]	0.23410	2016-08-02 00:00:00.0	Whole Loans - Private	3	20000.00
673755	[3527597]	0.14390	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673758	[3527598]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	4000.00
673761	[3527604]	0.08190	2016-08-02 00:00:00.0	Whole Loans - Private	53	11500.00
673764	[3527607]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Private	53	9000.00
673767	[3527610]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673770	[3527611]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673773	[3527613]	0.12720	2016-08-02 00:00:00.0	Whole Loans - Private	53	14000.00
673776	[3527616]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	27	4500.00
673779	[3527620]	0.19410	2016-08-02 00:00:00.0	Fractional	Fractional	16700.00
673782	[3527633]	0.22180	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00

673785	[3527640]	0.11430	2016-08-02 00:00:00.0	Fractional	Fractional	18800.00
673788	[3527642]	0.14310	2016-08-02 00:00:00.0	Whole Loans - Private	53	17000.00
673791	[3527655]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673794	[3527658]	0.35600	2016-08-02 00:00:00.0	Fractional	Fractional	2000.00
673797	[3527660]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
673800	[3527661]	0.16260	2016-08-02 00:00:00.0	Whole Loans - Private	53	6250.00
673803	[3527662]	0.21220	2016-08-02 00:00:00.0	Whole Loans - Public	3	20000.00
673806	[3527663]	0.05990	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673809	[3527664]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	25000.00
673812	[3527667]	0.24720	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
673815	[3527668]	0.05990	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
673818	[3527671]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
673821	[3527673]	0.16820	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
673824	[3527681]	0.15190	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00
673827	[3527685]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Public	44	20000.00
673830	[3527693]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673833	[3527694]	0.31920	2016-08-02 00:00:00.0	Whole Loans - Public	3	12000.00
673836	[3527696]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	27	20000.00
673839	[3527697]	0.11170	2016-08-02 00:00:00.0	Whole Loans - Private	53	12000.00
673842	[3527699]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	30000.00
673845	[3527700]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	3	6000.00
673848	[3527701]	0.12040	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673851	[3527703]	0.24170	2016-08-02 00:00:00.0	Whole Loans - Public	27	20000.00
673854	[3527706]	0.20300	2016-08-02 00:00:00.0	Whole Loans - Private	53	5000.00
673857	[3527710]	0.22280	2016-08-02 00:00:00.0	Whole Loans - Public	54	15000.00
673860	[3527712]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Public	3	18000.00
673863	[3527716]	0.19410	2016-08-02 00:00:00.0	Whole Loans - Public	44	10000.00
673866	[3527719]	0.08190	2016-08-02 00:00:00.0	Whole Loans - Public	44	3200.00
673869	[3527721]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	17000.00
673872	[3527723]	0.25480	2016-08-02 00:00:00.0	Fractional	Fractional	2000.00
673875	[3527724]	0.33130	2016-08-02 00:00:00.0	Whole Loans - Public	3	6000.00
673878	[3527726]	0.13650	2016-08-02 00:00:00.0	Whole Loans - Public	10	15000.00
673881	[3527727]	0.22910	2016-08-02 00:00:00.0	Whole Loans - Private	3	4000.00
673884	[3527728]	0.16820	2016-08-02 00:00:00.0	Whole Loans - Private	53	8000.00
673887	[3527729]	0.18560	2016-08-02 00:00:00.0	Whole Loans - Private	53	14000.00

673890	[3527730]	0.09190	2016-08-02 00:00:00.0	Whole Loans - Private	53	8500.00
673893	[3527731]	0.13220	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673896	[3527733]	0.15190	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
673899	[3527737]	0.20020	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673902	[3527739]	0.20940	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
673905	[3527740]	0.35590	2016-08-02 00:00:00.0	Whole Loans - Public	3	7500.00
673908	[3527743]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673911	[3527746]	0.15640	2016-08-02 00:00:00.0	Whole Loans - Private	53	35000.00
673914	[3527749]	0.18350	2016-08-02 00:00:00.0	Fractional	Fractional	25000.00
673917	[3527751]	0.14790	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
673920	[3527753]	0.18820	2016-08-02 00:00:00.0	Whole Loans - Public	3	20000.00
673923	[3527755]	0.22900	2016-08-02 00:00:00.0	Whole Loans - Private	53	25000.00
673926	[3527757]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Public	54	35000.00
673929	[3527759]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
673932	[3527760]	0.09590	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
673935	[3527764]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	6000.00
673938	[3527765]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Public	3	30000.00
673941	[3527770]	0.21590	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00
673944	[3527772]	0.13470	2016-08-02 00:00:00.0	Fractional	Fractional	21000.00
673947	[3527773]	0.08500	2016-08-02 00:00:00.0	Whole Loans - Public	44	10000.00
673950	[3527778]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	4500.00
673953	[3527786]	0.22900	2016-08-02 00:00:00.0	Whole Loans - Private	3	7500.00
673956	[3527789]	0.22540	2016-08-02 00:00:00.0	Fractional	Fractional	8000.00
673959	[3527793]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Public	11	15000.00
673962	[3527798]	0.08970	2016-08-02 00:00:00.0	Whole Loans - Public	10	6800.00
673965	[3527799]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	22800.00
673968	[3527806]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	53	7000.00
673971	[3527807]	0.19880	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673974	[3527808]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	7500.00
673977	[3527814]	0.17510	2016-08-02 00:00:00.0	Whole Loans - Private	3	15000.00
673980	[3527817]	0.15970	2016-08-02 00:00:00.0	Whole Loans - Private	53	25000.00
673983	[3527818]	0.19620	2016-08-02 00:00:00.0	Whole Loans - Public	44	25000.00
673986	[3527821]	0.14040	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
673989	[3527824]	0.20300	2016-08-02 00:00:00.0	Whole Loans - Private	53	30000.00
673992	[3527827]	0.11280	2016-08-02 00:00:00.0	Whole Loans - Private	53	10000.00

673995	[3527830]	0.26910	2016-08-02 00:00:00.0	Fractional	Fractional	15000.00
673998	[3527831]	0.20300	2016-08-02 00:00:00.0	Fractional	Fractional	24000.00
674001	[3527833]	0.14650	2016-08-02 00:00:00.0	Fractional	Fractional	21400.00
674004	[3527838]	0.35590	2016-08-02 00:00:00.0	Fractional	Fractional	6500.00
674007	[3527841]	0.28640	2016-08-02 00:00:00.0	Fractional	Fractional	8500.00
674010	[3527843]	0.08190	2016-08-02 00:00:00.0	Fractional	Fractional	5000.00
674013	[3527847]	0.13260	2016-08-02 00:00:00.0	Whole Loans - Private	53	15000.00
674016	[3527848]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	3	5000.00
674019	[3527850]	0.11430	2016-08-02 00:00:00.0	Whole Loans - Private	53	20000.00
674022	[3527852]	0.21220	2016-08-02 00:00:00.0	Fractional	Fractional	10000.00
674025	[3527853]	0.17290	2016-08-02 00:00:00.0	Whole Loans - Private	53	3000.00
674028	[3527854]	0.25600	2016-08-02 00:00:00.0	Fractional	Fractional	20000.00

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Copyright © 2005-2016 Prosper Funding LLC. All rights reserved.

Prosper is located at 221 Main Street, Suite 300, San Francisco, CA 94105

Exhibit F

Insurance Requirements

(a)           From the date hereof and until termination of this Agreement, Company shall maintain insurance of the following kinds and amounts, or in amounts required by Applicable Laws, whichever is greater.

(i)           A blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers and employees acting in any capacity with regard to handling funds, money, or documents. The fidelity bond and errors and omissions insurance shall be in a form reasonably acceptable to Bank and shall protect and insure against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. No provision of this paragraph requiring the fidelity bond and errors and omissions insurance shall diminish or relieve Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least $1,000,000, with the exception of $500,000 minimum coverage for forgery.

(ii)          Commercial general liability insurance written on an occurrence basis against claims on account of bodily injury, death or property damage. Such insurance shall have a combined single limit of not less than $1,000,000 per occurrence and $1,000,000 annual aggregate for bodily injury, death and property damage.

(iii)         Worker’s Compensation and employers’ liability insurance affording (A) protection under the Worker’s Compensation Law containing an all states endorsement and (B) Employers’ Liability Protection subject to a limit of not less than $500,000.

(iv)         Upon reasonable request by Bank, such other insurance as may be maintained by Persons engaged in the same or similar business and similarly situated.

(b)           Insurance policies required to be maintained hereunder shall be procured from insurance companies reasonably acceptable to Bank. Liability insurance limits may be provided through any combination of primary and/or excess insurance policies. If requested by Bank, Company shall cause to be delivered to Bank annually a certified true copy of each fidelity bond and insurance policy required under this Agreement.

Exhibit G

Program Compliance Manual

[***]

Exhibit H

Approved Subcontractors

Approved Subcontractor	Service Provided

[* * *] Vendor List

Vendor	Description	Department
[* * *]	Debt Purchaser	Collections

[* * *]	Data Center/Internet Access/Cloud Hosting	Technology

[* * *]	Back Up Servicer	Business Operations

[* * *]	Debt Collection	Collections

[* * *]	Internet Access/ Network Connectivity	Technology

[* * *]	Debt Purchaser	Collections

[* * *]	Data Center	Technology

[* * *]	Debt Collection	Collections

[* * *]	Debt Collection	Collections

[* * *]	Bankruptcy & Special Handling	Collections

I     © 2016 Prosper.  All Rights Reserved. Proprietary and Confidential.

Exhibit I

Bank Secrecy Act Policy

[***]